Execution Version LEGAL\67828860\11 PURCHASE AGREEMENT BY AND AMONG GH POP HOLDINGS LLC, R.W. GARCIA HOLDINGS, LLC, UTZ QUALITY FOODS, LLC, CONDOR SNACK FOODS, LLC, HEALTHY SNACKS HOLDCO LLC, NORTH CAROLINA TORTILLA MANUFACTURING LLC, PENNSYLVANIA TORTILLA MANUFACTURING LLC AND BEST SNACKS, LLC DATED AS OF JANUARY 31, 2024

LEGAL\67828860\11 TABLE OF CONTENTS Page ARTICLE I CERTAIN DEFINITIONS ......................................................................................... 2 Section 1.1 Certain Definitions .............................................................................................. 2 ARTICLE II PURCHASE AND SALE TRANSACTIONS ........................................................ 20 Section 2.1 Purchase And Sale ............................................................................................ 20 Section 2.2 Purchase Price ................................................................................................... 20 Section 2.3 Estimated Closing Statement ............................................................................ 20 Section 2.4 Post-Closing Adjustment .................................................................................. 20 Section 2.5 Closing Transactions ......................................................................................... 22 Section 2.6 Tax Withholding ............................................................................................... 25 ARTICLE III REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES AND THE BUSINESS ................................................................................................................. 25 Section 3.1 Organization ...................................................................................................... 25 Section 3.2 Noncontravention .............................................................................................. 26 Section 3.3 Capitalization .................................................................................................... 26 Section 3.4 Financial Information And Related Matters ..................................................... 27 Section 3.5 Conduct Of Business......................................................................................... 28 Section 3.6 Real Property .................................................................................................... 30 Section 3.7 Assets ................................................................................................................ 33 Section 3.8 Tax Matters ....................................................................................................... 34 Section 3.9 Material Contracts ............................................................................................. 37 Section 3.10 Intellectual Property .......................................................................................... 38 Section 3.11 Litigation; Orders .............................................................................................. 41 Section 3.12 Brokerage .......................................................................................................... 41 Section 3.13 Employees ......................................................................................................... 41 Section 3.14 Employee Benefit Plans .................................................................................... 43 Section 3.15 Insurance ........................................................................................................... 45 Section 3.16 Compliance With Laws; Notices of Violation; Illegal Payments; Permits....... 46 Section 3.17 Environmental Matters...................................................................................... 46 Section 3.18 Customers And Vendors ................................................................................... 47 Section 3.19 Affiliate Transactions........................................................................................ 48 Section 3.20 Indebtedness ...................................................................................................... 48 Section 3.21 Product Liability; Warranties ............................................................................ 48 Section 3.22 Covid-19 Loans ................................................................................................. 49 Section 3.23 FDA and USDA Regulatory Compliance ......................................................... 49 Section 3.24 GH Restructuring .............................................................................................. 51 Section 3.25 No Other Representations And Warranties....................................................... 51 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS....................... 51 Section 4.1 Organization; Authorization ............................................................................. 51 Section 4.2 Purchased Equity .............................................................................................. 52 Section 4.3 Noncontravention .............................................................................................. 52 Section 4.4 Litigation ........................................................................................................... 52 ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES ........... 52 Section 5.1 Organization; Authorization ............................................................................. 52 Section 5.2 Brokerage .......................................................................................................... 53

ii LEGAL\67828860\11 Section 5.3 Noncontravention .............................................................................................. 53 Section 5.4 Sufficiency Of Funds ........................................................................................ 53 Section 5.5 Litigation ........................................................................................................... 53 Section 5.8 No Other Representations And Warranties....................................................... 54 ARTICLE VI INDEMNIFICATION ............................................................................................ 54 Section 6.1 Survival Of Representations And Warranties ................................................... 54 Section 6.2 General Indemnification ................................................................................... 55 Section 6.3 Indemnification Procedures .............................................................................. 58 ARTICLE VII TAX MATTERS ................................................................................................... 60 Section 7.1 Certain Tax Matters. ......................................................................................... 60 ARTICLE VIII COVENANTS ..................................................................................................... 68 Section 8.1 Press Release And Announcements .................................................................. 68 Section 8.2 Expenses ........................................................................................................... 68 Section 8.3 Further Assurance ............................................................................................. 68 Section 8.4 Restrictive Covenants ....................................................................................... 68 Section 8.5 Release .............................................................................................................. 72 Section 8.6 Consents Under Company Organizational Documents .................................... 74 Section 8.7 Commitment Regarding Indemnification; Insurance And Release .................. 74 Section 8.8 Buyer Guarantor................................................................................................ 75 Section 8.9 Payment of Retention Bonuses ......................................................................... 76 Section 8.10 Employment Matters ......................................................................................... 76 Section 8.11 Post-Closing Access To Books And Records ................................................... 78 Section 8.12 Employee Matters ............................................................................................. 78 Section 8.13 Affiliate Arrangements ..................................................................................... 80 Section 8.14 Grand Rapids Pellet Frying Equipment ............................................................ 80 Section 8.16 Conduct Of Business Prior To The Closing ..................................................... 81 Section 8.17 No Solicitation Of Other Bids........................................................................... 81 Section 8.18 Consents ............................................................................................................ 82 Section 8.19 RWI Insurance .................................................................................................. 83 Section 8.20 License .............................................................................................................. 83 ARTICLE IX CONDITIONS TO CLOSING ............................................................................... 83 Section 9.1 Conditions To Obligations Of All Parties ......................................................... 83 Section 9.2 Conditions To Obligations Of The Buyers ....................................................... 83 Section 9.3 Conditions to Obligations of the Sellers ........................................................... 84 Section 9.4 Waiver of Closing Conditions .......................................................................... 85 ARTICLE X .................................................................................................................................. 85 TERMINATION ........................................................................................................................... 85 Section 10.1 Termination ....................................................................................................... 85 Section 10.2 Effect of Termination ........................................................................................ 86 ARTICLE XI MISCELLANEOUS .............................................................................................. 86 Section 11.1 Amendment And Waiver. ................................................................................. 86 Section 11.2 Notices .............................................................................................................. 86 Section 11.3 Assignment ....................................................................................................... 87 Section 11.4 Severability ....................................................................................................... 87 Section 11.5 Interpretation ..................................................................................................... 88 Section 11.6 Entire Agreement; Disclosure Letter ................................................................ 88

iii LEGAL\67828860\11 Section 11.7 Counterparts; Electronic Delivery .................................................................... 89 Section 11.8 Governing Law ................................................................................................. 89 Section 11.9 Waiver Of Jury Trial ......................................................................................... 89 Section 11.10 Specific Performance .................................................................................... 89 Section 11.11 Arbitration ..................................................................................................... 89 Section 11.12 No Third-Party Beneficiaries ........................................................................ 91

iv LEGAL\67828860\11 Exhibits Exhibit A Form of Retention Bonus Agreement Exhibit B Form of Escrow Agreement Exhibit C Form of Transition Services Agreement Exhibit D Form of Direct Store Delivery (DSD) Agreement Exhibit E RWI Insurance Binder Exhibit F Form of Bill of Sale Exhibit G Form of Assignment and Assumption Agreement Exhibit H Legal Description of Keystone Real Estate Exhibit I Legal Description of Lincolnton Real Estate Exhibit J Form of Keystone Deed Exhibit K Form of Lincolnton Deed Exhibit L Form of Seller Co-Manufacturing Agreement Exhibit M Form of Buyer Co-Manufacturing Agreement Exhibit N Form of Domain Name Assignment

LEGAL\67828860\11 PURCHASE AGREEMENT This Purchase Agreement (this “Agreement”) is entered into as of January 31, 2024, by and among (i) GH Pop Holdings LLC, a Pennsylvania limited liability company (“GH Seller”), (ii) R.W. Garcia Holdings, LLC, a Delaware limited liability company (“RW Seller”), (iii) Utz Quality Foods, LLC, a Delaware limited liability company (“UQF”); (iv) Condor Snack Foods, LLC (f/k/a Condor Corporation), a Delaware limited liability company (the “PA Real Estate Seller,” and together with UQF, the “Real Estate Sellers,” and the Real Estate Sellers together with the GH Seller and the RW Seller, each a “Seller” and collectively the “Sellers”), (v) Healthy Snacks Holdco LLC, a Delaware limited liability company (the “Equity Buyer”); (vi) North Carolina Tortilla Manufacturing LLC, a Delaware limited liability company (the “NC Real Estate Buyer,”); (vii) Pennsylvania Tortilla Manufacturing LLC, a Delaware limited liability company (the “PA Real Estate Buyer,” and together with the NC Real Estate Buyer, the “Real Estate Buyers,” and the Real Estate Buyers together with the Equity Buyer, each a “Buyer” and collectively the “Buyers”) and (viii) Best Snacks, LLC, a Delaware limited liability company (the “Buyer Guarantor,” and together with the Buyers, the “Buyer Parties”). Each of the Sellers and the Buyer Parties is also referred to herein as a “Party” and collectively as the “Parties.” RECITALS WHEREAS, (i) the RW Seller owns all of the issued and outstanding equity interests of R. W. Garcia Co., Inc., a Nevada corporation (“RW Company”) and (ii) the GH Seller owns all of the issued and outstanding equity interests of Good Health Natural Products, LLC, a Delaware limited liability company (“GH Company,” and together with RW Company, the “Companies,” and each is a “Company” (such equity interests in the RW Company, the “RW Purchased Equity,” and in the GH Company, the “GH Purchased Equity,” and together with the RW Purchased Equity, the “Purchased Equity”); WHEREAS, immediately prior to the Closing, pursuant to and upon completion of the GH Restructuring, the RW Seller will own the GH Purchased Equity; WHEREAS, (i) the PA Real Estate Seller owns the production plant and related real estate at 124 W. Airport Road, 142 W. Airport Road and Falcon Lane Lot 5 B-A, Manheim Township, Lancaster County, Pennsylvania (and more particularly described in Exhibit H attached hereto (together with all buildings, fixtures, structures and improvements situated thereon and all easements, rights-of-way, and other rights and privileges appurtenant thereto, the “Keystone Real Estate”) and (ii) UQF owns the production plant and related real estate located at 3181 Progress Drive, Lincolnton Township, Lincoln County, North Carolina (and more particularly described in Exhibit I attached hereto (together with all buildings, fixtures, structures and improvements situated thereon and all easements, rights-of-way, and other rights and privileges appurtenant thereto, the “Lincolnton Real Estate” and together with the Keystone Real Estate, the “Real Estate”); WHEREAS, each of UQF and the PA Real Estate Seller own the equipment and related assets contained in the Keystone Real Estate (the “Keystone Equipment,” and together with the Keystone Real Estate, the “Keystone Plant”);

2 LEGAL\67828860\11 WHEREAS, the RW Company owns the equipment and assets contained in the Lincolnton Real Estate (the “Lincolnton Equipment,” and together with the Lincolnton Real Estate, the “Lincolnton Plant” and together with the Keystone Plant, the “Plants” and each the “Plant”); WHEREAS, UQF owns the Grand Rapids Pellet Frying Equipment; and WHEREAS, on the terms and subject to the conditions set forth herein, (i) the Equity Buyer desires to purchase from the RW Seller, and the RW Seller desires to sell, transfer and assign unto the Equity Buyer the Purchased Equity, (ii) the NC Real Estate Buyer desires to purchase from UQF, and UQF desires to sell, transfer and assign unto the NC Real Estate Buyer the Lincolnton Real Estate, (iii) the PA Real Estate Buyer desires to purchase from the PA Real Estate Seller, and the PA Real Estate Seller desires to sell, transfer and assign unto the PA Real Estate Buyer the Keystone Real Estate, (iv) the PA Real Estate Buyer desires to purchase from the PA Real Estate Seller and UQF, and the PA Real Estate Seller and UQF desire to sell, transfer and assign unto the PA Real Estate Buyer the Keystone Equipment, together with the accounts receivable and inventory included in Working Capital (subject to the assumption by the PA Real Estate Buyer of the Liabilities included in Working Capital), and (v) the PA Real Estate Buyer desires to purchase from UQF, and UQF desires to sell, transfer and assign unto the PA Real Estate Buyer the Grand Rapids Pellet Frying Equipment, each in exchange for the consideration set forth herein. AGREEMENT NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the Parties hereby agree as follows: ARTICLE I CERTAIN DEFINITIONS Section 1.1 Certain Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth below. “Accounting Arbitrator” has the meaning set forth in Section 2.4(b). “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. “Affiliated Group” means a group of Persons that elects to, is required to or otherwise files a Tax Return or pays a Tax as an affiliated group, consolidated group, combined group, unitary group or other group recognized by applicable Laws relating to Taxes. “Agreement” has the meaning set forth in the introductory paragraph. “Applicable Accounting Principles” means determined in accordance with GAAP on a basis consistent with the accounting methods, principles, policies, practices and procedures applied in preparing the Brands Combined Abbreviated Income Statement.

3 LEGAL\67828860\11 “Arbitration Information” has the meaning set forth in Section 11.11(b). “Asset Taxes” means any ad valorem, property and similar Taxes based upon or measured by the ownership or operation of the Plants (excluding, for the avoidance of doubt, any income, franchise and similar Taxes and Transfer Taxes). “Assignment and Assumption Agreement” means that certain assignment and assumption agreement between UQF and the PA Real Estate Buyer, in the form (other than the completion of the date thereof) attached hereto as Exhibit G. “Bill of Sale” means that certain bill of sale by the Real Estate Sellers in favor of the PA Real Estate Buyer, in the form (other than the completion of the date thereof) attached hereto as Exhibit F. “Brands Combined Abbreviated Income Statement” has the meaning set forth in Section 3.4(a). “Business” means the business of manufacturing, marketing, distributing and selling the Products and the Private Label Products. “Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Wilmington, Delaware. “Buyer” has the meaning set forth in the introductory paragraph. “Buyer Co-Manufacturing Agreement” has the meaning set forth in Section 2.5(b)(xviii). “Buyers Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization; Authorization), Section 5.2 (Brokerage), Section 5.3(a) (Noncontravention), Section 5.4 (Sufficiency of Funds), Section 5.6 (Purchase for Investment), and Section 8.8(b) (Buyer Guarantor). “Buyer Group” means each Buyer, and its respective direct and indirect subsidiaries (including, following the Closing, each respective Company). “Buyer Guarantor” has the meaning set forth in the introductory paragraph. “Buyer Indemnified Parties” means the Buyer Group, its Affiliates and the direct and indirect equityholders, managers, members, officers, directors, employees, agents, representatives, successors and assigns thereof. “Buyer Indemnity Escrow Amount” means Two Million Dollars ($2,000,000). “Buyer Parties” has the meaning set forth in the introductory paragraph. “Buyer Prepared Return” has the meaning set forth in Section 7.1(b). “Buyer’s Benefit Programs” has the meaning set forth in Section 8.12(a).

4 LEGAL\67828860\11 “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020. “Cash” means as of the Measurement Time (a) all cash and cash equivalents (including marketable securities) held by any Company, less (b) issued but uncleared checks, ACH transactions, other wire transfers and negative balances or bank overdrafts of any Company, plus (c) checks, ACH transactions, other wire transfers, cash-in-transit and drafts which have been received by any Company but not yet deposited or cleared, in each case, calculated in accordance with the Applicable Accounting Principles, but excluding Restricted Cash of any Company. “Closing” has the meaning set forth in Section 2.5(a). “Closing Date” has the meaning set forth in Section 2.5(a). “Closing Item” has the meaning set forth in Section 2.4(a). “Closing Statement” has the meaning set forth in Section 2.4(a). “COBRA” has the meaning set forth in Section 3.14(b). “COBRA Participants” has the meaning set forth in Section 8.10(c). “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the introductory paragraph. “Company Confidential Information” has the meaning set forth in Section 8.4(a)(ii). “Company Employee Benefit Plan” means each Employee Benefit Plan that is maintained or sponsored by each Company. “Company Entity” means the Companies and the Sellers (exclusively with respect to the Business). “Company Owned Intellectual Property” means (a) all Intellectual Property owned by a Company and (b) all Intellectual Property owned by a Seller that is used exclusively in connection with the Business as currently conducted, including, in the case of clauses (a) and (b), the items listed in Section 1.1(i) of the Disclosure Letter and Section 3.10(b) of the Disclosure Letter. “Company IT Assets” means all Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches, and all other information technology equipment, and all associated documentation, in each case, that is (a) owned by a Company or contained on a device that constitutes a fixed asset set forth on Section 3.7(d) of the Disclosure Letter or (b) owned by a Seller that is used exclusively in connection with the Business as currently conducted, including, in the case of clauses (a) and (b), the items listed in Section 1.1(ii) of the Disclosure Letter. “Consolidated Returns” means any and all Tax Returns of the Seller Group.

5 LEGAL\67828860\11 “Continuing Employees” has the meaning set forth in Section 8.10(a). “Contract” means any agreement, binding purchase order, lease, license, contract or other legally binding commitment of any nature, whether written or oral. “Covered Persons” has the meaning set forth in Section 8.7(b). “COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease or COVID-19. “COVID-19 Loan” has the meaning set forth in Section 3.22. “COVID-19 Loan Amount” has the meaning set forth in Section 3.22. “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law or Order by any Governmental Entity in response to COVID-19. “D&O Tail Policy” has the meaning set forth in Section 8.7(a). “Deductible” has the meaning set forth in Section 6.2(c). “Designated Counsel” has the meaning set forth in Section 11.14(a). “Direct Claim” has the meaning set forth in Section 6.3(b). “Direct Store Delivery (DSD) Agreement” means that certain Good Health Distribution Rights Agreement between GH Company and UQF, in the form (other than the completion of the date thereof) attached hereto as Exhibit D. “Disclosing Party” has the meaning set forth in Section 11.11(c). “Dispute” means any claim or other controversy, dispute, whether based on contract, tort, statute or any other legal or equitable theory, arising out of or relating to this Agreement. “Domain Name Assignment” means that certain domain name assignment of the domain names that constitute Company Owned Intellectual Property between UQF and the Equity Buyer, in the form (other than the completion of the date thereof) attached hereto as Exhibit N. “Employee Benefit Plan” means an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), and any material employment, consulting, individual independent contractor, retirement, option, equity or equity-based, phantom equity, profit sharing, bonus, commission, incentive, severance, separation, change in control, retention, deferred compensation, fringe benefit, vacation, paid time off, sick leave, holiday, medical, dental, life, disability, or other welfare and each other benefit or compensation plan, program, policy, practice, commitment, agreement, arrangement, or Contract (each of which, whether qualified or unqualified, written or unwritten).

6 LEGAL\67828860\11 “Environmental Laws” means all Laws concerning or regulating pollution or protection of the environment or worker health and safety, including with respect to Releases of Hazardous Materials or otherwise relating to the manufacture, processing, marketing, sale, labeling, registration, notification, packaging, import, distribution, use, presence, generation, treatment, storage, disposal, transport, handling of, or exposure to Hazardous Materials. “Environmental Permits” means all Permits required by Environmental Laws to operate the Business. “Equipment” means the Keystone Equipment and the Grand Rapids Pellet Frying Equipment. “Equity Buyer” has the meaning set forth in the introductory paragraph. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any Person that, together with either Company, is or was (at any relevant time) treated as a single employer under Section 414 of the Code. “Escrow Agent” means City National Bank. “Escrow Agreement” means an escrow agreement among the Equity Buyer, UQF and the Escrow Agent, in the form (other than the completion of the date thereof) attached hereto as Exhibit B. “Estimated Cash” has the meaning set forth in Section 2.3. “Estimated Closing Statement” has the meaning set forth in Section 2.3. “Estimated Indebtedness” has the meaning set forth in Section 2.3. “Estimated Transaction Expenses” has the meaning set forth in Section 2.3. “Estimated Transaction Payments” has the meaning set forth in Section 2.3. “Estimated Working Capital” has the meaning set forth in Section 2.3. “Excess Amount” has the meaning set forth in Section 2.4(c). “FDA” means the United States Food and Drug Administration. “Final Cash” has the meaning set forth in Section 2.4(a). “Final Closing Cash Purchase Price” means an aggregate amount equal to (a) One Hundred Sixty-Seven Million Five Hundred Thousand Dollars ($167,500,000), plus (b) Final Cash, plus (c)(x) the amount, if any, that Final Working Capital is greater than Working Capital Target or minus (y) the amount, if any, that Final Working Capital is less than Working Capital Target,

7 LEGAL\67828860\11 minus (d) Final Indebtedness, minus (e) Final Transaction Expenses, minus (f) Final Transaction Payments. “Final Indebtedness” has the meaning set forth in Section 2.4(a). “Final Transaction Expenses” has the meaning set forth in Section 2.4(a). “Final Transaction Payments” has the meaning set forth in Section 2.4(a). “Final Working Capital” has the meaning set forth in Section 2.4(a). “Financial Information” has the meaning set forth in Section 3.4(a). “Flow-Thru Entity” means (a) (i) any entity, plan or arrangement that is treated for income Tax purposes as a partnership, (ii) a “specified foreign corporation” within the meaning of Section 965 of the Code or (iii) a “passive foreign investment corporation” within the meaning of Section 1297 of the Code, or (b) any entity with respect to which a holder of a (direct or indirect) equity interest in the entity is subject to Tax under the Code (or other applicable Laws relating to Taxes) by reference to earnings, income, assets, or activities of the entity. “Fraud” means, with respect to any Person, a misrepresentation or omission by such Party with respect to the making of a specific representation or warranty in Article III (Representations and Warranties Concerning the Companies and the Business), Article IV (Representations and Warranties of the Sellers), Article V (Representations and Warranties of the Buyer Parties), or Section 8.8 with the actual (as opposed to imputed or constructive) knowledge that such representation and warranty was false when made and which was made with the specific intention to induce the Party or Parties to whom such representation and warranty was made to take action or refrain from taking action and upon which such Party or Parties to whom such representation and warranty was made have relied to its detriment (excluding, for the avoidance of doubt, any theory of fraud premised upon recklessness or gross negligence). “Funds Flow” has the meaning set forth in Section 2.5(c). “GAAP” means United States generally accepted accounting principles. “General Cap” has the meaning set forth in Section 6.2(c). “GH Company” has the meaning set forth in the recitals. “GH Purchased Equity” has the meaning set forth in the recitals. “GH Restructuring” means the restructuring described in Section 1.1(iii) of the Disclosure Letter. “GH Seller” has the meaning set forth in the introductory paragraph. “Governing Documents” means, when used with respect to an entity, the documents governing the formation, operation and governance of such entity, including (a) in the instance of

8 LEGAL\67828860\11 a corporation, the articles or certificate of incorporation and bylaws, and (b) in the instance of a limited liability company, the certificate of formation or organization and the limited liability company agreement or operating agreement, in each case, with all amendments, modifications or supplements thereto. “Governmental Entity” means any government, governmental agency, department, bureau, office, commission, authority, or instrumentality, court of competent jurisdiction, or self-regulatory organization, in each case whether foreign, federal, state, or local. “Grand Rapids Pellet Frying Equipment” means the equipment set forth in Section 1.1(iv) of the Disclosure Letter. “Hazardous Materials” means any substance, waste, or material that is regulated by or may give rise to Liability pursuant to Environmental Laws, including petroleum or petroleum derived products, byproducts or derivatives thereof, asbestos in any form, polychlorinated biphenyls and per- and polyfluoroalkyl substances. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Indebtedness” means, without duplication, the aggregate dollar amount of: (a) all indebtedness of any Company for borrowed money, including all fees and interest accrued thereon; (b) all Liabilities of any Company evidenced by a note, bond, debenture or other debt security, including all interest accrued thereon; (c) all lease obligations of any Company that under GAAP are required to be capitalized and not incurred in the Ordinary Course of Business; (d) all guarantees, pledges or similar assurances by any Company to pay another Person’s debt or to perform another Person’s obligation in the case of default; (e) all Liabilities of any Company secured by a Lien on any assets of any Company, except for Permitted Liens; (f) all Liabilities of any Company in respect of the deferred purchase price for any asset, business, property or services; (g) all Liabilities (other than under any Transaction Document) owed by any Company to any Seller or any of their respective Affiliates; (h) any unfunded Liabilities attributable to any Company, under any pension, retirement scheme, gratuity or end-of-service scheme, or deferred compensation plan or agreement (other than the Retention Bonuses), and to the extent applicable, the employer portion of any employment or payroll Taxes attributable thereto; (i) all unpaid severance and retention obligations of any Company (other than the Retention Bonuses) (including the employer portion of any employment or payroll Taxes attributable thereto); (j) all obligations of any Company for unpaid bonuses and commissions (whether or not accrued); (k) all accrued and unpaid Taxes of any Company for any Pre-Closing Tax Period (including, for the avoidance of doubt, any applicable nonresident withholding Tax obligations in respect of any of any Company’s direct or indirect partners), regardless of when due and payable, and which amount shall not include any offsets or reductions with respect to Tax refunds or overpayments of Tax (calculated on a jurisdiction by jurisdiction basis (with the amount for each jurisdiction never being less than Zero Dollars ($0)); (l) any payroll and other employment Taxes deferred by any Company pursuant to Section 2302 of the CARES Act; and (m) any prepayment, breakage, make-whole or similar penalties or charges payable in connection with the discharge of any Indebtedness at Closing; provided however, Indebtedness shall not include any Indebtedness for Borrowed Money for which Payoff Letters are delivered at Closing. Notwithstanding the foregoing, Indebtedness

9 LEGAL\67828860\11 shall not include any amount included in Estimated or Final Working Capital or as an Estimated or Final Transaction Expense or Estimated or Final Transaction Payment so that the calculation of Indebtedness does not double count any such amount. “Indebtedness for Borrowed Money” means, in aggregate, the Indebtedness of each Company described in clauses (a) and (b) of the definition of Indebtedness, any guarantees, pledges or similar assurances by such Company of such Indebtedness and any Liabilities of such Company secured by a Lien on any assets of such Company arising out of such Indebtedness. “Indemnified Taxes” means any of the following Taxes: (a) all Taxes of the Sellers, the Seller Group or GH Pop Holdings LLC (or any direct or indirect partners thereof or, in the case such entity is disregarded for income Tax purposes, its regarded Tax owner); (b) all Taxes of or attributable to any Company or the Plants for any Pre-Closing Tax Period; (c) all Taxes that any Company (including pursuant to Treasury Regulation Section 1.1502-6 or any similar state, local or non-U.S. Law) as a result of being a member of (or leaving) an Affiliated Group on or before the Closing Date; (d) all Taxes of any Person imposed on any Company or the Real Estate Sellers (or any direct or indirect partners thereof or, in the case such entity is disregarded for income Tax purposes, its regarded Tax owner) as a result of their ownership of the Plants or with respect to the Plants, in each case, as a transferee or successor, by Contract or pursuant to any Law, which Taxes relate to an event or transaction occurring before the Closing; (e) all Taxes imposed on any Company for a Pre-Closing Tax Period as a result of any loss, reduction, disallowance or unavailability (in whole or in part) of (i) any Tax refund (whether as cash or a credit or offset against Taxes otherwise payable) that was received by any Company, RW Seller or the Seller Group on or before the Closing Date, or was included in the computation of Final Closing Cash Purchase Price or (ii) an employee retention credit under Section 3134 of the Code with respect to any Company for any Pre-Closing Tax Period; (f) all Taxes of any Company relating to events, transactions or payments made prior to the Closing Date that are deferred under a COVID-19 Measure; (g) the employer’s share of payroll and employment Taxes due in connection with payments made in connection with the transactions contemplated by this Agreement, whether deferred or not pursuant to a COVID-19 Measure; (h) any Transfer Taxes which are the responsibility of the Sellers pursuant to Section 7.1(k), and (i) any Taxes arising from or with respect to the GH Restructuring. Notwithstanding anything in this Agreement to the contrary, Indemnified Taxes shall exclude any (A) Taxes to the extent included in the determination of Estimated or Final Working Capital, Estimated or Final Indebtedness or Estimated or Final Transaction Expenses, or Estimated or Final Transaction Payments, in each case, as finally determined, (B) any Taxes resulting from any transactions or actions on the Closing Date after the Closing outside the Ordinary Course of Business, and (C) any Transfer Taxes which are the responsibility of the Buyers pursuant to Section 7.1(k). “Initial Closing Cash Purchase Price” means an aggregate amount equal to (a) One Hundred Sixty-Seven Million Five Hundred Thousand Dollars ($167,500,000), plus (b) Estimated Cash, plus (c)(x) the amount, if any, that Estimated Working Capital is greater than the Working Capital Target or minus (y) the amount, if any, that Estimated Working Capital is less than the Working Capital Target, minus (d) Estimated Indebtedness, minus (e) Estimated Transaction Expenses, minus (f) Estimated Transaction Payments.

10 LEGAL\67828860\11 “Insider” means (a) an officer, director, manager, equityholder, employee or Affiliate of either Company, (b) an Affiliate of any of the Persons named in (a), or (c) or any natural person related by marriage or adoption to any Person named in (a) or (b). “Intellectual Property” means any and all of the following: (a) patents, industrial designs, and utility models and applications for any of the foregoing, including all provisionals, divisionals, continuations, continuations-in-part, requests for continuing examination, reissues, reexaminations, renewals and extensions of any of the foregoing and all rights to claim priority of any of the foregoing; (b) trademarks and service marks, certification marks, trade names, trade dress, logos, slogans, tag lines, fictitious business names, uniform resource locators, internet domain names, social media accounts and handles, and all other source or business identifiers or designators of origin (whether registered or unregistered), registrations and applications, for registration of, and renewals and extensions of, any of the foregoing, and all foreign counterparts, and all common law rights in and goodwill associated with any of the foregoing (collectively, “Trademarks”); (c) works of authorship, websites, copyrights, mask work rights, database rights, and design rights (all whether registered or unregistered); registrations and applications for registration of, and all renewals and extensions of, any of the foregoing and all moral rights associated with any of the foregoing; (d) all economic rights of authors and inventors, however denominated; (e) computer software, artificial intelligence technologies (including machine learning technologies and deep learning technologies and all proprietary algorithms, software or systems that make use of or employ neural networks, statistical learning algorithms, or reinforcement learning, and proprietary embodied artificial intelligence and related hardware or equipment), algorithms, models, firmware, databases, data collections and related documentation and materials, including source code, object code, code repositories, development tools, application programming interfaces, user interfaces, architecture, files, manuals, programmers’ notes, derivative works, foreign language versions, fixes, upgrades, updates, enhancements, current and prior versions and releases, and all media and other tangible property necessary for the delivery or transfer of any of the foregoing (collectively, “Software”); (f) trade secrets and other proprietary information and data, including inventions (whether or not patentable or reduced to practice), invention disclosures, ideas, developments, improvements, know-how, designs, drawings, algorithms, source code, methods, processes, techniques, formulae, recipes, research and development, business plans, manufacturing processes, production processes and specifications; (g) any rights recognized under applicable Law that are equivalent or similar to any of the foregoing; and (h) all rights to sue and collect damages for past, present and future infringement of and other violations of any of the foregoing. “In-Scope Employee” has the meaning set forth in Section 8.10(a). “IRS” has the meaning set forth in Section 3.14(a). “JAMS” has the meaning set forth in Section 11.11. “JAMS Rules” has the meaning set forth in Section 11.11. “Keystone Equipment” has the meaning set forth in the recitals. “Keystone Plant” has the meaning set forth in the recitals.

11 LEGAL\67828860\11 “Keystone Real Estate” has the meaning set forth in the recitals. “Knowledge” as used in the phrase “to the Company’s Knowledge” or phrases of similar import means the actual knowledge of those individuals set forth in Section 1.1(v) of the Disclosure Letter, together with all facts of which any such Person should be aware after due inquiry of such individual’s direct reports that would reasonably be expected to have knowledge of the particular fact or matter in question. “Las Vegas Plant” means the plant leased by the RW Company at 4780 North Lamb Boulevard, Las Vegas, Nevada. “Law” means all statutes, laws (including common law), rules, regulations, court Orders, treaties or ordinances enacted, promulgated, imposed or enforced by the United States, any foreign country or any domestic or foreign state, province, county, city or other political subdivision of any Governmental Entity. “Leased Real Property” has the meaning set forth in Section 3.6(a). “Liability” means any debt, liability, or obligation of any type or nature, and whether accrued or unaccrued, known or unknown, absolute, contingent, liquidated or unliquidated, or otherwise. “Licensed Intellectual Property” means all Intellectual Property held by a third party and (a) licensed or sublicensed by such third party to a Company or (b) licensed or sublicensed by such third party to a Seller and used by either Company exclusively in connection with the Business as currently conducted. “Lien” means any of the following to the extent they are not Permitted Liens: any security interest, pledge, license, mortgage, deed of trust, option, warrant, purchase right, right of first refusal, right of first offer, conditional sale and title retention agreement, lien, encumbrance or other similar restriction on real or personal property. “Lincolnton Equipment” has the meaning set forth in the recitals. “Lincolnton Plant” has the meaning set forth in the recitals. “Lincolnton Real Estate” has the meaning set forth in the recitals. “Lookback Date” means (a) the date that is three (3) years prior to the date hereof when used in any Qualified Loss Representation; provided, that with respect to this clause (a) to the extent any such representation or warranty applies to the RW Company such period shall be limited to the period from December 6, 2021 solely with respect to the RW Company and (b) the date that is five (5) years prior to the date hereof for all other representations and warranties. “Loss” means any loss, Liability, damage, judgment, fine, penalty, Tax, expense, including the reasonable fees, costs and expenses of attorneys, accountants, consultants, investigators, experts and other professionals, and any other amounts paid in respect of the investigation, defense, assertion or settlement of any claim under this Agreement (including, for the avoidance of doubt,

12 LEGAL\67828860\11 any Tax Proceeding); provided that Losses shall not include damages that are punitive, special, or exemplary (except, in each case, to the extent any such damages are included in any Third-Party Claim). “Malicious Code” means any (a) back door, time bomb, drop-dead device, or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than the user of the program; (b) virus, Trojan horse, worm, or other Software routine or hardware component designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware, or data; and (c) similar programs. “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to be, individually or in the aggregate with all other events, occurrences, facts, conditions or changes, materially adverse to (a) the business, results of operations, financial condition or assets of the Companies and the Business taken as a whole, or (b) the ability of Sellers to consummate the transactions contemplated by this Agreement on a timely basis; provided, however, that with respect to clause (a) “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic, business, regulatory or political conditions or changes; (ii) conditions generally affecting the industries in which the Companies or the Business operates; (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), military action, armed hostilities or terrorism (including cyber terrorism, cyber attacks or hacking), or the escalation or worsening thereof, (v) any changes in applicable Laws or accounting rules, including GAAP after the date of this Agreement; (vi) any action a Party is required to take after the date hereof by the terms of this Agreement; (vii) effects of weather, meteorological events, natural disasters (including hurricanes, tornadoes, floods, earthquakes, fires and weather-related events), epidemics or pandemics (including COVID-19), or other acts of God; (viii) the taking of any action approved or consented to by Equity Buyer in writing after the date of this Agreement; (ix) any failure to meet any internal or published projections, forecasts, revenue, earnings or financial performance predictions (provided, that the exception set forth in this clause (ix) shall not prevent or otherwise affect any determination that the underlying reasons for any such failure constitutes or contributed to a Material Adverse Effect); or (x) any breach by any Buyer of this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) and (vii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Companies and the Business taken as a whole compared to other participants in the industries in which the Companies or the Business operates (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred). “Material Contract” has the meaning set forth in Section 3.9(b). “Material Customers” has the meaning set forth in Section 3.18. “Material Vendors” has the meaning set forth in Section 3.18. “Measurement Time” means 12:01 am, eastern time, on the Closing Date

13 LEGAL\67828860\11 “NC Real Estate Buyer” has the meaning set forth in the introductory paragraph. “NDA” means that certain mutual nondisclosure agreement dated September 25, 2023 between Buyer Guarantor and UQF. “Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination, charge, ruling or award of any Governmental Entity or arbitrator. “Ordinary Course of Business” means the ordinary course of business of the Companies, consistent with past practices, including with regard to nature, frequency and magnitude. “Ordinary Course Tax Sharing Agreement” means any Contract entered into in the Ordinary Course of Business that is not primarily related to Taxes but which includes a Tax Sharing Agreement (such as paying real estate Taxes in leases or grossing up for withholding Taxes in a credit agreement). “Owned Software” means all Software that is Company Owned Intellectual Property. “Outside Date” has the meaning set forth in Section 10.1(c). “PA Real Estate Buyer” has the meaning set forth in the introductory paragraph. “PA Real Estate Seller” has the meaning set forth in the introductory paragraph. “Party” has the meaning set forth in the introductory paragraph. “Payoff Letters” has the meaning set forth in Section 2.5(b)(ii). “Pending Claims” has the meaning set forth in Section 6.1. “Permits” means all material licenses, permits, certificates, authorizations, approvals, registrations and similar privileges or rights granted by any Governmental Entity. “Permitted Lien” means (i) Liens for Taxes or other governmental charges (x) not yet due and payable or (y) the amount or validity of which is being contested in good faith by appropriate proceedings by the applicable Company and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics, carriers, workers, repairers and similar statutory Liens arising or incurred in the Ordinary Course of Business for amounts that are not delinquent and that are not, individually or in the aggregate, material to either Company; (iii) non-exclusive licenses of Intellectual Property granted by any Company or any Seller in the Ordinary Course of Business; (iv) matters that are recorded where the affected asset is located other than matters of record securing a loan or mechanics’ and materialmen’s liens in excess of $20,000 in the aggregate, in each case, created by a Seller or a Company, (v) zoning, municipal planning, building codes or other applicable Laws regulating the use, development or occupancy of real property, including building and use restrictions and covenants, (vi) Liens, easements and rights-of-way that do not materially restrict the use or operation of the property of the Company or the Plants, taken as a whole, or the ability of the Company and the Sellers to conduct the Business (as currently operated, used or conducted), and (vii) those Liens set forth in Section 1.1(vi) of the Disclosure Letter.

14 LEGAL\67828860\11 “Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity, arbitrator or Governmental Entity. “Personal Information” means, to the extent regulated by applicable Privacy Laws or the PCI DSS and Processed by any Company in connection with its relevant Business, any data that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household or any other data that constitutes “personal information” or “personal data” under applicable Privacy Laws or the PCI DSS. “Plant” has the meaning set forth in the recitals. “Pre-Closing Tax Period” means any taxable period of any Company that ends on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date. “Privacy and Security Requirements” means, to the extent applicable to any Company in connection with its relevant Business, (a) any Laws regulating the Processing of Protected Data (“Privacy Laws”); (b) the Payment Card Industry Data Security Standard issued by the PCI Security Standards Council, as it may be amended from time to time (“PCI DSS”); and (c) all public-facing policies and procedures of any Company relating to the PCI DSS and/or the Processing of Protected Data, including without limitation all website and mobile application privacy policies of any Company relating to the PCI DSS and/or the Processing of Protected Data. “Privacy Laws” has the meaning set forth in the definition of “Privacy and Security Requirements.” “Private Label Product” means each snack food product manufactured and sold by the RW Company to a third party retailer under a brand of such third party retailer. “Proceeding” means any complaint, demand, action, claim, counterclaim, suit, charge, notice of violation, grievance, mediation, arbitration, audit, hearing, litigation or other proceeding of any nature (whether civil, criminal, administrative, judicial or investigative, whether public or private) commenced, brought, conducted or heard by or before any Governmental Entity or arbitrator. “Process,” “Processed” and “Processing” means the creation, collection, use (including, without limitation, for the purposes of sending telephone calls, text messages and emails), storage, maintenance, recording, distribution, transfer, transmission, receipt, import, export, protection, access, disposal or disclosure regarding data (whether electronically or in any other form or medium). “Product” means each snack food product sold by any Company or any Seller under a brand for which any Company owns a registered trademark.

15 LEGAL\67828860\11 “Protected Data” means (i) Personal Information and (ii) any data Processed by any Company with respect to the Business and for which such Company is required by Law to implement privacy or security protections. “Publicly Available Software” means (i) any Software that is distributed as free software or open source software (for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, any Creative Commons “ShareAlike” license, or the Apache Software License), or pursuant to open source, copyleft, or similar licensing and distribution models; and (ii) any Software that requires as a condition of use, modification and/or distribution of such software that such Software or other Software incorporated into, linked to, derived from or distributed with such Software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works or (C) be redistributable at no or minimal charge. “Purchase Price Allocation Schedule” has the meaning set forth in Section 7.1(o). “Purchased Equity” has the meaning set forth in the recitals. “Qualified Indemnity Matter” means any matter set forth on Section 1.1(vii) of the Disclosure Letter which is a Pending Claim on the twelve month anniversary of the Closing Date. “Qualified Loss Representations” has the meaning set forth in the definition of “Qualified Losses.” “Qualified Losses” means (a) any Loss a Buyer Indemnified Party suffers, sustains or becomes subject to, and which is a Pending Claim on the twelfth month anniversary of the Closing Date, as a result of, arising from or by virtue of, (i) any breach of a Sellers Fundamental Representation, (ii) any breach of the following general representations: Section 3.6, Section 3.7(b), Section 3.11(a), and Section 3.16(a) (the representations and warranties in this clause (a)(ii) shall be referred to as the “Qualified Loss Representations”), or (iii) any Qualified Indemnity Matter; or (b) any amount to which a Buyer or Company, as applicable, is entitled for a breach by UQF of the Transition Services Agreement, the Seller Co-Manufacturing Agreement, the Buyer Co-Manufacturing Agreement or the Direct Store Delivery (DSD) Agreement, pursuant to the terms of the applicable agreement, and which is a Pending Claim on the twelfth month anniversary of the Closing Date. “Real Estate” has the meaning set forth in the recitals. “Real Estate Buyer” has the meaning set forth in the introductory paragraph. “Real Estate Sellers” has the meaning set forth in the introductory paragraph. “Real Property Leases” has the meaning set forth in Section 3.6(a). “Registered Intellectual Property” means all of the Company Owned Intellectual Property that is the subject of an application, certificate, filing or registration issued by, filed with, or recorded by the United States Patent and Trademark Office or any similar foreign Governmental Entity or registrar.

16 LEGAL\67828860\11 “Release” means any actual release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or escape or migration into or through the environment or within any building, structure, facility or fixture. “Restricted Cash” means Cash of any Company that is required to collateralize any Liability, to be escrowed or subject to any legal or contractual restriction on the ability to freely transfer or use such Cash, but excluding any such restriction that arises under any Indebtedness for Borrowed Money for which Payoff Letters are delivered at Closing. “Restricted Period” has the meaning set forth in Section 8.4(b). “Retention Bonus Agreements” means those certain retention bonus agreements by and between each Company and each Person listed on Section 2.5(b)(viii) of the Disclosure Letter, in the form (other than the completion of the date thereof, the name of such Person and the amount of the Retention Bonus) attached hereto as Exhibit A. “Retention Bonus Amount” has the meaning set forth in Section 8.9. “Retention Bonuses” means those bonuses payable to Continuing Employees who remain employed by a Company or a Buyer on the first anniversary of the Closing Date and who are entitled to a bonus pursuant to a Retention Bonus Agreement with such Continuing Employee. “RSU Acceleration” has the meaning set forth in Section 8.10(d). “RW Company” has the meaning set forth in the recitals. “RW Seller” has the meaning set forth in the introductory paragraph. “RWI Insurance Binder” means the binder agreement for the RWI Policy including the form of RWI Policy, in the form attached hereto as Exhibit E, delivered by the Buyers to the Sellers on the date hereof. “RWI Policy” means the “buyer’s” representations and warranties insurance policy issued by the RWI Provider to Buyer Guarantor. “RWI Provider” means Great American Insurance Group. “RW Purchased Equity” has the meaning set forth in the recitals. “Security Breach” means any (i) security breach or breach of Protected Data as defined under applicable Privacy Laws or the PCI DSS, or (ii) other unauthorized access, acquisition, use, disclosure, modification, deletion, or destruction of Protected Data, including any phishing incident or ransomware attack affecting Protected Data, in each case, which required notice to any third Person. “Seller Co-Manufacturing Agreement” has the meaning set forth in Section 2.5(b)(xvii).

17 LEGAL\67828860\11 “Seller Employee Benefit Plan” means each Employee Benefit Plan that is maintained, sponsored, contributed to (or required to be contributed to) by any Seller or Sellers’ respective Affiliates (other than the Companies), on behalf of any In-Scope Employee and/or under or with respect to which any Company has or may have any current or contingent liability or obligation. “Seller Group” means the (a) Affiliated Group of which a Seller or any Affiliate thereof is the common parent, and (b) with respect to each state, local or foreign jurisdiction in which a Seller or its parent files a consolidated combined or unitary Tax Return, and, in each case, in which a Company is or is required to be included, the group with respect to which such Tax Return is filed. “Seller Indemnified Parties” means each Seller and its respective direct and indirect parents and subsidiaries (other than the Companies), its respective Affiliates and the direct and indirect equityholders, managers, members, officers, directors, employees, agents, representatives, successors and assigns thereof. “Seller Indemnity Escrow Amount” means Five Millon Dollars ($5,000,000). “Seller Prepared Returns” has the meaning set forth in Section 7.1(a)(ii). “Seller Qualified Loss Cap” has the meaning set forth in Section 6.2(c). “Sellers” has the meaning set forth in the introductory paragraph. “Sellers Confidential Information” has the meaning set forth in Section 8.4(a)(iv). “Sellers Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) (Organization), Section 3.2(a) (Noncontravention), Section 3.3(a) (Capitalization), Section 3.12 (Brokerage), Section 4.1 (Organization; Authorization), and Section 4.3(a) (Noncontravention). “Shortfall Amount” has the meaning set forth in Section 2.4(d). “Software” has the meaning set forth in the definition of “Intellectual Property.” “Straddle Period” means any taxable period that includes (but does not end on) the Closing Date. “Tax” means (a) all taxes imposed by any Governmental Entity, however denominated, including any interest, or penalties imposed with respect thereto, criminal sanctions or additions to tax (including any underpayment penalties for insufficient estimated tax payments) or other additional amounts that are payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), and whether disputed or not, which taxes shall include, without limiting the generality of the foregoing, all net or gross income taxes, net or gross proceeds taxes, capital gains taxes, capital stock taxes, user taxes, leasing taxes, lease taxes, payroll and employment taxes, withholding taxes (including withholding taxes in connection with amounts paid or owing to any employee, individual independent contractor, creditor, equity holder or other Person), unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, escheat and unclaimed property taxes, excise taxes, franchise taxes, net or gross receipts taxes,

18 LEGAL\67828860\11 occupation taxes, real and personal (tangible and intangible) property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall or excess profits taxes, estimated taxes, duties (custom and others), workers’ compensation taxes, disability taxes, registration taxes, alternative or add-on minimum taxes, natural resources taxes, ad valorem taxes, gaming taxes, capital taxes, goods and services taxes, fuel taxes, interest equalization taxes, recording taxes, turnover taxes and other taxes of any kind; (b) any liability for the payment of any items described in clause (a) above as a result of being (or ceasing to be) a member of an Affiliated Group (or being included (or being required to be included)) in any Tax Return related to such Affiliated Group (including any liability pursuant to Treasury Regulations Section 1.1502-6); and (c) any liability for the payment of any amounts directly or as a result of any express or implied legal obligation to indemnify any other Person, or any successor or transferee liability, joint and/or several liability, by any Tax Sharing Agreement, Contract, in connection with the filing (or amendment) of a Tax Return, and whether imposed, assessed, as a result of an assessment or adjustment by any Governmental Entity or otherwise, in each case, in respect of any items described in clause (a) or (b) above. “Tax Proceeding” has the meaning set forth in Section 7.1(h). “Tax Representations” means the representations and warranties set forth in Section 3.8 and, to the extent related to Taxes, Section 3.5(vii), Section 3.13, Section 3.14, and Section 3.22. “Tax Returns” means returns, declarations, reports, claims for refund, information returns, estimates or other documents (including any related or supporting schedules, statements or information, and including any amendments thereof) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any Person or the administration of any Laws, regulations or administrative requirements relating to any Taxes. “Tax Sharing Agreement” means any agreement including any provision pursuant to which any Company is obligated to indemnify any Person for, or otherwise pay, any Tax of another Person, or share any Tax benefit with another Person. “Third-Party Claim” has the meaning set forth in Section 6.3(a). “Title Company” means (a) with respect to the Keystone Real Estate, Realty Settlement Services, Inc., and (b) with respect to the Lincolnton Real Estate, First American Title Insurance Company (underwritten by Tryon Title Agency, LLC). “Trademarks” has the meaning set forth in the definition of “Intellectual Property.” “Transaction Document” means this Agreement and each other agreement and certificate required to be executed pursuant to this Agreement. “Transaction Expenses” means the fees, costs and expenses (including the fees, costs and expenses of legal counsel, investment bankers, brokers and other advisors) incurred by or on behalf of any Seller, or, prior to the Closing, either Company in connection with or related to the sales process, the negotiation of this Agreement and the other Transaction Documents, the performance

19 LEGAL\67828860\11 of each such Party’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, in each case whenever due and payable. “Transaction Payments” means the aggregate amount of any change-in-control, success, transaction, retention, severance or other similar bonuses, phantom equity, or amounts directly or indirectly payable to any Continuing Employee by, or Liabilities of, any Company, arising from or that otherwise will be triggered by the transactions contemplated by this Agreement (including the employer portion of any employment or payroll Taxes attributable thereto) but excluding in any event any Retention Bonuses or any such payments payable as a result of employment terminations effected after Closing, or pursuant to any arrangement made by a Company or at the direction of any Buyer after Closing with respect to any Continuing Employee, or any arrangement made by any Buyer on or after the Closing with respect to any Continuing Employee. “Transfer Date” has the meaning set forth in Section 8.10(a). “Transfer Taxes” has the meaning set forth in Section 7.1(k). “Transition Services Agreement” means that certain transition services agreement by and among the Parties, in the form (other than the completion of the date thereof) attached hereto as Exhibit C. “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation Section shall be interpreted to include any final or temporary revision of or successor to that Section regardless of how numbered or classified. “UQF” has the meaning set forth in the introductory paragraph. “USDA” means the United States Department of Agriculture. “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar foreign, state or local Law, as amended. “Working Capital” means (i) accounts receivable of the RW Company, allocated accounts receivable of the GH Company, tolling accounts receivable of the Plants and the Las Vegas Plant plus (ii) raw materials and maintenance parts inventory of the RW Company, raw materials and maintenance parts inventory at the Keystone Plant, finished goods inventory of the RW Company branded Products and Private Label Products owned by UQF or the RW Company and finished goods inventory of the GH Company branded Products owned by UQF, plus (iii) security deposits of any Company, minus (iv) accounts payable of the RW Company and the Keystone Plant, minus (v) accrued expenses of the RW Company and the Keystone Plant , in each case, determined as of the Measurement Time in accordance with the Applicable Accounting Principles. For the avoidance of doubt, Working Capital shall exclude Cash, Restricted Cash and any Tax assets (whether current or deferred)) of any Company, and shall exclude Indebtedness, Transaction Expenses, Transaction Payments and any Tax Liabilities (whether current or deferred), as well as any Tax refunds with respect to any Pre-Closing Tax Period of any Company. An illustrative

20 LEGAL\67828860\11 calculation of Working Capital as of December 31, 2023 is set forth on Section 1.1(viii) of the Disclosure Letter. “Working Capital Target” means $7,000,000. ARTICLE II PURCHASE AND SALE TRANSACTIONS Section 2.1 Purchase And Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing, (a) RW Seller shall sell, transfer, convey, assign and deliver to the Equity Buyer, and the Equity Buyer shall purchase from the RW Seller, all of the Purchased Equity, (b) the PA Real Estate Buyer shall purchase from the PA Real Estate Seller, the Keystone Real Estate, (c) the NC Real Estate Buyer shall purchase from UQF, the Lincolnton Real Estate, (d) the PA Real Estate Buyer shall purchase from the PA Real Estate Seller and UQF, the Keystone Equipment together with the accounts receivable and inventory included in Working Capital (subject to the assumption by the PA Real Estate Buyer of the Liabilities included in Working Capital), and (e) the PA Real Estate Buyer shall purchase from UQF the Grand Rapids Pellet Frying Equipment. Section 2.2 Purchase Price. The aggregate consideration (to be delivered at the Closing in the manner described in Section 2.5(c) and adjusted as provided in Section 2.4 for the Purchased Equity, the Real Estate and the Equipment to be purchased by the Buyers hereunder shall be an aggregate amount equal to the Final Closing Cash Purchase Price. Such aggregate consideration shall be allocated among the Sellers with respect to the Purchased Equity, the Real Estate and the Equipment as set forth in Section 2.2 of the Disclosure Letter. Section 2.3 Estimated Closing Statement. At least three (3) Business Days prior to the Closing Date, UQF has prepared and delivered to Buyers a statement (the “Estimated Closing Statement”) setting forth for each Company UQF’s good-faith estimate of: (i) Cash (“Estimated Cash”), (ii) Working Capital (“Estimated Working Capital”), (iii) the aggregate amount of Indebtedness as of immediately prior to the Closing (“Estimated Indebtedness”), (iv) the aggregate amount of Transaction Expenses (“Estimated Transaction Expenses”), (v) the aggregate amount of Transaction Payments (“Estimated Transaction Payments”) and (vi) the resulting calculation of the Initial Closing Cash Purchase Price. Section 2.4 Post-Closing Adjustment. (a) Within ninety (90) calendar days after the Closing Date, the Equity Buyer will deliver to UQF a statement (the “Closing Statement”) setting forth the Equity Buyer’s good -faith calculation of the following items for each Company (each a “Closing Item”): (i) Cash (as finally determined pursuant to this Section 2.4, “Final Cash”); (ii) Working Capital; provided, that the Parties agree and acknowledge that the following components of Working Capital and Final Working Capital will not change from that set forth in the Estimated Working Capital: accounts receivable of the GH Company, accounts receivable related to tolling with UQF, accounts receivable of the RW Company and accrued liabilities with UQF or any of its Affiliates, including trade and medical expenses (as finally determined pursuant to this Section 2.4, “Final Working Capital”); (iii) the aggregate amount of Indebtedness of the Companies as of immediately prior to the Closing

21 LEGAL\67828860\11 (as finally determined pursuant to this Section 2.4, “Final Indebtedness”); (iv) the aggregate amount of Transaction Expenses (as finally determined pursuant to this Section 2.4, “Final Transaction Expenses”); (v) the aggregate amount of Transaction Payments (as finally determined pursuant to this Section 2.4, “Final Transaction Payments”); and (vi) the resulting calculation of the Final Closing Cash Purchase Price. (b) UQF shall have forty-five (45) calendar days to dispute in writing any Closing Item, after which time any undisputed Closing Items shall be final, conclusive and binding on the Parties. If UQF timely disputes any Closing Item, the Equity Buyer and UQF shall, for a period of twenty (20) calendar days thereafter, use commercially reasonable and good-faith efforts to attempt to resolve their differences in respect thereof; provided that, at any time after such twenty (20)-day period, either the Equity Buyer or UQF may elect to have Marcum LLP (so long as no Party has had any material business relationship with Marcum LLP in the prior year) or another accounting firm, to be mutually agreed upon by the Equity Buyer and UQF (the “Accounting Arbitrator”), resolve any Closing Items that remain in dispute, acting as an arbitrator and not as an expert. The Accounting Arbitrator’s function shall be to review only those specific Closing Items that remain in dispute and to resolve the dispute with respect to such specific Closing Items solely in accordance with the terms of this Agreement. The Accounting Arbitrator shall determine, based solely on presentations by the Equity Buyer and UQF and their respective representatives, and not by independent review, only those issues in dispute and shall render a written report as to the Accounting Arbitrator’s determination on the dispute. In resolving any disputed item, the Accounting Arbitrator (i) shall be bound by the provisions of this Agreement, and (ii) shall not assign a value to any item greater than the greatest value for such item claimed by Equity Buyer to the Accounting Arbitrator (which cannot be greater than the value for such items in the Closing Statement) or claimed by UQF to the Accounting Arbitrator (which cannot be greater than the value for such item in any dispute notice) or less than the smallest value for such item claimed by the Equity Buyer to the Accounting Arbitrator (which cannot be less than the smallest value for such item in the Closing Statement) or claimed by UQF to the Accounting Arbitrator (which cannot be less than the smallest value for such item in any dispute notice). The Accounting Arbitrator may not award the Parties in the aggregate more than the amount in dispute. The Accounting Arbitrator shall be requested with respect to all disputed Closing Items submitted to it to render its written decision within forty-five (45) calendar days after appointment or as soon as practicable thereafter, and shall send copies of such written decision to the Equity Buyer and UQF. The Accounting Arbitrator’s determination shall be final, conclusive and binding on the Parties, absent manifest error or fraud. The fees, expenses and costs of the Accounting Arbitrator shall be borne by the Buyers, on the one hand, and UQF, on the other hand, in the same proportion as the aggregate amount of the Closing Items in dispute that are successfully disputed by each (as determined by the Accounting Arbitrator) bears to the total amount of the Closing Items in dispute that were submitted to the Accounting Arbitrator. For example, if (x) the total amount of the Closing Items in dispute submitted to the Accounting Arbitrator in accordance with the terms of this Section 2.4 is One Thousand Dollars ($1,000), (y) the aggregate amount of the Closing Items in dispute resolved by the Accounting Arbitrator in favor of UQF is Six Hundred Dollars ($600) and (z) the total amount of fees expenses and costs of the Accounting Arbitrator in connection with such dispute is One Hundred Dollars ($100), then the Buyers shall bear Sixty Dollars ($60) of such amount and UQF shall bear Forty Dollars ($40) of such amount.

22 LEGAL\67828860\11 (c) If the Final Closing Cash Purchase Price, as finally determined pursuant to this Section 2.4, exceeds the Initial Closing Cash Purchase Price (such excess amount, if any, the “Excess Amount”), then the Equity Buyer and UQF covenant and agree to issue joint written instructions to the Escrow Agent to release to UQF an amount equal to the Excess Amount from the Buyer Indemnity Escrow Amount account. If the Excess Amount exceeds the Buyer Indemnity Escrow Amount, then the Buyer Parties shall be responsible for paying that portion of the Excess Amount in excess of the Buyer Indemnity Escrow Amount in the form of a wire transfer in immediately available funds to UQF in an aggregate amount equal to such excess and shall pay such amount to UQF within five (5) calendar days after the Final Closing Cash Purchase Price is finally determined pursuant to this Section 2.4. (d) If the Final Closing Cash Purchase Price, as finally determined pursuant to this Section 2.4, is less than the Initial Closing Cash Purchase Price (such shortfall amount, if any, the “Shortfall Amount”), then the Equity Buyer and UQF covenant and agree to issue joint written instructions to the Escrow Agent to release to the Equity Buyer the Shortfall Amount from the Seller Indemnity Escrow Amount account. If the Shortfall Amount exceeds the Seller Indemnity Escrow Amount, then the Sellers shall be responsible for paying any amount of the Shortfall Amount in excess of the Seller Indemnity Escrow Amount in the form of a wire transfer in immediately available funds to the Equity Buyer in an aggregate amount equal to such excess and shall pay such amount to the Equity Buyer within five (5) calendar days after the Final Closing Cash Purchase Price is finally determined pursuant to this Section 2.4. Section 2.5 Closing Transactions. (a) Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by fax, pdf or other electronic exchanges of the signature pages and other deliveries at the Closing (the “Closing Date”), which shall occur on the later of (a) the third Business Day after the conditions set forth in Article IX that are required to be satisfied prior to Closing have been satisfied or waived, and (b) such other date and time which the Equity Buyer and UQF agree in writing, in each case subject to the rights of the Parties under Article X; provided that the Parties intend to consummate the Closing on February 5, 2024 if the conditions set forth in Article IX that are required to be satisfied prior to Closing have been satisfied or waived as of such date. (b) Sellers Closing Deliveries. At the Closing, the Sellers shall deliver, or cause to be delivered, as applicable, to the Buyers: (i) (A) the original certificate representing the RW Purchased Equity held by the RW Seller and (B) equity transfer powers transferring the Purchased Equity to the Equity Buyer, duly executed by the applicable Seller; (ii) customary payoff letters and Lien release documentation with respect to Lien releases and termination of obligations of each Company under Indebtedness for Borrowed Money of such Company or which is secured by the Real Estate or the Equipment, from the holders of such Indebtedness for Borrowed Money, in form and substance reasonably satisfactory to the Equity Buyer, evidencing the release and termination (or with respect to any payoff letter, the promise to release and terminate upon receipt of payment of a sum certain) of all security interests in the Purchased Equity, the

23 LEGAL\67828860\11 assets of each Company, the Real Estate and the Equipment, in each case, effective as of the Closing (“Payoff Letters”); (iii) a certificate of the Secretary of each Company certifying that attached thereto are correct and complete copies of the Governing Documents of each Company; (iv) written resolutions duly adopted by each Seller’s applicable governing body approving the execution, delivery and performance of this Agreement, the other Transaction Documents to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby; (v) for each Company, a certificate of good standing (or the equivalent thereof) issued by the applicable Governmental Entity in the applicable jurisdiction of formation; (vi) resignations of the directors, managers and officers of each Company; (vii) a properly completed and executed IRS Form W-9 from the regarded Tax owner of each Seller certifying or otherwise establishing that (A) such regarded Tax owner is not subject to U.S. backup withholding and (B) such Tax regarded owner is not a “foreign person” as defined in Section 1445 of the Code; (viii) the Retention Bonus Agreements, duly executed by each Person set forth in Section 2.5(b)(viii) of the Disclosure Letter; (ix) the Bill of Sale, duly executed by the Real Estate Sellers; (x) the Assignment and Assumption Agreement, duly executed by UQF; (xi) the Escrow Agreement, duly executed by UQF; (xii) the Transition Services Agreement, duly executed by UQF; (xiii) the Direct Store Delivery (DSD) Agreement, duly executed by UQF; (xiv) a special warranty deed for the Keystone Real Estate, in the form (other than the completion of the date thereof) attached hereto as Exhibit J, duly executed by the PA Real Estate Seller; (xv) a special warranty deed for the Lincolnton Real Estate, in the form (other than the completion of the date thereof) attached hereto as Exhibit K, duly executed by UQF; (xvi) such customary affidavits or other documents as may be reasonably required by the Title Company issuing the owner’s policy of title insurance to Real Estate Buyers with respect to the Lincolnton Real Estate and the Keystone Real Estate, each duly executed by the PA Real Estate Seller or UQF, as applicable; and

24 LEGAL\67828860\11 (xvii) the Seller Co-Manufacturing Agreement pursuant to which UQF will manufacture certain products, in the form (other than the completion of the date thereof) attached hereto as Exhibit L (the “Seller Co-Manufacturing Agreement”), duly executed by UQF; (xviii) the Buyer Co-Manufacturing Agreement pursuant to which the RW Company and the PA Real Estate Buyer will manufacture certain products, in the form (other than the completion of the date thereof) attached hereto as Exhibit M (the “Buyer Co-Manufacturing Agreement”), duly executed by UQF; and (xix) the Domain Name Assignment, duly executed by UQF. (c) Buyers Closing Deliveries. At the Closing, the Buyers shall pay or deliver or cause to be paid or delivered, as applicable: (i) to the Sellers, an aggregate amount equal to (x) the Initial Closing Cash Purchase Price minus (y) the Seller Indemnity Escrow Amount; (ii) to the applicable payees set forth on the Estimated Closing Statement, the Estimated Transaction Expenses; (iii) to the payroll account of the applicable Company, the Estimated Transaction Payments for subsequent payment by such Company to the appropriate Person; (iv) to the Escrow Agent, the Seller Indemnity Escrow Amount, to be held pursuant to the terms of the Escrow Agreement; (v) to the Escrow Agent, the Buyer Indemnity Escrow Amount, to be held pursuant to the terms of the Escrow Agreement; (vi) the Escrow Agreement, duly executed by the Equity Buyer and the Escrow Agent; (vii) the Transition Services Agreement, duly executed by each Buyer; (viii) the Direct Store Delivery (DSD) Agreement, duly executed by GH Company; (ix) the Assignment and Assumption Agreement, duly executed by the PA Real Estate Buyer; (x) the Seller Co-Manufacturing Agreement, duly executed by the GH Company and Buyer Guarantor; (xi) the Buyer Co-Manufacturing Agreement, duly executed by the RW Company and the PA Real Estate Buyer;

25 LEGAL\67828860\11 (xii) to the Sellers, a correct and complete copy of the RWI Insurance Binder, including the form of the RWI Policy; (xiii) to the RWI Provider, all premiums, underwriting fees, costs and taxes required to be paid in order for the RWI Provider to issue the RWI Policy to the Buyers; (xiv) to the Sellers, the Domain Name Assignment, duly executed by the Equity Buyer; and (xv) to the Sellers, resale exemption certificates (in form and substance reasonably acceptable to UQF), duly executed by the applicable Buyer. The payments to be made by the Buyers pursuant to this Section 2.5(c) shall be made by wire transfer of immediately available funds to the accounts designated in writing by the applicable payees, as memorialized in the funds flow mutually agreed to by the Equity Buyer and UQF prior to the Closing (the “Funds Flow”). Section 2.6 Tax Withholding. Notwithstanding anything herein to the contrary, the Buyers, each Company or their respective Affiliates, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts that the Buyers, each Company or their respective Affiliates, as applicable, is required to deduct and withhold from such Person with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of applicable Law relating to Taxes. Buyers shall have provided UQF with written notice of its intent to withhold (other than any deduction or withholding arising from (a) payments that are compensatory for income Tax purposes, or (b) payments arising from any Person failing to deliver an IRS Form W-9 pursuant to Section 2.5(b)(vii)) at least three (3) Business Days prior to the Closing with a written explanation substantiating the requirement to deduct and withhold, and the Parties shall use commercially reasonable efforts to cooperate to mitigate or eliminate any such withholding. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity by the Buyers, each Company or their respective Affiliates, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made by the Buyers, each Company or their respective Affiliates, as applicable. ARTICLE III REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES AND THE BUSINESS As an inducement to the Buyers to enter into this Agreement and consummate the transactions contemplated hereby, the Sellers hereby represent and warrant on a joint and several basis to the Buyers that the following representations and warranties are true and correct as of the date hereof and as of the Closing Date (except as to any representations and warranties that specifically relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date): Section 3.1 Organization.

26 LEGAL\67828860\11 (a) Each Company is a company duly formed, validly existing and in good standing under the Laws of the state of its formation and is qualified to do business as a foreign entity in every jurisdiction in which the character of its properties or the nature of its activities require it to be so qualified (each of which is set forth in Section 3.1 of the Disclosure Letter), except in those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect. Each Company has all requisite power and authority (corporate or limited liability company, as applicable) to own, lease, and operate its properties and to carry on its business as now being conducted. (b) The RW Seller delivered to the Buyers correct and complete copies of each Company’s Governing Documents. Section 3.2 Noncontravention. Except as required under the HSR Act or set forth in Section 3.2 of the Disclosure Letter, the execution, delivery and performance by the Sellers of this Agreement and the other Transaction Documents to which a Seller is a party and the consummation of the transactions contemplated hereby and thereby do not (a) conflict with or violate the Governing Documents of any Company, (b) trigger or otherwise result in the material modification, termination or acceleration of, or conflict with, result in a breach of, or constitute a default in any material respect under (whether with or without the giving of notice, the passage of time or both), any Material Contract or Permit; (c) give any Person the right to modify or terminate or accelerate any material benefit, right or Liability under any Material Contract or Permit, (d) require the authorization, consent or approval of, an exemption or waiver from, notice or declaration to, or the filing of any document with, or the payment of any amounts to, any Governmental Entity or counterparty to a Material Contract; (e) violate any Law or Order applicable to any Company or the Business; or (f) result in the creation of any Lien on the Real Estate, the Equipment or any assets of any Company (including the Lincolnton Equipment). Section 3.3 Capitalization. (a) Section 3.3 of the Disclosure Letter sets forth all of the authorized equity interests and all of the issued and outstanding equity of each Company, the names of the record and beneficial owners thereof as of the date of this Agreement, and the number of equity interests held by such owners as of such date. All Purchased Equity was issued in compliance with applicable Law and any requirements set forth in the applicable Company’s Governing Documents. All Purchased Equity is fully paid and non-assessable. Except as set forth in Section 3.3 of the Disclosure Letter, no Purchased Equity is subject to any preemptive rights, rights of first refusal or restrictions on transfer. The RW Seller owns of record and beneficially one hundred percent (100%) of the RW Purchased Equity free and clear of all Liens (other than (x) any Liens under applicable securities Laws and (y) as set forth in Section 3.3 of the Disclosure Letter) and the RW Purchased Equity constitutes all of the issued and outstanding equity interests of the RW Company. On the date of this Agreement, the GH Seller owns of record and beneficially one hundred percent (100%) of the GH Purchased Equity free and clear of all Liens (other than (x) any Liens under applicable securities Laws and (y) as set forth in Section 3.3 of the Disclosure Letter). Immediately prior to Closing, pursuant to and upon completion of the GH Restructuring, the RW Seller owns of record and beneficially one hundred percent (100%) of the GH Purchased Equity free and clear of all Liens (other than (x) any Liens under applicable securities Laws and (y) as set forth in Section 3.3 of the Disclosure Letter). The GH Purchased Equity constitutes all of the issued and outstanding equity interests of the GH Company. There are no outstanding or authorized options, warrants, Contracts,

27 LEGAL\67828860\11 calls, puts, rights to subscribe, conversion rights or other similar rights to which either Company is a party or that are binding upon either Company providing for the issuance, disposition or acquisition of the respective Purchased Equity, other than this Agreement, pursuant to the GH Restructuring and except as set forth in Section 3.3 of the Disclosure Letter. There are no outstanding or authorized equity appreciation, phantom interests, profits interests or similar rights with respect to either Company. Other than the Governing Documents, there are no equityholder agreements, voting trusts, proxies or other Contracts with respect to the voting of the Purchased Equity. (b) Neither Company has any subsidiaries nor owns any equity interests of any other Person or any rights to acquire any such equity interests. Section 3.4 Financial Information And Related Matters. (a) Set forth in Section 3.4(a) of the Disclosure Letter is the following financial information (collectively, the “Financial Information”): the Combined Abbreviated Statement of Revenues and Direct Expenses for the Business (the “Brands Combined Abbreviated Income Statement") for the fiscal year ended on December 31, 2023, which presents in all material respects the revenues generated and direct expenses of the Business incurred as reflected within the Sellers’ financial statements for such respective time periods. The Sellers’ financial statements from which the revenues and direct expenses were derived have been prepared in accordance with GAAP. The Sellers do not maintain separate financial statements of the Companies or the Business. In certain operational areas, the Business is dependent upon centralized activities of the Sellers. The Brands Combined Abbreviated Income Statement does not necessarily reflect what the Brands Combined Abbreviated Income Statement would have been had the Business not received centralized support from the Sellers and does not include, income tax provisions, allocation of corporate expenses, indirect expenses including depreciation and amortization, expenses not attributable to the Products, or footnote disclosures required to present in conformity with GAAP. (b) All inventory (except inventory which would be immaterial in amount or effect) included in the Business is of usable quality, and is derived from the books and records that are maintained in accordance with GAAP in all material respects. All such inventory is owned by the applicable Seller or Company free and clear of all Liens (other than Permitted Liens) and was acquired or produced by such Seller or Company in the Ordinary Course of Business. (c) All accounts receivable attributable to the Business (i) are derived from the books and records of the applicable Company or Seller that are maintained in accordance with GAAP in all material respects, and (ii) represent actual, arm’s length transactions entered into in the Ordinary Course of Business for goods sold and delivered or services performed. (d) None of the material accounts payable of the Business are delinquent in their payment in any material respect, and are derived from the books and records of the applicable Company or Seller that are maintained in accordance with GAAP in all material respects. Accrued expenses attributable to the Business have been estimated in accordance with GAAP in all material respects. (e) The Sellers (exclusively with respect to the Business) maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed

28 LEGAL\67828860\11 in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (f) Neither Company has any material Liabilities that are required to be disclosed on a balance sheet prepared in accordance with GAAP, except for: (i) performance obligations under Contracts entered into in the Ordinary Course of Business or applicable Laws, none of which involves non-performance or a breach, (ii) Liabilities reflected on the face of the Sellers’ financial statements dated as of December 31, 2023 for each such Company (iii) Liabilities that have arisen after December 31, 2023 in the Ordinary Course of Business (none of which is a material Liability for breach of contract or involves a tort, infringement claim, lawsuit or environmental matter), (iv) Liabilities incurred in connection with the transactions contemplated by this Agreement, and (v) Liabilities that would not result in a Material Adverse Effect. Section 3.5 Conduct Of Business. From December 31, 2022 until the date of this Agreement, (a) there has not been any Material Adverse Effect and (b) except as required by this Agreement, in connection with the GH Restructuring or as set forth in Section 3.5 of the Disclosure Letter, the business of the Companies has been conducted in the Ordinary Course of Business. Without limiting the generality of the foregoing, from December 31, 2022 until the Closing Date, except in connection with the GH Restructuring or as set forth in Section 3.5 of the Disclosure Letter, no Company: (i) materially amended, terminated, materially modified or canceled, or waived any material rights under, any Material Contract except in the Ordinary Course of Business; (ii) experienced any damage, destruction, or loss to any of its assets or property involving at least One Hundred and Fifty Thousand Dollars ($150,000) per occurrence and not covered by insurance; (iii) other than the Retention Bonus Agreements and base salary increases (and a corresponding increase to annual bonus opportunity, if applicable) in the Ordinary Course of Business as part of any Company’s or Seller’s (or relevant Affiliate other than the Companies) regular annual review cycle for any In-Scope Employee whose annual base salary is less than One Hundred Fifty Thousand Dollars ($150,000) per year or any new hire, taken any action to increase the salary, wages, bonuses or commissions of any In-Scope Employee (for the avoidance of doubt, this clause (iii) does not apply to employee benefits); (iv) except for the Retention Bonus Agreements, granted any retention, transaction, change in control, or other similar payment or benefit, or severance or other form of separation payment to any In-Scope Employee;

29 LEGAL\67828860\11 (v) made any individual capital expenditure involving more than Two Hundred Fifty Thousand Dollars ($250,000); (vi) made any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, any loan or advance (other than travel and similar advances to its employees) to, or any acquisition of the securities or any material portion of the assets (other than in the Ordinary Course of Business) of, any other Person; (vii) (A) made any change in any material method of accounting, accounting practice or policy of any Company, other than such changes required by GAAP or pursuant to any binding pronouncements issued by the Financial Accounting Standards Board or PCAOB, or (B) to the extent any of the following is reasonably expected to materially increase any Tax liability or materially decrease any Tax asset in a post-Closing Tax period, (1) revoked or changed any material Tax election; (2) amended any income or other material Tax Return; (3) changed any Tax accounting period, adopted or changed in any material respect any method of Tax accounting; (4) filed any claim for material Tax refunds, agreed to any waiver or extension of the statute of limitations or the period of assessment or collection of any Taxes; or (5) entered into any closing agreement, settled any material Tax claim, or surrendered any right to claim a material Tax refund; (viii) issued, purchased or redeemed any Company’s equity interests or any securities convertible into or exchangeable for any of its equity interests; (ix) issued, sold, pledged, transferred, encumbered, reclassified, combined, split or subdivided, or authorized or proposed the issuance, sale, pledge, transfer, encumbrance, reclassification, combination, split or subdivision of equity securities of any Company, or securities convertible into or exchangeable for any such equity securities, or any rights, warrants or options to purchase or obtain (including upon conversion, exchange or exercise) any Company’s equity interests; (x) incurred, assumed, or guaranteed any material indebtedness for borrowed money other than indebtedness that will not be a Liability of any Company immediately following the Closing; (xi) amended any Company’s Governing Documents; (xii) sold, transferred, leased, offered to sell, abandoned or disposed of any material portion of any Company’s assets, except for (x) sales or dispositions of assets in the Ordinary Course of Business, and (y) sales or dispositions of assets that are no longer used by any Company; or granted or suffered to exist any Lien (other than Permitted Liens) on any of the Companies’ properties or assets; (xiii) other than pursuant to Section 8.10(a), hired, engaged, terminated the employment of (other than for cause), furloughed, temporarily laid off or transferred the employment into or out of the Business of, any In-Scope Employee, or individual independent contractor providing services to any Company or any individual independent contractor providing services to any Seller (or any Affiliate other than the Companies)

30 LEGAL\67828860\11 exclusively in connection with the Business, in each case whose annual base compensation is in excess of One Hundred Seventy-Five Thousand Dollars ($175,000); (xiv) except as required by applicable Law, amended in any material respect or terminated any Company Employee Benefit Plan or Seller Employee Benefit Plan or amended any Company Employee Benefit Plan or Seller Employee Benefit Plan in a manner that treats In-Scope Employees differently than other employees of the Sellers or their respective Affiliates or adopted or established any new arrangement in a manner that treats In-Scope Employees differently than other employees of the Sellers or their respective Affiliates that would (if it were in effect on the Closing Date) constitute a Company Employee Benefit Plan or Seller Employee Benefit Plan; (xv) accelerated the vesting of, the lapsing of restrictions with respect to, or the funding obligations of the Companies under, any Company Employee Benefit Plan or with respect to the In-Scope Employees, any Seller Employee Benefit Plan; (xvi) entered into, adopted, or materially amended any collective bargaining agreement; (xvii) canceled any debts or waived or compromised any claims or rights of any Company other in the Ordinary Course of Business; (xviii) adopted any plan of merger, consolidation, reorganization, liquidation or dissolution or filed a petition in bankruptcy under any provisions of federal or state bankruptcy Law or any similar Law or consent to the filing of any bankruptcy petition against it under any federal or state bankruptcy Law or any similar Law; (xix) commenced or settled any Proceeding other than settlements entered into in the Ordinary Course of Business involving solely monetary damages not in excess of One Hundred Fifty Thousand Dollars ($150,000) individually or in the aggregate; (xx) entered into a line of business outside of the Business, or discontinued any line of business of any Company; or (xxi) entered into any Contract to do any of the actions referred to in clauses (i)–(xx) above (except as otherwise required or permitted by the terms of this Agreement). Section 3.6 Real Property. (a) Section 3.6(a) of the Disclosure Letter contains a correct and complete list of (i) the Real Estate and all of the real property which each Company owns, which real property is owned by such Real Estate Seller or such Company, as applicable (and as designated in Section 3.6(a) of the Disclosure Letter), free and clear of any Liens (other than Permitted Liens); and (ii) all of the real property in which either Company has a leasehold interest pursuant to a lease, sublease, license and/or other occupancy agreement (including all amendments, supplements and modifications thereto, each, a “Real Property Lease” and collectively, the “Real Property Leases”), including a list

31 LEGAL\67828860\11 of such Real Property Leases. The real properties that are the subject of the Real Property Leases listed or required to be listed in Section 3.6(a) of the Disclosure Letter are hereinafter referred to as the “Leased Real Property”. (b) With respect to the Leased Real Property, except as set forth in Section 3.6(b) of the Disclosure Letter: (i) no consent of the lessor or licensor for any Leased Real Property is required to consummate the transactions contemplated hereby; (ii) there are no Contracts to which either Company or the Sellers are a party, granting to any other party the right of use or occupancy of any portion of the Leased Real Property, in each case, after Closing; (iii) The Companies currently enjoy exclusive, peaceful and undisturbed possession of the Leased Real Property; (iv) the leasehold interest(s) of the Companies in the Leased Real Property is not subject to any Liens, other than Permitted Liens; (v) no work has been performed on or about the Leased Real Property at the direction of any Company within the six (6)-month period prior to the Closing Date that would legally entitle any Person to file or record any mechanic’s or materialmen’s Lien; (vi) within the last twelve (12) months, neither Company nor any Seller has received written notice of any pending or, to the Company’s Knowledge, threatened appropriation, condemnation or eminent domain Proceedings or their local equivalent relating to such Leased Real Property or any portion thereof; (vii) to the Company’s Knowledge, (A) the improvements located within the buildings on the Leased Real Property are in good operating condition and repair (ordinary wear and tear excepted and considering the age and prior use of such improvements), and are adequate in all material respects for the purposes for which they are presently being used, and (B) all certificates of occupancy (or local equivalent) and other Permits legally required to be obtained by any Company with respect to the current occupancy and use of the Leased Real Property by the applicable Company have been obtained and are currently in effect; (viii) to the Company’s Knowledge, the use and occupancy of any of the Leased Real Property, as currently used and occupied by any Company, and the conduct of the Business thereon, as currently conducted, do not violate in any material respect any applicable Law including building codes, zoning, subdivision or other land use or similar Laws applicable to such Leased Real Property; (ix) there is no material dispute between the parties to any Real Property Leases concerning any material term thereof; (x) no owner of any Leased Real Property is an Affiliate of any Seller; and

32 LEGAL\67828860\11 (xi) none of the Sellers nor any Company is a party to any brokerage, commission or similar agreement relating to any Real Property Lease which requires any Company to pay a brokerage commission, finder’s fee or similar compensation which remains outstanding. (c) With respect to the Real Estate, except as set forth in Section 3.6(c) of the Disclosure Letter: (i) The applicable Real Estate Seller has good and marketable fee simple title to the Real Estate owned by such Real Estate Seller, free and clear of all Liens (other than Permitted Liens); (ii) No Real Estate Seller leases to or otherwise permits any Person (other than a Company pursuant to a Real Property Lease) to use or occupy such Real Estate or any portion thereof, and there are no Persons in possession of any portion of the Real Estate (other than the Real Estate Sellers, the Companies (pursuant to a Real Property Lease) and their Affiliates; provided, that no such Affiliate shall have any rights to use or occupy such Real Estate or any portion thereof from and after the Closing); (iii) there are no outstanding unrecorded options to purchase, rights of first refusal, rights of first offer, preferential rights, or similar rights granting any Person the right to purchase the Real Estate or any portion thereof or interest therein; (iv) within the last twelve (12) months, no Real Estate Seller has received written notice of any pending or threatened appropriation, condemnation or eminent domain Proceedings or their local equivalent relating to such Real Estate; (v) To the Company’s Knowledge, (A) the improvements on the Real Estate are in good operating condition and repair (ordinary wear and tear excepted and considering the age and prior use of such improvements), and are adequate and suitable in all material respects for the purposes for which they are presently being used, and (B) all certificates of occupancy and other Permits legally required by the applicable Real Estate Seller with respect to the current occupancy and use of the Real Estate by the applicable Real Estate Seller have been obtained and are currently in effect; and (vi) To the Company’s Knowledge, the use and occupancy of any of the Real Estate, as currently used and occupied, and the conduct of the Business thereon, as currently conducted, does not violate in any material respect any deed restrictions, applicable Law including building codes, zoning, subdivision or other land use or similar Laws or any Permitted Lien applicable to such Real Estate. (d) Neither Company nor any Seller (exclusively with respect to the Real Estate) is a party to any option or other Contract to purchase or sell the Real Estate or any interest therein. (e) To the Company’s Knowledge, each parcel of Real Estate abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable,

33 LEGAL\67828860\11 appurtenant easement benefiting such Real Estate, and no Proceeding is pending, or to Company’s Knowledge, threatened before any Governmental Entity that would impair or curtail such access. (f) The Real Estate and the Leased Real Property are supplied with utilities appropriate for the operation of the Business thereon, as currently conducted. To the Company’s Knowledge, no fact or condition exists that will or is reasonably likely to result in the termination or impairment of the furnishing of any utility services to the Real Estate. (g) To the Company’s Knowledge, none of the buildings, structures, fixtures or other improvements located on the Real Estate encroach on any adjacent real property not leased or owned by the Sellers or the Companies, and, to the Company’s Knowledge, there are no buildings, structures, fixtures or other improvements situated on any adjacent property which encroach on the Real Estate. (h) None of the Real Estate or the Leased Real Property has suffered any material damage by fire or other casualty that is not covered by insurance which has not heretofore been repaired and restored in all material respects. (i) To the Company’s Knowledge, there are no physical, structural or mechanical defects in any of the buildings, building systems or improvements on any of the Real Estate or any Leased Real Property (other than for matters for which the landlord is responsible), in each case, ordinary wear and tear excepted and considering the age and prior use thereof, which would reasonably be expected to materially impair the intended use of such Real Estate by the applicable Real Estate Seller or the RW Company. (j) No Real Estate Seller nor any of the Companies has received any written notice of any special Tax, levy or assessment for benefits or improvements that apply to the Real Estate that is due and payable and remains unpaid, nor has any Real Estate Seller or any of the Companies received any written notice that any such special Taxes, levies or assessments are pending. (k) The current zoning classification of the Keystone Real Estate under the Zoning Code of the City of Lititz is “Industrial District I-1”. (l) The Pennsylvania Sewage Facilities Act of January 24, 1966, No. 537, P.L. 1535, as amended, requires that there be a statement regarding the availability of a community sewage system. The PA Real Estate Seller states that the Keystone Real Estate is serviced by a community sewage system. Section 3.7 Assets. (a) The applicable Company owns good and valid title to, or has a valid leasehold interest in, all of the properties and assets, tangible or intangible, owned or leased by such Company, free and clear of all Liens (other than Permitted Liens). The applicable Seller owns good and valid title to, or has a valid leasehold interest in, all of the properties and assets, tangible or intangible, owned or leased by such Seller and being sold by such Seller pursuant to this Agreement, free and clear of all Liens (other than Permitted Liens).

34 LEGAL\67828860\11 (b) The fixed assets of the Companies or being sold by a Seller pursuant to this Agreement, taken as a whole, are in good operating condition and repair (ordinary wear and tear excepted and considering the age and prior use of such assets). (c) The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the applicable Company’s right to own or use, as applicable, any Company Owned Intellectual Property or Company IT Assets. Immediately subsequent to the Closing (other than as a result of actions effected by a Company or at any Buyer’s direction after the Closing), the Company Owned Intellectual Property and Company IT Assets will be owned or available for use, as applicable, by the applicable Company on terms and conditions identical to those under which a Company or Seller owns or uses the Company Owned Intellectual Property and Company IT Assets immediately prior to the Closing, without payment of additional fees, and neither any Seller nor any of the Seller’s respective Affiliates (other than the Companies) will have any right, title or interest in or to any Company Owned Intellectual Property. Immediately after the Closing, taking into consideration the Transition Services Agreement and the license grant in Section 8.20, the Companies shall own or have access to all Intellectual Property sufficient to manufacture, market and sell the Products and Private Label Products and operate the Business in substantially the same manner as the Products and Private Label Products are manufactured, marketed and sold, and the Business is operated, immediately prior to the Closing. Notwithstanding anything in this Section 3.7(c) to the contrary, the Buyer Parties acknowledge that Sellers license Software from third parties that the Companies and Sellers use in the conduct of the Business, such Software is not being transferred, conveyed, licensed or sublicensed to any Buyer or Company as part of the transactions contemplated by this Agreement and Buyers will be required to obtain Software licenses at Buyers’ sole cost and expense in order to operate the Business in substantially the same manner as operated immediately prior to the Closing. (d) Set forth on Section 3.7(d) of the Disclosure Letter is a list of all fixed assets of the Companies and of the Sellers being sold by a Seller pursuant to this Agreement. Section 3.8 Tax Matters. (a) Except as set forth in Section 3.8(a) of the Disclosure Letter, since the Lookback Date, each Company Entity has complied in all material respects with all Laws relating to Taxes. (b) Except as set forth in Section 3.8(b) of the Disclosure Letter, since the Lookback Date, each Company Entity and Seller Group (when the Company was a member of the Seller Group) has timely filed all income and other material Tax Returns required to be filed pursuant to applicable Laws and such Tax Returns are correct and complete in all material respects and have been prepared in compliance in all material respects with all applicable Laws. Since the Lookback Date, each Company Entity and Seller Group (when the Company was a member of the Seller Group) has paid all income and other material Taxes due and payable (whether or not shown or required to be shown on any Tax Return). (c) Since the Lookback Date, each Company Entity has, in all material respects, timely and properly withheld (i) all Taxes in connection with amounts it paid to its employees, agents, individual independent contractors, nonresidents, equityholders, lenders, and other Persons in connection with the Business and (ii) all sales, use, ad valorem, and value-added Taxes it was

35 LEGAL\67828860\11 required to withhold. Each Company Entity has timely remitted all withheld Taxes to the proper Governmental Entity in accordance with all applicable Laws related to Taxes. (d) Since the Lookback Date, no written claim has ever been made or, to the Company’s Knowledge, threatened in a jurisdiction where any Company Entity does not file Tax Returns or pay Taxes that such Company Entity is or may be subject to taxation by or required to file Tax Returns in that jurisdiction, which claim has not been settled or resolved. (e) There are no Liens for Taxes (other than statutory Liens for Taxes not yet due and payable and for which adequate reserves have been made in accordance with GAAP) upon any of the assets of any Company Entity. (f) Except as set forth in Section 3.8(f) of the Disclosure Letter, there is no Tax audit or examination or any Proceeding now being conducted, pending or, to the Company’s Knowledge, threatened with respect to a Company Entity or the Seller Group (when the Company was a member of the Seller Group). No Company Entity or Seller Group (for a period when the Company was a member of the Seller Group) has received from any Governmental Entity (including jurisdictions where each such Company Entity has not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, or (ii) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Governmental Entity against such Company Entity or Seller Group, in each case, that has not been paid or resolved. (g) Since the Lookback Date, no Company Entity has engaged in any reportable transaction as defined in Section 6707A of the Code and Treasury Regulation Section 1.6011-4(b). (h) Except for equity of any Company for which a valid and timely election has been made under Section 83(b) of the Code, as of the Closing Date, no outstanding equity of any Company is subject to a “substantial risk of forfeiture” for purposes of Section 83 of the Code. (i) No Company is required to include a material item of income, or exclude a material item of deduction, for any period after the Closing Date as a result of (i) an installment sale transaction occurring on or before the Closing governed by Section 453 of the Code (or any similar provision of state, local or non-U.S. Laws); (ii) a transaction occurring on or before the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local or non-U.S. Laws); (iii) any prepaid amounts received or paid on or prior to the Closing Date or deferred revenue realized on or prior to the Closing Date; (iv) a change in method of accounting with respect to a Pre-Closing Tax Period (or an impermissible method used in a Pre- Closing Tax Period); or (v) a Contract entered into with any Governmental Entity (including a “closing agreement” under Section 7121 of the Code or any “gain recognition agreement” entered into under Section 367 of the Code) on or prior to the Closing relating to Tax matters. No Company owns an interest in any Flow-Thru Entity. No Company uses the cash method of accounting for income Tax purposes or will be required to make any payment after the date of the Latest Balance Sheet as a result of any election under Section 965 of the Code. No Company has “long-term contracts” that are subject to a method of accounting provided for in Section 460 of the Code or has any deferred income pursuant to IRS Revenue Procedure 2004-34, Treasury Regulation Section 1.451-5, Section 455 of the Code, or Section 456 of the Code (or any corresponding provision of state or local Law).

36 LEGAL\67828860\11 (j) For the past two (2) years, no Company has been a member of any Affiliated Group (other than the Seller Group). Since the Lookback Date, no Company is liable for Taxes of any other Person (other than a member of the Seller Group) as a result of successor liability, transferee liability, joint or several liability (including pursuant to Treasury Regulations Section 1.1502-6 or any similar provision of state, local or non-U.S. Laws), or otherwise. (k) No Company has an “excess loss account” with respect to stock owned in any other Company or any item of income, gain, loss, expense, or deduction that remains deferred under the intercompany transaction rules of Treasury Regulations Section 1.1502-13 (or similar provision of state, local, or non-U.S. Laws). No shares of any Company constitute “loss shares” for purposes of Treasury Regulations Section 1.1502-36 and no Company shall be required to reduce any Tax attribute (as set forth in Treasury Regulation Section 1.1502-36(d)(4)) as a result of the application of Treasury Regulation Section 1.1502-36. (l) As of the Closing, no Company is a party to or bound by any Tax Sharing Agreements (other than Ordinary Course Tax Sharing Agreements). All amounts payable with respect to (or by reference to) Taxes pursuant to any Ordinary Course Tax Sharing Agreement have been timely paid in accordance with the terms of such Contracts. (m) Each Company Entity is compliant with the terms and conditions of any Tax holiday or Tax incentive agreement between such Company Entity and a Governmental Entity, and no such Tax holiday or Tax incentive agreement would, based on any applicable Law, subject any Company Entity to clawback or recapture at or following the Closing. (n) No Company Entity has a request for a private letter ruling, a request for administrative relief, a request for technical advice, a request for a change of any method of accounting, or any other similar request pending with any Governmental Entity that relates to the Taxes or Tax Returns of such Company Entity. Except as set forth in Section 3.8(n) of the Disclosure Letter, no Company Entity or Seller Group has granted any waiver of any statute of limitations with respect to, or any extension of period for the assessment, collection or imposition of, any Tax, which period (after giving effect to such waiver or extension) has not yet expired. No power of attorney granted by any Company with respect to any Taxes is currently in force. (o) No Seller (or, in the case of a Seller that is a disregarded entity for U.S. federal income Tax purposes, its regarded Tax owner) is a foreign person within the meaning of Section 1445 of the Code. RW Company is not (and never has been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code) a “United States real property holding corporation” within the meaning of Section 897(c) of the Code. (p) Each of the Real Estate Sellers and the GH Company is currently taxed as a “disregarded entity” for U.S. federal income Tax purposes pursuant to Treasury Regulation Section 301.7701-3(b)(1)(ii) and no election has been made (or is pending) to change such treatment. (q) RW Company and RW Seller are each currently taxed as a “C corporation” for U.S. federal income Tax purposes pursuant to Treasury Regulation Section 301.7701-2(b) and no election has been made (or is pending) to change such treatment.

37 LEGAL\67828860\11 (r) Each Company has delivered to the Buyers correct and complete copies of (i) all separate income and other material Tax Returns of such Company filed for the last two (2) taxable years and (ii) all notices, information document requests (and written responses thereto), correspondence with and any other similar written material received from (or sent to) any Governmental Entity with respect to either any ongoing audit or other Proceeding regarding Taxes or Tax Returns of any Company or any Tax matter of any Company. (s) Since the Lookback Date, (i) each Company is, and has at all times been, in compliance with the provisions of Sections 6011, 6111, and 6112 of the Code relating to tax shelter disclosure, registration, list maintenance and record keeping requirements and (ii) no Company has participated in a transaction lacking economic substance within the meaning of Section 7701(o) of the Code. (t) No asset of any Company Entity is tax exempt use property under Section 168(h) of the Code. No portion of the cost of any asset of any Company Entity has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Section 103(a) of the Code. (u) Since the Lookback Date, no Company has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code. No Company is subject to any gain recognition agreements under Section 367 of the Code. (v) Since the Lookback Date, each Company has been a resident in its applicable country of organization for Tax purposes and has not had a permanent establishment outside the United States or been subject to tax in a jurisdiction outside of the United States. (w) No Company has requested or received “employee retention credits” under Section 2301 of the CARES Act. Section 3.9 Material Contracts. (a) Except as set forth in Section 3.9(a) of the Disclosure Letter, neither Company nor any Seller (exclusively with respect to the Business) is party to, or bound by, any: (i) employment (other than at-will employment Contracts without notice or severance protections), staffing, consulting, retirement, equity-based, profit sharing, bonus, commission, incentive, severance, separation, change in control, retention or deferred compensation Contract with any In-Scope Employee; (ii) Contract relating to Indebtedness or to mortgaging, pledging or otherwise placing a Lien on any Company’s assets (including the Lincolnton Equipment), the Real Estate or the Equipment; (iii) Contract relating to the development, ownership, use, registration, or enforcement of, or exercise of any rights under, any Company Owned Intellectual Property or Licensed Intellectual Property (other than (1) licenses of commercially available off-the-shelf Software having a replacement cost of less than One Hundred Thousand Dollars ($100,000) that is not incorporated in, linked to, or distributed with any Owned Software and (2) nonexclusive licenses granted by the Companies to their customers in the Ordinary Course of Business); (iv) Real Property Lease; (v) Contract with a Material Customer or Material Vendor; (vi) Contract prohibiting or in any way limiting or restricting either Company or any Seller (exclusively with respect to the Business) from freely engaging in business anywhere in the world or otherwise prohibiting competition or restricting

38 LEGAL\67828860\11 the use or enforcement of any Intellectual Property, including any settlement, co-existence, consent- to-use or standstill agreement; (vii) Contract that contains any most-favored-nations provision; (viii) Contract that contains any provision with respect to exclusivity in favor of any third Person; (ix) Contract prohibiting, limiting or otherwise restricting in any way any Company or any Seller (exclusively with respect to the Business) from soliciting customers or suppliers of any other Person; (x) Contract involving the settlement of any Proceeding or threatened Proceeding; (xi) any collective bargaining agreement, works council agreement, employee representative agreement, trade union agreement, or similar Contract for the representation of employees or individual independent contractors; or (xii) any staffing agreement, temporary labor agreement, or similar agreement for leased workers, in each case, for which services are rendered exclusively with respect to the Business. (b) Except as set forth in Section 3.9(b) of the Disclosure Letter, (i) there is no existing material breach or material default by any Company or Seller under any such Material Contract and there has been no event which, upon giving of notice or lapse of time or both, would constitute such a material breach or material default, and (ii) each Material Contract is legal, valid, binding and enforceable against each such Company or Seller, as applicable, and, to the Company’s Knowledge, against each other party thereto, and is in full force and effect, and, other than as a result of actions by or on behalf of a Company or at any Buyer’s direction after the Closing, will continue to be in full force and effect and legally and validly binding and enforceable against, the Company that is a party to such Material Contract and, to the Company’s Knowledge, against each other party thereto, immediately following the consummation of the transactions contemplated hereby (subject to bankruptcy, moratorium and similar Laws and subject to the application of specific performance and other equitable principles). For purposes of this Agreement, “Material Contract” means each Contract listed or required to be listed in Section 3.9(a) of the Disclosure Letter that is currently in effect. Each Company has provided or made available to the respective Buyer a correct and complete copy of all Material Contracts (and a correct and complete written description of all oral Material Contracts), together with all amendments, exhibits and attachments thereto. Section 3.10 Intellectual Property. (a) As of the Closing, the applicable Company is the sole and exclusive owner of all Company Owned Intellectual Property, free and clear of any Liens (other than Permitted Liens). As of the Closing, the applicable Company has a valid and enforceable written license or other permission to use the Licensed Intellectual Property. As of the Closing, neither any Seller nor any of their respective Affiliates (other than the Companies) has any ownership interest in or any right to use any Company Owned Intellectual Property. All Company Owned Intellectual Property is valid, subsisting and enforceable (subject to bankruptcy, moratorium and similar Laws and subject to the application of specific performance and other equitable remedies). (b) Section 3.10(b) of the Disclosure Letter contains a correct and complete list of the active Registered Intellectual Property and material unregistered Company Owned Intellectual Property, including, with respect to Registered Intellectual Property, the jurisdiction where each item is registered or filed, the applicable patent or registration number and application number, the record owner, and the legal or beneficial owner. All Registered Intellectual Property listed on Section 3.10(b) of the Disclosure Letter has been maintained effective by the filing of all necessary filings, maintenance, and renewals, and timely payment of requisite fees.

39 LEGAL\67828860\11 (c) Each Company, the conduct of the Business (for which any Company has Liability), and the Products, including the manufacture, importation, use, offer for sale, sale, licensing, distribution, and other commercial exploitation of the Products and, to the Company’s Knowledge, the Company Owned Intellectual Property, have not since the Lookback Date infringed, misappropriated, or otherwise violated, and do not infringe, misappropriate, or otherwise violate, any Intellectual Property rights or rights of publicity of any Person. No Company (or Seller exclusively with respect to the Business) is the subject of any pending legal proceeding that either alleges a claim of infringement, misappropriation, or other violation of any Intellectual Property or rights of publicity of any Person, or challenges the ownership, use, patenting, registration, validity, or enforceability of any Company Owned Intellectual Property, and no such claims have been asserted or, to the Company’s Knowledge, threatened in writing against any Company since the Lookback Date. No Person has notified any Company or Seller in writing that any of such Person’s Intellectual Property rights or right of publicity are infringed, misappropriated, or otherwise violated by any Company or that any Company requires a license to any of such Person’s Intellectual Property rights. To the Company’s Knowledge, no Person has since the Lookback Date infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, in any material respect any Company Owned Intellectual Property. No such written claims have been asserted by either Company or any Seller against any Person since the Lookback Date. (d) Since the Lookback Date, each Company has taken commercially reasonable measures to maintain and protect all of the material Company Owned Intellectual Property. Since the Lookback Date, each Company has taken commercially reasonable measures to protect (i) the confidentiality of all trade secrets and any other confidential information that is Company Owned Intellectual Property and (ii) any confidential information owned by any Person to whom any Company has a confidentiality obligation. No Person (including current and former founders, employees and individual independent contractors of each Company) has any right, title, or interest, directly or indirectly, in whole or in part, in any Company Owned Intellectual Property. All Persons who have created any Company Owned Intellectual Property for or on behalf of any Company or Seller have executed valid and enforceable written assignments of any such Intellectual Property. To the Company’s Knowledge, no Person is in violation of any such confidentiality or assignment agreements. (e) No funding, facilities, or personnel of any Governmental Entity or any university or other educational institution or research organization has been used in connection with the development of any Company Owned Intellectual Property. No Governmental Entity, university or other educational institution or research organization has any right, title or interest in or to any Company Owned Intellectual Property. (f) All Owned Software, if any, (i) conforms in all material respects with all specifications, representations, and warranties established by a Company or conveyed thereby to their customers or other transferees, (ii) is operative for its intended purpose, free of any material defects, and does not contain any Malicious Code; and (iii) is being maintained by either Company in accordance with its contractual obligations to customers or other transferees and industry standards. No Person other than each such Company possesses a copy, in any form (print, electronic, or otherwise), of any source code for any Owned Software, and all such source code has been

40 LEGAL\67828860\11 maintained confidential. Neither Company has any obligation to afford any Person access to any such source code. (g) No Publicly Available Software has been incorporated in, linked to, distributed with, or otherwise used in connection with any Owned Software in a manner that (i) requires, or conditions the use or distribution of any Owned Software on the disclosure, licensing, or distribution of any source code for any portion of such Owned Software or (ii) otherwise imposes any material limitation, restriction, or condition on the right or ability of such Company to use, allow third parties to use, distribute, or enforce any Owned Software in any manner. (h) The Company IT Assets, if any, are operational, fulfill the purposes for which they were acquired or developed, have security, back-ups, and disaster-recovery arrangements in place and hardware and Software capacity, support, maintenance, and trained personnel that are sufficient in all material respects for the current needs of the Business. Each Company, either individually or through an Affiliate, currently maintains disaster recovery, data back-up, and security plans, procedures, and facilities and has taken reasonable steps consistent with or exceeding industry standards to safeguard the availability, security, and integrity of the Company IT Assets, if any, and all data and information stored thereon, including from unauthorized access and infection by Malicious Code. (i) Each Company is in compliance with, and since the Lookback Date, has been in compliance with, in all material respects, all applicable Privacy and Security Requirements. Except as set forth in Section 3.10(i) of the Disclosure Letter, since the Lookback Date, no Company or, to the Company’s Knowledge, any third party that Processes Protected Data on behalf of such Company has experienced any Security Breaches, and no Company has received any written notices or written complaints from any Person regarding a Security Breach. Since the Lookback Date, neither Company has received any material written notices or written complaints from any Person regarding such Company’s noncompliance with applicable Privacy and Security Requirements. Each Company maintains, to the extent required to maintain compliance in all material respects with applicable Privacy Laws, systems and procedures to receive and respond to complaints regarding such Company’s Processing of Personal Information, and, to the extent required by applicable Privacy Laws, individual rights requests made under applicable Privacy Laws in connection with such Company’s Processing of Personal Information, and, to the extent required by applicable Privacy Laws, each Company has complied in all material respects with all such individual rights requests made to such Company since the Lookback Date. (j) Each Company has, and requires third parties that provide Protected Data to such Company to obtain, as and to the extent required to maintain compliance in all material respects with applicable Privacy Laws, valid and legal rights and consents necessary to Process all Protected Data that is Processed by or on behalf of such Company in connection with the use and/or operation of the Business, and the execution, delivery, or performance of this Agreement will not violate in any material respect any applicable Privacy Laws. Each Company has implemented, and has required all third parties that receive Protected Data from such Company to implement, reasonable physical, technical and administrative safeguards consistent in all material respects with industry standards in such Company’s industry that are designed to protect Protected Data from unauthorized access by any Person, and that are designed to ensure compliance in all material respects with all applicable Privacy and Security Requirements.

41 LEGAL\67828860\11 Section 3.11 Litigation; Orders. (a) Except as set forth in Section 3.11(a) of the Disclosure Letter, there are no, and since the Lookback Date there have not been any, Proceedings pending, or to the Company’s Knowledge threatened against, either Company or any Seller (exclusively with respect to the Business), at law or in equity, before or by any Governmental Entity or arbitrator. (b) Except as set forth in Section 3.11(b) of the Disclosure Letter, neither Company nor any Seller (exclusively with respect to the Business) is subject to nor bound by any material outstanding Orders under which either Company or any Seller (exclusively with respect to the Business) is subject to ongoing obligations. Section 3.12 Brokerage. Except for arrangements for which the Sellers shall be solely responsible: (i) no Seller or Company nor anyone on such Seller’s or Company’s behalf has engaged any broker, finder or similar agent in connection with the transactions contemplated by this Agreement and (ii) there are no Liabilities for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of such Seller or Company, in each case for which either Company or the Business has any Liability. Section 3.13 Employees. (a) To the Company’s Knowledge, no In-Scope Employee has indicated in writing that he or she intends to terminate his or her status as an employee of any Company or Seller (or Affiliate of Seller, other than the Companies). No In-Scope Employee, no individual independent contractor exclusively rendering services for the Business that is paid more than $100,000 annually, and no individual temporary employee rendering services exclusively for the Business separate and apart from temporary employees working under any temporary staffing agency Contract, is employed or engaged under a Contract that cannot be terminated for any reason or no reason without penalty or payment. Neither Company, nor any Seller (including any Affiliate other than the Companies) with respect to any In-Scope Employee is, nor has been, a party to or bound by any collective bargaining agreement, work council agreement, trade union agreement, employee representative agreement, or other Contract with any labor organization, and neither Company is obligated to, nor has any Seller (or any Affiliate of Seller other than the Companies) with respect to In-Scope Employees undertaken to, recognize any labor organization as the representative of its employees. There is no union organization campaign, demand for recognition, or petition seeking a representation proceeding by or on behalf of any labor union, trade union, labor organization, or group of employees with respect to any In-Scope Employee or group of In-Scope Employees that is pending or, to the Company’s Knowledge, threatened, and no labor dispute, labor arbitration, labor grievance, lockout, slowdown, walkout, strike, hand billing, picketing, or work stoppage involving any In-Scope Employee is pending or, to the Company’s Knowledge, threatened. Since the Lookback Date, neither Company has, nor has any Seller or any Sellers’ respective Affiliates (other than the Companies), with respect to the In-Scope Employees, been subject to any written unfair labor practices charges or engaged in any unfair labor practices. (b) Section 3.13(b) of the Disclosure Letter sets forth a correct and complete list of each In-Scope Employee as of January 29, 2024, including each such employee’s name, employee

42 LEGAL\67828860\11 identification number, position/job title, date(s) of hire, current rate of compensation or salary (identifying for each whether they are salaried/exempt or hourly/non-exempt under the federal Fair Labor Standards Act or similar state or local Laws), work location, full-time or part-time status, and whether such employee is on inactive status (meaning that the employee is currently absent from active employment due to a leave of absence), and if so, the date such person went on leave, the reason for such leave, and if known, the anticipated date of return to active employment. None of the individuals set forth in Section 3.13(b) of the Disclosure Letter are located outside of the United States. There are no employees currently employed at the GH Company. (c) Sellers have provided or made available to the Equity Buyer a correct and complete list of each individual independent contractor paid more than $100,000 annually that is currently providing services to the Companies or who performs services for any Seller (or any Affiliate of Seller other than the Companies) exclusively with respect to the Business; the general nature of the services provided; location where services are provided by such individual independent contractor; and remuneration, if any, paid to such individual independent contractor in 2023, and to-date in 2024. (d) Except as set forth in Section 3.10(d) of the Disclosure Letter, each Company is, and each Seller and each of Sellers’ respective Affiliates (other than the Companies) with respect to the In-Scope Employees is, and since the Lookback Date have been, in compliance in all material respects with all applicable Laws respecting employment, including provisions thereof relating to employment practices, exempt or non-exempt status, terms and conditions of employment, collective bargaining, wages and hours, pay equity, equal employment, immigration, accommodation obligations, retaliation, harassment, discrimination, mandatory benefits, vacation and paid time off, the remittance and withholding of payroll taxes, occupational health and safety, workers’ compensation, and employee privacy. Each In-Scope Employee, and each current and former individual independent contractor paid more than $100,000 annually that is providing or has provided services to the Companies or is providing or has provided services for any Seller (or any Affiliate of Seller other than the Companies) exclusively with respect to the Business, is and since the Lookback Date has been, properly classified by the Companies or the applicable Seller or Affiliate of Seller as either an employee or an individual independent contractor in accordance with applicable Law. There is no current written or verbal commitment or agreement by the Companies, or by Seller (or any Affiliate of Seller, other than the Companies) with respect to the In-Scope Employees to increase wages or other compensation or benefits, or establish any new compensation or employee benefit plan or arrangement, or amend or agree to amend any existing Company Employee Benefit Plans, or Seller Employee Benefit Plan to the extent impacting the In-Scope Employees, or otherwise modify the terms and conditions of employment or engagement of any In- Scope Employee, or of any individual independent contractor paid more than $100,000 annually that is currently providing services to the Companies or who performs services for any Seller (or any Affiliate of Seller other than the Companies) exclusively with respect to the Business. (e) All In-Scope Employees have, to the Company’s Knowledge, presented proper documentation for employment in the United States with such Company or such Seller, and there is a complete and accurate Form I-9 on file for each such employee. Since the Lookback Date, neither Company, nor any Seller (or Affiliate of Seller other than the Companies) with respect to the In- Scope Employees, has been the subject of any audit of its immigration, employment verification, or

43 LEGAL\67828860\11 Form I-9 practices by any Governmental Entity, nor has any Company, or any Seller (or Affiliate of Seller other than the Companies) with respect to the In-Scope Employees, had any penalties assessed against it by any Governmental Entity due to its hire of unauthorized workers or failure to comply with applicable document collection and retention requirements. (f) To the Company’s Knowledge, no In-Scope Employee or former employee of the Company or any Seller performing services exclusively for the Business with respect to clause (i) below only, is in violation in any material respect of any employment agreement, nondisclosure agreement, common-law nondisclosure obligation, fiduciary duty, noncompetition agreement, non- solicitation agreement or restrictive covenant, or any other material obligation owed (i) to such Company, or to such Seller or any of Sellers’ respective Affiliates (other than the Companies), or (ii) to a former employer of any such In-Scope Employee relating (1) to the right of any such employee to be employed by such Company or such Seller or Affiliate of Seller, or (2) to the knowledge or use of trade secrets or proprietary information. Neither Company, nor any Seller (or Affiliate of Seller other than the Companies) with respect to the In-Scope Employees, has sought to enforce any confidentiality, intellectual property assignment, non-competition, non-solicitation or no-hire restrictive covenants set forth in any agreements with such employee. Section 3.13(f) of the Disclosure Letter sets forth a list of all agreements containing confidentiality, intellectual property assignment, non-competition, non-solicitation or no-hire restrictive covenants protective of the Business that were signed by any In-Scope Employee, or the forms of such agreements and the list of individuals executing each such form. (g) In the ninety (90) days prior to the Closing Date, neither Company, nor any Seller (or any Affiliate of Seller other than the Companies) exclusively with respect to the Business, has: (i) effectuated a “plant closing” (as defined in the WARN Act), (ii) effectuated a “mass layoff” (as defined in the WARN Act or similar foreign Laws) or (iii) undertaken any other similar action requiring notice under the WARN Act or any similar foreign Laws. (h) Except as set forth in Section 3.10(h) of the Disclosure Letter, neither Company, nor any Seller (or Affiliate of Seller other than the Companies) with respect to the In-Scope Employees, is, or has been since the Lookback Date, a party to any Proceeding pertaining to labor, employment, or employment practices, and to the Company’s Knowledge, no such Proceeding is threatened. (i) Neither Company nor, any Seller (or Affiliate of Seller other than the Companies) with respect to the In-Scope Employees, is, or since the Lookback Date has been, party to a settlement agreement with a current or former officer, employee, or individual independent contractor that involved allegations relating to sexual harassment and, to the Company’s Knowledge, no allegations of sexual harassment have been made against any In-Scope Employee. (j) Each Company and each Seller (or Affiliate of Seller other than the Companies) have since the Lookback Date timely paid all (i) wages, overtime, bonuses, commissions, incentives, vacation, paid leave and similar amounts due or otherwise owed to the In-Scope Employees; and (ii) fees and other payments due or otherwise owed to all current and former individual independent contractors of the Companies. Section 3.14 Employee Benefit Plans.

44 LEGAL\67828860\11 (a) Section 3.14(a) of the Disclosure Letter sets forth a correct and complete list of each Company Employee Benefit Plan and each material Seller Employee Benefit Plan. With respect to each Company Employee Benefit Plan and each material Seller Employee Benefit Plan, Sellers have provided or made available to the respective Buyer correct and complete copies of, to the extent applicable, the plan documents (and all amendments thereto), summary plan descriptions, and summaries of material modifications and other material employee communications. (b) No Company Employee Benefit Plan provides for, the Companies do not have any obligation with respect to, and no In-Scope Employee or former employee of any Company has any right to, postemployment or post-termination health or life insurance or other welfare-type benefits (other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, or similar state Law (“COBRA”)). Neither Company nor any ERISA Affiliate of either Company (currently or since the Lookback Date) sponsors, maintains, contributes to (or is obligated to contribute to), or has any liability under or with respect to (i) any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, or other plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, or (iii) any “multiple employer welfare arrangement” as defined in Section 413 of the Code. Neither Company has current or contingent liability or obligation by reason of at any time being considered a single employer with any other Person under Section 414 of the Code. (c) Since the Lookback Date, each Company Employee Benefit Plan, any related trust, insurance Contract, or fund, has been established, maintained, funded, operated, and administered in all material respects in accordance with its respective terms and in compliance with all applicable Laws, including ERISA and the Code. All contributions (including all employer contributions and employee salary reduction contributions), distributions, reimbursements, and premiums or other payments due or required to be made by any Company or by Seller or any Affiliate of Seller with respect to the In-Scope Employees, since the Lookback Date, have been timely made, and all contributions, distributions, reimbursements, and premiums or other payments owed by any Company or with respect to the In-Scope Employees for any period ending before the Closing Date that are not yet due have been made or properly accrued on such Company’s books or on a Seller’s books. (d) Except for the Retention Bonuses and the RSU Acceleration, (i) none of the Company Employee Benefit Plans will pay, or any other arrangement obligates either Seller or any Affiliate of Seller or any Company to pay any In-Scope Employee, any separation, severance, change in control, termination, or any other benefit or compensation—and no such benefits or compensation will be triggered, increased, enhanced, or accelerated, and there will be no acceleration of time of payment, funding, or vesting—as a result of the execution and delivery of this Agreement or any transactions contemplated by this Agreement (alone or in combination with any other event) and (ii) no unfunded liability exists under any Company Employee Benefit Plan that is not properly accrued on a Company’s books. There are no pending or, to the Company’s Knowledge, threatened Proceedings with respect to any Company Employee Benefit Plan (other than routine claims for benefits), no such Proceeding has been asserted or instituted with respect to any trustee or fiduciary of a Company Employee Benefit Plan regarding the operation of such plan, and, to the Company’s

45 LEGAL\67828860\11 Knowledge, there is no circumstance that could give rise to any such Proceeding or other action or event. (e) Neither of the Companies, nor any Seller or any Affiliate of Seller other than the Companies with respect to any In-Scope Employee only, has any obligation to gross up, indemnify, or otherwise reimburse any current or former employee, director, officer, or service provider for any Tax incurred by such individual under Section 409A or 4999 of the Code. Each Company Employee Benefit Plan complies in all material respects with Section 409A of the Code and the regulations promulgated thereunder to the extent applicable to such Company Employee Benefit Plan. (f) Neither Company nor any ERISA Affiliate of such Company maintains or has maintained, has any obligation to contribute to, or has any current or contingent liability or obligation with respect to any multiemployer plan within the meaning of Section 3(37) of ERISA. (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code (determined without regard to whether such payments are considered reasonable compensation for services rendered). (h) Neither Company, nor Seller or any Affiliate of Seller (other than the Companies) with respect to the In-Scope Employees, is liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity related to unemployment compensation benefits, social security or other benefits, or obligations for any current or former individual independent contractors or employees (except for routine payments made in the Ordinary Course of Business). (i) Neither Company has incurred or would reasonably be expected to incur, any liability for any Tax, fine, or penalty under the Code, ERISA, or other applicable Law in connection with the existence or operation of any Company Employee Benefit Plan or Seller Employee Benefit Plan that would be attributable to, payable by, or imputed to, either Company or any Buyer or Affiliate of any Buyer, and no fact or event exists that would reasonably be expected to give rise to any such liability. (j) Each Company and its ERISA Affiliates have complied in all material respects with the reporting requirements under Sections 6055 and 6056 of the Code with respect to the Patient Protection and Affordable Care Act of 2010, as amended. Neither Company has been, nor would reasonably be expected to be, subject to any penalty under Section 4980H(a) of the Code with respect to any Company Employee Benefit Plan and/or Seller Employee Benefit Plan that is a group health plan. Section 3.15 Insurance. Sellers or Affiliates of the Sellers have in place policies of insurance in effect covering the Companies and the Business. Each such policy is in full force and effect, and all premiums are currently paid in accordance with the terms of such policy. No current limits under such policies have been eroded or materially impaired by claims related exclusively to the Business. No reservation-of-rights letter or other notice of defenses in connection with any claim related exclusively to the Business has been received by either Company. Neither Company has received any notice that any such policy will be canceled (other than pursuant to the expiration

46 LEGAL\67828860\11 of a term in accordance with the terms thereof) or will not be renewed. Each Company is in compliance in all material respects with all insurance requirements under applicable Law and any Material Contract. Except as set forth in Section 3.15 of the Disclosure Letter, since the Lookback Date, no material claim has been made on any of either Company’s insurance policies. Section 3.16 Compliance With Laws; Notices of Violation; Illegal Payments; Permits. (a) Except as set forth in Section 3.16(a) of the Disclosure Letter, each Company and Seller (exclusively with respect to the Business) is in compliance and since the Lookback Date has been in compliance, in each case, in all material respects, with all applicable Laws. (b) Except as set forth in Section 3.16(b) of the Disclosure Letter, since the Lookback Date, no Company or Seller (exclusively with respect to the Business) has received any written notice alleging a violation in any material respect by such Company, Seller, or any of their respective officers, directors or managers, or, to the Company’s Knowledge, employees, individual independent contractors, advisors, or agents (in each case, exclusively with respect to the Business) of any applicable Laws. (c) Since the Lookback Date, no officer, director, manager, employee, individual independent contractor, advisor, or agent of either Company or Seller (exclusively with respect to the Business) has been or is authorized to make or receive, and none of such officers, directors, managers or employees, or, to the Company’s Knowledge, individual independent contractors, advisors or agents has made or received, any bribe, kickback payment, or other illegal payment, in each case, with respect to the Business in violation of applicable Law. (d) Each Company and Seller (exclusively with respect to the Business) (i) holds all Permits required for the ownership and use of its assets and properties and the conduct of the Business as currently conducted, and Section 3.16 of the Disclosure Letter sets forth a list of all such Permits; and (ii) is in compliance in all material respects with all material terms and conditions of any such Permits. Section 3.17 Environmental Matters. (a) Except as set forth in Section 3.17(a) of the Disclosure Letter, each Company and each Seller (exclusively with respect to the Business and the Plants) are in compliance in all material respects with and, since the Lookback Date, have complied in all material respects with all applicable Environmental Laws and Environmental Permits, and each Company and each Seller (exclusively with respect to the Business and the Plants) have timely obtained, maintained in full force and effect, and timely renewed each Environmental Permit. Except as set forth in Section 3.17(a) of the Disclosure Letter, since the Lookback Date, each Company (with respect to any real property formerly owned or leased by either Company or any Seller exclusively with respect to the Business) was in compliance in all material respects with all Environmental Laws during each Company’s period of ownership, leasehold or operation. (b) Except as set forth in Section 3.17(b) of the Disclosure Letter, no Seller nor either Company is subject to any Order or pending, or to the Company’s Knowledge, threatened Proceeding or information request by any Governmental Entity alleging any violation of, or any

47 LEGAL\67828860\11 material Liability under, any Environmental Law or related to any Hazardous Materials, in each case, with respect to a Company, the Real Estate, the Leased Real Property or formerly owned or leased properties or facilities of either Company or any Seller exclusively with respect to the Business. (c) Since the Lookback Date, neither Company nor any Seller (exclusively with respect to the Real Estate or the Leased Real Property) has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released, or exposed any Person to, any Hazardous Material in violation of or as to result in Liability under any Environmental Law, or owned or operated any real property, including the Leased Real Property or, to the Company’s Knowledge, any formerly owned or leased property or facility contaminated by any Hazardous Material, so as to have given rise or as would reasonably be expected to give rise to any material Liabilities of either Company or Seller, including any investigatory, corrective, or remedial obligations, pursuant to Environmental Laws. (d) To the Company’s Knowledge, no Seller (exclusively with respect to the Real Estate and the Leased Real Property) nor either Company has assumed, undertaken, become subject to, or is presently providing an indemnity with respect to any material Liability, including, without limitation, any investigative, corrective, or remedial obligation, of any other Person relating to Environmental Laws or Hazardous Materials. (e) Sellers and each Company have provided or made available to the Buyers all Environmental Permits, material environmental audits and reports, including Phase I environmental site assessment reports and Phase II reports, for the Real Estate, the Leased Real Property, and any formerly owned or leased property or facility of either Company, and other material environmental documents and pleadings relating to any Order or pending or, to the Company’s Knowledge, threatened Proceeding or information request by any Governmental Entity against either Company or related to the Real Estate, the Leased Real Property, or exclusively with respect to the Business that are in the possession, custody or control of any Seller. Section 3.18 Customers And Vendors. Section 3.18(a) of the Disclosure Letter sets forth a correct and complete list of (i) the top ten (10) customers of the Business in terms of the aggregate dollar amount of gross sales to such customers during the twelve (12)-month period ended December 31, 2022 and the eleven (11)-month period ended November 30, 2023, respectively (collectively, the “Material Customers”), and (ii) the five (5) largest suppliers to the Business in terms of the aggregate dollar amount of gross purchases of each of (x) ingredients, and (y) material/packaging, in each case, made from such suppliers to the Business during the twelve (12)- month period ended December 31, 2022 and the twelve (12)-month period ended December 31, 2023, respectively (collectively, the “Material Vendors”). Except as set forth in Section 3.18(b) of the Disclosure Letter, (i) no Material Customer has provided written notice to the effect that, and to the Company’s Knowledge, no such Material Customer intends to or threatened in writing to cease being a customer with respect to the Business or intends to or threatened in writing to materially decrease the rate of buying Products or Private Label Products (whether as a result of the consummation of the transactions contemplated hereby or otherwise) and (ii) no Material Vendor has provided written notice to the effect that, and to the Company’s Knowledge, no such Material Vendor intends to or threatened in writing to cease doing business with the Business or intends to or threatened in writing to materially decrease the rate of supplying materials, Products,

48 LEGAL\67828860\11 Private Label Products or services with respect to the Business (whether as a result of the consummation of the transactions contemplated hereby or otherwise). Section 3.19 Affiliate Transactions. Except for the Transition Services Agreement, the Direct Store Delivery (DSD) Agreement and as otherwise set forth in Section 3.19 of the Disclosure Letter, no Insider (i) is a party to any Contract with either Company, which Contract has obligations that continue after the Closing, or (ii) has any interest in any property (real or personal or mixed, tangible or intangible) owned by either Company. Section 3.20 Indebtedness. Except as set forth in Section 3.20 of the Disclosure Letter, neither Company has any Indebtedness. Section 3.21 Product Liability; Warranties. (a) Except as set forth in Section 3.21(a) of the Disclosure Letter, or to the extent warranties are imposed by applicable Laws and except as given in the Ordinary Course of Business pursuant to the terms and conditions of Contracts to which a Company or a Seller exclusively with respect to the Business is a party for the sale of Products or Private Sale Products manufactured or sold by the RW Company for which the RW Company has Liability, no Product or Private Sale Product manufactured or sold by the RW Company for which the RW Company has Liability or ingredient thereof manufactured, customized, processed, distributed, sold, or delivered by or on behalf of such Company or Seller since the Lookback Date is subject to any guaranty or warranty from such Company or Seller. Except as set forth in Section 3.21(a) of the Disclosure Letter, each Product or ingredient thereof manufactured, customized, processed, distributed, sold, marketed or delivered by or on behalf of such Company or Seller exclusively with respect to the Business since the Lookback Date has been in compliance in all material respects with all Laws and in conformity in all material respects with all express and implied warranties regarding Products or Private Sale Products manufactured or sold by the RW Company for which the RW Company has Liability or ingredients thereof. Section 3.21(a) of the Disclosure Letter lists each claim exceeding Seventy- Five Thousand Dollars ($75,000) made, threatened in writing, or, to the Company’s Knowledge, threatened orally against either Company or any Seller exclusively with respect to the Business, since the Lookback Date, by a customer or other Person alleging that a Product and/or ingredient thereof did not comply with any Law or express or implied warranty regarding such Product or ingredient or was otherwise defective or off-specification, or that such Company or Seller breached any duty to warn, test, inspect, label, or instruct of the dangers of such Product, in each case, against such Company or Seller exclusively with respect to the Business or, to the Company’s Knowledge, against any manufacturer, supplier, warehouse or distributor that provides services to such Company or Seller exclusively with respect to the Business with respect to such Products or Private Sale Products manufactured or sold by the RW Company for which the RW Company has Liability or ingredients thereof. (b) Except as set forth in Section 3.21(b) of the Disclosure Letter, no Person has claimed or alleged in writing to either Company or any Seller exclusively with respect to the Business, since the Lookback Date, that such Company or Seller exclusively with respect to the Business has committed any act or failed to commit any act which would result in, and to the Company’s Knowledge, there has been no occurrence which would give rise to, any product liability claim exceeding Seventy-Five Thousand Dollars ($75,000) (whether covered by insurance or not)

49 LEGAL\67828860\11 on the part of such Company or Seller with respect to Products or Private Sale Products manufactured or sold by the RW Company for which the RW Company has Liability or ingredients thereof designed, manufactured, customized, processed, distributed, sold, marketed or delivered by or on behalf of the Company or Seller exclusively with respect to the Business. Section 3.22 Covid-19 Loans. Section 3.22 of the Disclosure Letter sets forth a list of each loan, exclusion, forgiveness or other item to which each Company has applied to or received pursuant to any COVID-19 Measure, including any “Paycheck Protection Program” loan, “Economic Stabilization Fund” loan or other United States Small Business Administration loan (each, a “COVID-19 Loan”), including, in each case, the amount thereof (collectively, the “COVID-19 Loan Amount”) and the identity of the financial institution providing such COVID- 19 Loan. At the time of submission of the applicable COVID-19 Loan application and at the time such COVID-19 Loan was funded, such Company satisfied, and such Company continues to satisfy, all of the applicable criteria for such COVID-19 Loan. The applicable application materials and supporting documentation with respect to each COVID-19 Loan delivered by such Company, to the financial institutions providing such COVID-19 Loan were correct and complete in all material respects. Section 3.23 FDA and USDA Regulatory Compliance. (a) Except as set forth in Section 3.23(a) of the Disclosure Letter, all Products and Private Label Products (for which the RW Company has Liability) are currently manufactured, developed, processed, labeled, stored or distributed by or on behalf of any Company or any Seller exclusively with respect to the Business, which are subject to the jurisdiction of the FDA, USDA, or any other comparable Governmental Entity, are and since the Lookback Date have been manufactured, tested, developed, processed, labeled, stored, distributed, and marketed and promoted (including promotions on either Company's website) in compliance in all material respects with all applicable Laws by the FDA, USDA, or any other comparable Governmental Entity, including: (i) any pre-market notification or pre-market approval requirements, (ii) any labeling requirements, (iii) any current good manufacturing practices requirements, (iv) the Food Safety Modernization Act, (v) any FDA Indirect Food Additives requirements, (vi) any permissible ingredient mix composition, (vii) any applicable registration requirements, and (viii) any recalls and corrective actions that are required to be reported to customers with reporting obligations to FDA, USDA, or any other comparable Governmental Entity. (b) Except as set forth in Section 3.23(b) of the Disclosure Letter, since the Lookback Date, none of the Products or Private Label Products manufactured or sold by the RW Company for which the RW Company has Liability are, or have been, adulterated, unfit for human consumption, harmful, unsanitary, or misbranded within the meaning of applicable Laws (including the U.S. Federal Food, Drug, and Cosmetic Act, Sanitary Food Transportation Act, Federal Meat Inspection Act, Poultry Products Inspection Act, and Egg Products Inspection Act) at the time such Products or Private Label Products manufactured or sold by the RW Company for which the RW Company has Liability were sold or distributed by each Company or the Sellers exclusively with respect to the Business and, none of the Products or Private Label Products manufactured or sold by the RW Company for which the RW Company has Liability constituted an article prohibited from introduction into interstate commerce by the FDA, USDA, or other comparable Governmental Entity at the time of its manufacture, distribution, delivery, or sale by such Company or Seller.

50 LEGAL\67828860\11 (c) Except as set forth in Section 3.23(c) of the Disclosure Letter, all the operations of each Company and the Sellers exclusively with respect to the Business are, and since the Lookback Date have been, conducted in compliance in all material respects with all applicable Laws issued or implemented by the FDA, USDA, or any other comparable Governmental Entity, including those Laws related to recordkeeping, food safety, food additives, food contact substances, packaging, supplier verification, current good manufacturing practices, transportation, recalls, import and export compliance, corrective action preparedness, and food labeling and advertising. (d) Except as set forth in Section 3.23(d) of the Disclosure Letter, since the Lookback Date, neither Company nor any Seller exclusively with respect to the Business has received, or is subject to, any administrative or regulatory action, warning or untitled letter, regulatory verification or audit results, notice of violation letter, FDA 483, or other similar written notice or complaint or compliance or enforcement action from or by the FDA, USDA, or any comparable Governmental Entity asserting that the testing, manufacture, packaging, processing, distribution, marketing or sale of the Products or Private Sale Product manufactured or sold by the RW Company for which the RW Company has Liability is not in compliance in all material respects with any applicable Law; and to the Company's Knowledge, none of the foregoing is threatened. Furthermore, each Company and Seller exclusively with respect to the Business has made all material notifications, submissions, and reports required by the FDA, USDA, or any other comparable Governmental Entity with respect to the Products or Private Label Products manufactured or sold by the RW Company for which the RW Company has Liability. (e) Since the Lookback Date, each Product has conformed in all material respects to any promises or affirmations of fact made on the Product container or label or in any Product-related marketing, advertising, promotional, or similar materials, and each Company and Seller exclusively with respect to the Business possesses and retains for any legally prescribed period appropriate certifications or scientifically reliable materials to substantiate all such claims with respect to the Products or Private Label Products manufactured or sold by the RW Company for which the RW Company has Liability. (f) Each Company and Seller exclusively with respect to the Business maintains all Permits required by the FDA, USDA, and other comparable Governmental Entities, including FDA registration, state food establishment permits, and Perishable Agricultural Commodities Act licensing, for all applicable Products and Private Label Products manufactured or sold by the RW Company for which the RW Company has Liability and required for the Company's facilities. (g) Each Company and Seller exclusively with respect to the Business currently maintains Hazard Analysis Critical Control Point (HACCP) and Hazard Analysis and Risk-Based Preventive Controls (HARPC) food safety certifications for each of its manufacturing and processing facilities with respect to the Business, and there is no pending or, to the Company’s Knowledge, threatened repeal, failure to renew, or challenge to any such certifications. (h) Except as set forth in Section 3.23(h) of the Disclosure Letter, since the Lookback Date, neither Company nor any Seller exclusively with respect to the Business nor, to the Company's Knowledge, any of their respective vendors or suppliers exclusively with respect to the Business, has received any written notice of, or been subject to, any Order, Proceeding, seizure, injunction, detention, refusal of admittance, civil penalty, criminal investigation or penalty, disqualification or

51 LEGAL\67828860\11 debarment, in each case of the foregoing, relating to any of (i) the Products and Private Label Products manufactured or sold by the RW Company for which the RW Company has Liability, (ii) the ingredients in such Products and Private Label Products manufactured or sold by the RW Company for which the RW Company has Liability, or (iii) the facilities of such Company or Seller at which such Products and Private Label Products manufactured or sold by the RW Company for which the RW Company has Liability are manufactured, developed, processed, labeled, stored or distributed. Section 3.24 GH Restructuring. As of the Closing, the GH Restructuring was consummated in compliance with all applicable Laws. Section 3.25 No Other Representations And Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III, ARTICLE IV AND/OR THE BRINGDOWN CERTIFICATE DELIVERED PURSUANT TO SECTION 9.2(f), NEITHER COMPANY, THE SELLERS NOR ANY PERSON ACTING ON THEIR BEHALF MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND NOTWITHSTANDING THE DELIVERY OR DISCLOSURE BY EITHER COMPANY, THE SELLERS OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA) TO THE BUYER PARTIES, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY DISCLAIMED. THE SELLERS EACH REPRESENT AND WARRANT THAT THEY ARE EXCLUSIVELY RELYING ON THE REPRESENTATIONS AND WARRANTIES PROVIDED IN ARTICLE V, SECTION 8.8 AND THE BRINGDOWN CERTIFICATE DELIVERED PURSUANT TO SECTION 9.3(c) AND ARE NOT RELYING ON ANY OTHER REPRESENTATION OR WARRANTY OTHER THAN THOSE CONTAINED IN ARTICLE V, SECTION 8.8 AND THE BRINGDOWN CERTIFICATE DELIVERED PURSUANT TO SECTION 9.3(c). ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS As an inducement to the Buyers to enter into this Agreement and consummate the transactions contemplated hereby, each Seller hereby represents and warrants on a joint and several basis to the Buyers that the following representations and warranties are true and correct as of the date hereof and as of the Closing Date (except as to any representations and warranties that specifically relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date): Section 4.1 Organization; Authorization. Each Seller is duly formed, validly existing, and in good standing under the Laws of its jurisdiction of formation. Each Seller has the limited liability company power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Sellers of this Agreement and each other Transaction Document to which such Seller is a party and the consummation by each of the Sellers of the transactions contemplated hereby and thereby, have been duly authorized by all requisite limited liability company action on the part of each Seller

52 LEGAL\67828860\11 and no other company actions or proceedings on the part of each Seller is necessary to authorize the execution, delivery or performance of this Agreement or the other Transaction Documents to which such Seller is a party. This Agreement and each other Transaction Document to which such Seller is a party have been duly executed and delivered by such Seller and constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. Section 4.2 Purchased Equity. The RW Seller is not insolvent or the subject of any bankruptcy, reorganization, or similar Proceeding. Other than this Agreement, pursuant to the GH Restructuring or as set forth in Section 4.2 of the Disclosure Letter, there are no outstanding Contracts between the RW Seller or the GH Seller, on the one hand, and any other Persons, on the other hand, with respect to the acquisition, disposition, transfer, registration, or voting of or any other matters in any way pertaining or relating to, or any other restrictions on, any of the Purchased Equity. Section 4.3 Noncontravention. Except as required under the HSR Act or set forth on Section 4.3 of the Disclosure Letter, the execution, delivery and performance by the Sellers of this Agreement and the other Transaction Documents to which a Seller is a party and the consummation by each of the Sellers of the transactions contemplated hereby and thereby, do not (a) conflict with or violate the Governing Documents of such Seller, (b) result in a violation or breach of any provision of any Law or Order applicable to such Seller, or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Contract to which such Seller is a party or (d) result in the creation of any encumbrance upon the Purchased Equity; provided, however, that no representation or warranty is made in the foregoing clauses (b), or (c) with respect to matters that would not, individually or in the aggregate, impair such Seller’s ability to timely consummate the transactions contemplated hereby. Section 4.4 Litigation. There are no Proceedings pending or, to the Company’s Knowledge, threatened against any Seller, at law or in equity, before or by any Governmental Entity or arbitrator that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES As an inducement to the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, each Buyer Party hereby represents and warrants on a joint and several basis to the Sellers that each of the following representations and warranties are true and correct as of the date hereof and as of the Closing Date: Section 5.1 Organization; Authorization. Each Buyer Party is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware with full limited liability company power and authority to execute and deliver this Agreement and each other Transaction Document to which such Buyer Party is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and

53 LEGAL\67828860\11 performance of this Agreement and the other Transaction Documents to be executed and delivered by each Buyer Party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of each Buyer Party and no other company actions or proceedings on the part of each Buyer Party is necessary to authorize the execution, delivery or performance of this Agreement or the other Transaction Documents to which such Buyer Party is a party. This Agreement and each other Transaction Document to which such Buyer Party is a party have been duly executed and delivered by such Buyer Party and constitute the legal, valid and binding obligations of such Buyer Party, enforceable against such Buyer Party in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. Section 5.2 Brokerage. Except for arrangements for which each Buyer Party shall be solely responsible: (i) no Buyer Party nor anyone on such Buyer Party’s behalf has engaged any broker, finder or similar agent in connection with the transactions contemplated by this Agreement and (ii) there are no Liabilities for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of such Buyer Party, in each case for which either Company or the Business has any Liability. Section 5.3 Noncontravention. The execution, delivery and performance by each Buyer Party of this Agreement and the other Transaction Documents to which such Buyer Party is a party, and the consummation of the transactions contemplated hereby and thereby, do not: (a) conflict with or violate the Governing Documents of such Buyer Party, (b) result in a violation or breach of any provision of any Law or Order applicable to such Buyer Party, or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Contract to which such Buyer Party is a party; provided, however, that no representation or warranty is made in the foregoing clauses (b) or (c) with respect to matters that would not, individually or in the aggregate, impair such Buyer Party’s ability to timely consummate the transactions contemplated hereby. Section 5.4 Sufficiency Of Funds. Each Buyer Party has sufficient cash on hand or other sources of immediately available funds to enable it to make timely payment of the Final Closing Cash Purchase Price (including any adjustment amounts that may become payable by the Buyer Parties under Section 2.4 of this Agreement) and the fees and expenses of the Buyer Parties incurred in connection with this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and to pay when due all other amounts required to be paid under this Agreement or any other Transaction Document. Section 5.5 Litigation. There are no Proceedings pending or threatened against any Buyer Party, at law or in equity, before or by any Governmental Entity or arbitrator that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. Section 5.6 Purchase for Investment. Equity Buyer is purchasing the Purchased Equity for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Equity Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Equity

54 LEGAL\67828860\11 Buyer acknowledges that the Purchased Equity has not been registered under the Securities Act of 1933 or any state or foreign securities Laws and that the Purchased Equity may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act of 1933 or the Purchased Equity is registered under any applicable state or foreign securities Laws or sold pursuant to an exemption from registration under the Securities Act of 1933 and any applicable state or foreign securities Laws. Equity Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Equity and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement. Section 5.7 Solvency. Assuming the accuracy of the Sellers’ representations and warranties in Article III and Article IV, immediately after giving effect to the transactions contemplated by this Agreement, each of the Buyer Parties and the Companies (a) is able to pay its debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent Liabilities), and (b) has adequate capital to carry on the Business and any other business it may have. No transfer of assets or property is being made and no obligation is being incurred by any of the Buyer Parties or the Companies in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any of the Buyer Parties or the Companies. Section 5.8 No Other Representations And Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V, SECTION 8.8 AND/OR AND THE BRINGDOWN CERTIFICATE DELIVERED PURSUANT TO SECTION 9.3(c), NEITHER THE BUYER PARTIES NOR ANY PERSON ACTING ON THEIR BEHALF MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND NOTWITHSTANDING THE DELIVERY OR DISCLOSURE BY THE BUYER PARTIES OR ANY OF ITS DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE BUYER PARTIES REPRESENT AND WARRANT THAT EACH IS EXCLUSIVELY RELYING ON THE REPRESENTATIONS AND WARRANTIES PROVIDED IN ARTICLE III, ARTICLE IV AND THE BRINGDOWN CERTIFICATE DELIVERED PURSUANT TO SECTION 9.2(f) AND IS NOT RELYING ON ANY OTHER REPRESENTATION OR WARRANTY OTHER THAN THOSE CONTAINED IN ARTICLE III, ARTICLE IV AND THE BRINGDOWN CERTIFICATE DELIVERED PURSUANT TO SECTION 9.2(f). ARTICLE VI INDEMNIFICATION Section 6.1 Survival Of Representations And Warranties. All representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing in

55 LEGAL\67828860\11 accordance with this Section 6.1. Notwithstanding the foregoing and except with respect to Fraud, no Party shall be entitled to recover for any Loss pursuant to Section 6.2(a) or Section 6.2(b) as applicable, unless written notice of a claim thereof is delivered to the applicable Party prior to (a) with respect to the Sellers Fundamental Representations and the Buyers Fundamental Representations, the date that is six (6) years after the Closing Date, (b) with respect to the Tax Representations, the date that is thirty (30) calendar days after the expiration of the applicable statute of limitations (including any extension that has been approved in writing by UQF) with respect to the applicable Tax, (c) with respect to all other representations and warranties, the date that is twelve (12) months after the Closing Date, and (d) the end of the survival period for covenants and agreements set forth in this Section 6.1. Each of the covenants and agreements of the Parties contained in this Agreement shall survive the Closing Date until the thirtieth (30th) day after the expiration of the term of the performance set forth in such covenant or other agreement or until performed, or in the event that there is no performance required, such covenant or agreement shall survive until the date that is three (3) years after the Closing Date. Notwithstanding the foregoing, any representation or warranty or covenant or agreement in respect of which indemnity may be sought under Section 6.2(a) or Section 6.2(b) shall survive the time at which it would otherwise terminate pursuant to this Section 6.1 if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the Party against whom such indemnity is being sought prior to such time, and any such representation or warranty or covenant or agreement, and the right to indemnity with respect thereto, shall survive until the claim for indemnity with respect to such inaccuracy or breach is finally resolved (such claims are referred to herein as “Pending Claims”). Section 6.2 General Indemnification. (a) From and after the Closing, the Sellers shall indemnify the Buyer Indemnified Parties and save and hold each of them harmless from and against and pay on behalf of or reimburse such Buyer Indemnified Parties for any and all Losses that any such Buyer Indemnified Party may suffer, sustain or become subject to as a result of, arising from or by virtue of (i) any breach or inaccuracy of any representation or warranty made by the Sellers in Article III (Representations and Warranties Concerning the Companies and the Business) and Article IV (Representations and Warranties of the Sellers), (provided, that (A) with respect to Qualified Loss Representations in calculating the amount of any Loss with respect to any such breach or inaccuracy, such determination shall be made without giving effect to any qualification or limitation as to materiality or words of similar import contained in any such representation or warranty (other than with respect to the terms “Material Contract,” “Material Customer” or “Material Vendor”) and (B) with respect to all other representations and warranties, determination of breach and calculating the amount of any Loss with respect to any such breach or inaccuracy, such determination shall be made without giving effect to any qualification or limitation as to materiality or words of similar import contained in any such representation or warranty (other than with respect to the terms “Material Contract,” “Material Customer” or “Material Vendor”)), (ii) any breach or non-fulfillment of any covenant or agreement by the Sellers in this Agreement, (iii) any Transaction Expenses to the extent not included in Final Transaction Expenses, (iv) any Transaction Payments to the extent not included in Final Transaction Payments, (v) any Indebtedness to the extent not included in Final Indebtedness, (vi) any Indemnified Tax, (vii) ownership or operation of the Business, the Companies, the Real Estate and the Equipment prior to Closing and/or ownership or operation of the Sellers’ business(es) (other than

56 LEGAL\67828860\11 the Business, the Companies, the Real Estate and the Equipment), (viii) the Qualified Indemnity Matters and (ix) the Special Indemnified Matter set forth in Section 6.2(a)(ix) of the Disclosure Letter. (b) From and after the Closing, the Buyer Parties shall indemnify the Seller Indemnified Parties and save and hold each of them harmless from and against and pay on behalf of or reimburse such Seller Indemnified Parties for any and all Losses that any such Seller Indemnified Party may suffer, sustain or become subject to as a result of, arising from or by virtue of (i) any breach or inaccuracy of any representation or warranty made by the Buyer Parties in Article V (Representations and Warranties of the Buyer Parties) and the Buyer Guarantor in Section 8.8 (without giving effect to any qualification or limitation as to materiality or words of similar import contained in any such representation or warranty), (ii) any breach or non-fulfillment of any covenant or agreement by the Buyer Parties in this Agreement, and (iii) ownership or operation of the Business, the Companies, the Real Estate and the Equipment after the Closing and/or ownership or operation of any business of any Buyer Parties (other than the Business, the Companies, the Real Estate and the Equipment). (c) Notwithstanding anything to the contrary contained in this Agreement, (i) the Sellers shall not be liable to the Buyer Indemnified Parties for any Losses pursuant to Section 6.2(a)(i) (other than with respect to Sellers Fundamental Representations and the Tax Representations or as provided in Section 6.2(e)) until the aggregate amount of all Losses pursuant to Section 6.2(a)(i) that the Sellers would but for this clause (i) be liable exceeds $837,500 in the aggregate (the “Deductible”); (ii) the maximum liability of the Sellers to the Buyer Indemnified Parties (other than with respect to Sellers Fundamental Representations and the Tax Representations and as provided in Section 6.2(e)), for all Losses pursuant to Section 6.2(a)(i) in excess of the Deductible shall not exceed $837,500 in the aggregate (the “General Cap”), (iii) the maximum liability of the Sellers to the Buyer Indemnified Parties for Qualified Losses and the Qualified Indemnity Matters shall not exceed the amount then in the Seller Indemnity Escrow Amount account (the “Seller Qualified Loss Cap”); (iv) the maximum liability of the Sellers to the Buyer Indemnified Parties for the Special Indemnified Matter shall not exceed Ten Million Dollars ($10,000,000), (v) the Deductible, the General Cap and the Seller Qualified Loss Cap shall not apply with respect to Losses arising from Fraud, breaches of Sellers Fundamental Representations, breaches of Tax Representations, and the covenants and agreements set forth in Section 6.2(a)(iii) – (vii) and (ix), (vi) the Deductible and the General Cap shall not apply with respect to Losses arising from the Qualified Indemnity Matters, and (vii) absent Fraud (which for the avoidance of doubt is not subject to any cap), the maximum liability of the Sellers to the Buyer Indemnified Parties under Section 6.2(a) for all Losses shall not exceed the Final Closing Cash Purchase Price. (d) Notwithstanding anything to the contrary contained in this Agreement, (i) the Buyer Parties shall not be liable to the Seller Indemnified Parties for any Losses pursuant to Section 6.2(b)(i) (other than with respect to Buyers Fundamental Representations) until the aggregate amount of all Losses pursuant to Section 6.2(b)(i) that the Buyer Parties would, but for this clause (i) be liable exceeds the Deductible, (ii) the maximum liability of the Buyer Parties to the Seller Indemnified Parties (other than with respect to Buyers Fundamental Representation), for all Losses pursuant to Section 6.2(b)(i) in excess of the Deductible shall not exceed the General Cap, (iii) the Deductible and the General Cap shall not apply with respect to Losses arising from Fraud, breaches

57 LEGAL\67828860\11 of Buyers Fundamental Representations, and the covenants and agreements set forth in Section 6.2(b)(ii) – (iv), and (iv) absent Fraud (which for the avoidance of doubt is not subject to any cap), the maximum liability of the Buyer Parties to the Seller Indemnified Parties under Section 6.2(b) for all Losses shall not exceed the Final Closing Cash Purchase Price. (e) Notwithstanding anything to the contrary contained in this Agreement, until the date that is twelve (12) months after the Closing Date, the Buyer may seek recovery for any Qualified Losses directly from the Seller Indemnity Escrow Amount without first seeking recovery from the RWI Policy but may also concurrently seek recovery from the RWI Policy, subject to Section 6.2(k). (f) Except as otherwise provided in this Section 6.2 (including Section 6.2(e) with respect to Qualified Losses), following Closing, the Buyer Indemnified Parties’ first source of recovery for all Losses for which the Sellers are liable to the Buyer Indemnified Parties under Article VI (Indemnification) that are not covered by the RWI Policy shall be the Seller Indemnity Escrow Amount. Except as otherwise provided in this Section 6.2, any such Losses for which the Sellers are liable to the Buyer Indemnified Parties pursuant to Article VI (Indemnification) that are not covered by the RWI Policy that exceed the available amount of the Seller Indemnity Escrow Amount shall be satisfied by the Sellers, jointly and severally, by wire transfer of immediately available funds within five (5) Business Days after the final determination thereof. (g) Except as otherwise provided in this Section 6.2, following Closing, the Seller Indemnified Parties’ first source of recovery for (i) all Losses for which the Buyer Parties are liable to the Seller Indemnified Parties under Article VI (Indemnification) and (ii) any amounts to which UQF is entitled for a breach by any Buyer Party or any Company of the Transition Services Agreement, the Seller Co-Manufacturing Agreement, the Buyer Co-Manufacturing Agreement or the Direct Store Delivery (DSD) Agreement, pursuant to the terms of the applicable agreement, and which is a Pending Claim on the twelfth month anniversary of the Closing Date, shall be the Buyer Indemnity Escrow Amount. Except as otherwise provided in this Section 6.2, any such Losses and amounts for which the Buyer Parties are liable to the Seller Indemnified Parties pursuant to the preceding sentence that exceed the available amount of the Buyer Indemnity Escrow Amount shall be satisfied by the Buyer Parties, jointly and severally, by wire transfer of immediately available funds within five (5) Business Days after the final determination thereof. (h) Equity Buyer and UQF covenant and agree that, no later than the fourth Business Day immediately following the twelve (12) -month anniversary of the Closing Date, such Party shall deliver joint written directions to the Escrow Agent directing the Escrow Agent to pay by wire transfer to (i) the account(s) designated in writing by UQF, for the benefit of the Sellers, an amount equal to (x) any remaining Seller Indemnity Escrow Amount minus (y) the amount the Equity Buyer has reasonably claimed in good faith is necessary to cover any Losses from any Pending Claims delivered to Sellers on or before such twelve month anniversary, minus (z) the Retention Bonus Amount that Sellers are obligated to pay pursuant to Section 8.9, and (ii) to the payroll account of the applicable Company, the Retention Bonus Amount. (i) Equity Buyer and UQF covenant and agree that, no later than the fourth Business Day immediately following the twelve (12) month anniversary of the Closing Date, such Party shall deliver joint written directions to the Escrow Agent directing the Escrow Agent to pay by wire transfer to the account(s) designated in writing by Equity Buyer an amount equal to (x) any

58 LEGAL\67828860\11 remaining Buyer Indemnity Escrow Amount minus (y) the amount UQF has reasonably claimed in good faith is necessary to cover any Losses from any Pending Claims delivered to Buyer Parties on or before such twelve month anniversary. (j) All indemnification payments under this Section 6.2 shall be deemed adjustments to the Final Closing Cash Purchase Price for Tax purposes. (k) The amount of any Losses for which an indemnified party is entitled to indemnification under this Article VI shall be reduced by the amount of insurance proceeds collected by the indemnified party or its Affiliates with respect to such Losses (less any costs and expenses actually paid by the indemnified party or any of its respective Affiliates (including the Companies) to collect any such proceeds (collectively, “Collection Costs”)). If an indemnified party or any of its Affiliates receives any amounts under applicable insurance policies or receives any other recovery with respect to any Losses subsequent to an indemnification payment by an indemnifying party (either directly from the indemnifying party or through a release from the escrow account of an indemnifying party), then such indemnified party shall within five (5) Business Days of receipt reimburse the indemnifying party for all such amounts received, less any Collection Costs, but not to exceed the amount such indemnified party paid (either directly from the indemnifying party or through a release from the escrow account of an indemnifying party) with respect to such Losses. (l) In no event shall any indemnified party be entitled to duplicate recovery with respect to the same Losses under this Agreement, the other Transaction Documents, the RWI Policy, for which an indemnified party received the benefits of an adjustment to the Final Closing Cash Purchase Price pursuant to Section 2.4 or otherwise. (m) Each Party shall take, and shall cause each Seller Indemnified Party and Buyer Indemnified Party, as applicable, to take, all commercially reasonable steps (determined without regard to any indemnification rights of such Person hereunder) to mitigate all Losses that are indemnifiable or recoverable under this Agreement or in connection herewith. (n) Notwithstanding anything to the contrary contained in this Agreement, except for claims based on Fraud and as provided in Section 2.4 or Section 11.10, from and after the Closing, the rights and remedies of the Parties, any Buyer Indemnified Party and any Seller Indemnified Party under this Article VI are in lieu of any and all other rights and remedies which the Parties, any Buyer Indemnified Party or any Seller Indemnified Party may have under this Agreement or otherwise against any other Party with respect to this Agreement, and each Party waives and releases and agrees to waive and release any and all other rights, claims, or causes of action it or its Affiliates may have against any other Party or its Affiliates now or in the future under any Law (regardless of the theory of recovery) with respect to the matters referred to in this sentence. Section 6.3 Indemnification Procedures. (a) If any indemnified party receives notice of the assertion of any claim or commencement of any Proceeding made or brought by any Person who is not a Party or an Affiliate of a Party or a representative of the foregoing (a “Third-Party Claim”) against such indemnified party with respect to which an indemnifying party is seeking indemnification under this Agreement, the indemnified party shall give the indemnifying party prompt written notice thereof; provided that

59 LEGAL\67828860\11 the failure to so notify an indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the Losses for which the indemnifying party is obligated to be greater than such Losses would have been had the indemnified party given the indemnifying party prompt written notice hereunder. Such notice by the indemnified party shall describe the Third-Party Claim in reasonable detail (to the extent known by the indemnified party), shall indicate if the claim is a Qualified Loss and shall indicate the estimated amount of Losses (if known by the indemnified party). If a Third-Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense at its own cost and expense thereof and, if it so chooses (but subject to the other terms and conditions of this Section 6.3(a)), to assume the defense thereof with counsel selected by the indemnifying party. If the indemnifying party assumes the defense of a Third-Party Claim in accordance with this Section 6.3(a), the indemnifying party shall not be liable to the indemnified party for any legal expenses incurred by the indemnified party following the indemnifying party’s assumption of such defense (but only for so long as the indemnifying party continues to control such defense). Any such participation or assumption shall not constitute a waiver by any Party of any attorney-client privilege in connection with such Third-Party Claim. If the indemnifying party assumes the defense of a Third-Party Claim in accordance with this Section 6.3(a), the indemnified party shall have the right to participate in the defense thereof and to employ counsel of its own choosing, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that, notwithstanding the foregoing, the indemnifying party shall continue to control such defense. If the indemnifying party chooses to defend or prosecute a Third-Party Claim, the indemnifying party and the indemnified party shall reasonably cooperate with each other in the defense or prosecution thereof. Whether or not the indemnifying party assumes the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). If the indemnifying party assumes the defense of a Third-Party Claim, the indemnifying party shall not settle such Third- Party Claim without the consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), except that the indemnifying party shall have the right to settle such Third-Party Claim without the consent of the indemnified party if such settlement (i) does not involve any admission by the indemnified party of any fault, (ii) does not involve any relief against the indemnified party other than monetary damages paid in full by the indemnifying party, and (iii) provides a customary and unconditional release of the indemnified party in connection with such Third-Party Claim. Notwithstanding anything in this Section 6.3 to the contrary, the indemnifying party will not be entitled to assume or continue the defense of any such Third-Party Claim that (A) primarily seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief that the indemnified party reasonably determines, after consultation with its outside counsel, cannot be separated from any related claim for monetary damages; (B) presents, under applicable standards of legal professional conduct, based on advice of outside counsel to the indemnified party, an actual conflict of interest with respect to representation of the indemnified party and indemnifying party by the same counsel; (C) involves a material customer or material vendor of any Buyer or Company that is not also a customer or vendor of any Seller or any of its Affiliates (other than the Companies); (D) has a reasonable likelihood of resulting in Losses that exceed the General Cap, the Seller Qualified Loss Cap or the Final Closing Cash Purchase Price, as applicable; (E) relates to or arises in connection with any criminal Proceeding in which the indemnified party or any of its representatives is a defendant; (F) the indemnifying party has failed

60 LEGAL\67828860\11 to reasonably defend such Third-Party Claim and such failure has continued for more than thirty (30) days after the indemnified party’s delivery of written notice of such failure to the indemnifying party; or (G) if the RWI Policy prohibits the Sellers from controlling the defense of a Third-Party Claim that alleges a breach of a representation or warranty or an Indemnified Tax, then the terms of the RWI Policy shall control with respect to who shall control such Third-Party Claim. If the indemnifying party elects not to compromise or defend such Third-Party Claim or fails to promptly (within 30 days of the indemnifying party’s receipt of written notice of the Third-Party Claim) notify the indemnified party in writing of its election to defend as provided in this Agreement, the indemnified party may pay, compromise, or defend such Third-Party Claim and seek indemnification under this Article VI for any and all Losses based upon, arising from or relating to such Third-Party Claim; provided that the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). The Sellers and the Buyers shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim. (b) Any claim under this Article VI by an indemnified party on account of a Loss that does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the indemnified party giving the indemnifying party prompt written notice thereof; provided that the failure to so notify an indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the Losses for which the indemnifying party is obligated to be greater than such Losses would have been had the indemnified party given the indemnifying party prompt written notice hereunder. Such notice by the indemnified party shall describe the Direct Claim in reasonable detail (to the extent known by the indemnified party), shall indicate if such Direct Claim is a Qualified Loss, and shall indicate the estimated amount of Losses (if known by the indemnified party). (c) To the extent that there is an inconsistency between this Section 6.3 and Section 7.1(h) as it relates to a Tax Proceeding or any other matters relating to Taxes, the provisions of Section 7.1(h) shall govern. ARTICLE VII TAX MATTERS Section 7.1 Certain Tax Matters. (a) (i) UQF shall prepare and timely file, or cause to be prepared and timely filed, at its expense, all Consolidated Returns that include the respective Company. All such Tax Returns, to the extent they relate to the Company, shall be prepared in a manner consistent with past custom and practice (unless otherwise required by this Agreement or applicable Law). The common parent filing such Consolidated Return including any such Company shall, subject to Section 7.1(r), include the income and expenses of each such Company (including any deferred items triggered into income by Treasury Regulation Section 1.1502-13 (or any similar provision of state, local or non-U.S. Laws) and any excess loss account taken into income under Treasury Regulation Section 1.1502-19 (or

61 LEGAL\67828860\11 any similar provision of state, local or non-U.S. Laws)) for tax periods through the end of the Closing Date on such Consolidated Return pursuant to the conventions provided in this Agreement. Buyers shall cause the RW Company to furnish tax information to the Sellers for inclusion in the Consolidated Returns filed after the Closing Date in accordance with past custom and practice. UQF or its Affiliates shall deliver a pro forma copy of separate company tax information included on any such Consolidated Return with respect to the RW Company (and the GH Company, to the extent applicable) filed after the Closing Date for Pre-Closing Tax Periods for the Equity Buyer’s review and comment at least thirty (30) days prior to the due date for filing such Consolidated Return (after giving effect to any permitted extensions) and shall consider in good faith any comments provided by the Equity Buyer. Except as required by applicable Law at a “more likely than not” standard (or higher level of authority) or as a result of a Tax audit or other Tax proceeding relating to the Seller Group or the RW Company, if the Seller Group amends after the Closing any Consolidated Return that includes the RW Company for a Pre-Closing Tax Period and such amendment increases a post-Closing Tax liability of the RW Company or decreases any Tax attribute of the RW Company, UQF shall indemnify the Buyer Indemnified Parties for any Losses solely resulting from such increase in post-Closing Tax liability or decrease in Tax attribute. (ii) In jurisdictions requiring separate income Tax reporting of a Company from the Sellers or their parent, UQF shall prepare, or cause to be prepared, at the Sellers’ expense, all such income Tax Returns of the applicable Company that are due after the Closing Date (giving effect to valid filing extensions) for all Tax periods ending on or prior to the Closing Date (“Seller Prepared Returns”) in a manner consistent with past custom and practice of the Company (unless otherwise required by this Agreement or applicable Law); provided, however, that prior to filing any such Seller Prepared Return, UQF shall submit such income Tax Return (and related schedules, statements and supporting documentation) and a statement of Taxes owed in connection with the filing of such income Tax Return at least thirty (30) days prior to the due date for filing such income Tax Return (giving effect to valid filing extensions) to Equity Buyer for its review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. The RW Seller shall pay to Equity Buyer an amount equal to all Indemnified Taxes due with any Seller Prepared Return as finally prepared pursuant to this Section 7.1(a)(ii)) no later than five (5) business days before the date the Company is required to pay such Taxes. (b) The Equity Buyer, at its expense, shall cause the respective Company to prepare and timely file all Tax Returns of such Company for all Tax periods ending on or prior to the Closing Date required to be filed and first due after the Closing Date (giving effect to valid filing extensions) that are not described in Section 7.1(a) and for any Straddle Period (the “Buyer Prepared Returns”) in a manner consistent with past custom and practice of the Company (unless otherwise required by this Agreement or applicable Law); provided, however, that prior to filing any such Buyer Prepared Return that is an income Tax Return and shows an Indemnified Tax, Buyer shall submit such income Tax Return (and related schedules, statements and supporting documentation) and a statement of Taxes owed in connection with the filing of such income Tax Return at least thirty (30) days prior to the due date for filing such income Tax Return (giving effect to valid filing extensions) to UQF for its review and approval, which approval shall not be unreasonably withheld, conditioned or

62 LEGAL\67828860\11 delayed. The RW Seller shall pay to Equity Buyer an amount equal to all Indemnified Taxes due with any Buyer Prepared Return as finally prepared pursuant to this Section 7.1(b) no later than five (5) days before the date the Company is required to pay such Taxes. No failure or delay of the Buyer in providing any Buyer Prepared Returns for UFQ to review shall reduce or otherwise affect the obligations or liabilities of the Sellers pursuant to this Agreement, except to the extent any Seller is materially prejudiced by such failure or delay. (c) To the extent permitted by applicable Law based on a “more likely than not” standard (or higher level of authority), all income Tax deductions related to, without duplication, (i) the payment or accrual of transaction and bonus arrangements paid or accrued for Tax purposes on or before the Closing Date by or on behalf of the Company, (ii) all other expenses of a Company paid or accrued for Tax purposes on or before the Closing Date by or on behalf of the Company that are economically borne by the Sellers, the Companies or any of their Affiliates in the Pre-Closing Tax Period, (iii) Transaction Expenses, and (iv) Transaction Payments, in each case, to the extent arising in the Pre-Closing Tax Period, shall be claimed as current deductions on the income Tax Returns of the applicable Company, the applicable Company’s regarded tax owner or the applicable Company’s common parent on a Consolidated Return for the Pre-Closing Tax Period. (d) The Buyers and the Sellers agree that: (i) The Tax year of the RW Company shall end for U.S. federal income Tax purposes as of the end of the Closing Date and, to the extent permissible under applicable Law, each other Company shall elect to have each of its other Tax years end as of the end of the Closing Date; (ii) The common parent of the Seller Group shall not elect to retain any net operating loss carryovers or capital loss carryovers of any Company under principles similar to former Treasury Regulation Section 1.1502-20; and (iii) Buyers and RW Seller agree to report all income from transactions not in the Ordinary Course of Business occurring on the Closing Date after the Closing on the Tax Returns of the relevant Company for the taxable period that begins on the day after the Closing Date (or the Buyer’s or its Affiliate’s consolidated Tax Return if the relevant Company is included in a consolidated Tax Return after the Closing Date) to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) (or any similar provision of state or local Law). Unless otherwise required by Law, or in connection with a determination within the meaning of Section 1313(a) of the Code, none of the Buyer, Sellers or their Affiliates shall take any position (and the Buyer shall not allow any Company or any of its other Affiliates to take any position) during the course of any audit or other Proceeding with respect to any Taxes or Tax Returns that is inconsistent with any, position, or agreement provided for in this Agreement. (e) Without the prior written consent of UQF, which consent shall not be unreasonable withheld, conditioned or delayed, Buyers shall not, and shall not permit its Affiliates, including either Company, to (i) subject to Section 7.1(b), file any Tax Return of or with respect to the Company for a taxable period ending on or prior to the Closing Date or Straddle Period, (ii) amend,

63 LEGAL\67828860\11 refile, revoke or otherwise modify any Tax Return for the Company, for any Pre-Closing Tax Period or Straddle Period, (iii) make or change any Tax election of any Company that applies or is retroactive to a taxable period ending on or prior to the Closing Date or Straddle Period (except, in the case of a Straddle Period, to the extent such Tax election is made in the Ordinary Course of Business), (iv) file any Tax Return for any Company for a Pre-Closing Tax Period in any jurisdiction where prior to the Closing Date the Company has not filed such type of Tax Return; (v) agree to extend the statute of limitations with respect to any assessment of any Tax or deficiency related to a taxable period ending on or prior to the Closing Date or Straddle Period, other (in each case) than in connection with a Tax Proceeding conducted in accordance with Section 7.1(h) for any Company, or (vi) initiate or seek any voluntary disclosure agreement or amnesty type programs involving any Company with a taxing authority regarding a Pre-Closing Tax Period; provided, in each case, Buyers shall not be required to obtain the prior written consent of UQF if it is determined by an independent regionally or nationally recognized tax advisor that such action (or in the case of clause (vi) if the filing of any Tax Returns that would be subject to a voluntary disclosure agreement or amnesty type program) is required by applicable Law based on a “more likely than not” standard (or higher level of authority). (f) The Buyer Parties and the Sellers shall cooperate fully in connection with the preparation and filing of Tax Returns and any pending or threatened Tax audit, assessment, litigation or other Proceeding and shall provide any information necessary in connection therewith or reasonably requested to allow any other Party or each such Company to comply with the provisions of this Agreement, including the provision of pro forma financial and separate company tax information for the Companies for Pre-Closing Tax Periods, and with any information reporting or withholding requirements contained in the Code or other applicable Laws or to compute the amount of payroll or other employment Taxes due with respect to any payment made in connection with this Agreement. The Parties shall further provide any certificates or forms, and timely execute any Tax Return, that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax. Each Party shall furnish the other Parties with copies of all relevant correspondence received from any Governmental Entity in connection with any Tax audit or information request with respect to any Taxes for which the other may have an indemnification obligation under this Agreement. The Buyer Parties agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by any other Party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority. (g) Each Company’s obligations under all Tax Sharing Agreements (including any Tax Sharing Agreements between a Company and a Seller Group), to the extent applicable, shall be terminated as of the Closing Date and, after the Closing Date, such Company, as applicable, shall not be bound thereby or have any Liability thereunder. (h) Equity Buyer shall notify UQF in writing within ten (10) days after receipt by Equity Buyer, any Company or any of their respective Affiliates of notice of any audit or other Proceeding relating to Taxes of a Company relating to any (i) Pre-Closing Tax Period or (ii) Straddle Period (a “Tax Proceeding”); provided, however, that Equity Buyer’s failure to provide such notification shall not affect Sellers’ indemnification or other obligations under this Agreement

64 LEGAL\67828860\11 except to the extent that Sellers or their Affiliates are materially prejudiced thereby. Such notification shall specify in reasonable detail the basis for such Tax Proceeding and shall include a copy of the relevant portion of any correspondence received from the taxing authority. If (i) Buyers could be entitled to indemnification pursuant to this Agreement with respect to such Tax Proceeding; (ii) UQF has notified the Buyers that the Tax Proceeding could reasonably be expected to result in the inclusion additional income or reduction in a deduction to the Sellers or their Affiliates; or (iii) the Tax Proceeding on its face addresses the Tax liability or Tax attributes of Sellers or their Affiliates (other than the Companies), then, notwithstanding anything to the contrary in this Agreement (i) with respect to Tax Proceedings relating solely to a Pre-Closing Tax Period, UQF shall have the right (but not the duty), at its own cost or expense, to elect to control such Tax Proceeding by written notice to Equity Buyer within fifteen (15) days of receiving the written notice of the Tax Proceeding, provided that Equity Buyer shall have the right, at its own cost of expense, to participate in the defense of such matter and employ counsel, separate from counsel employed by UQF, and UQF shall provide Equity Buyer with a timely and reasonably detailed account of each stage of the Tax Proceeding, shall consult with Equity Buyer in good faith concerning the appropriate strategy for contesting such Tax Proceeding and shall not settle, compromise, or abandon any Tax Proceeding without obtaining Equity Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed, and (ii) with respect to all Tax Proceedings that UQF does not elect to control or Tax Proceedings relating to Straddle Periods, Equity Buyer shall have the right to control such Tax Proceeding; provided, that UQF, at its own cost and expense, shall have the right (but not the duty) to participate in the defense of such Tax Proceeding and to employ counsel, at their own expense, separate from counsel employed by Equity Buyer and the Equity Buyer shall provide UQF with a timely and reasonably detailed account of each stage of the Tax Proceeding, shall consult with UQF in good faith concerning the appropriate strategy for contesting such Tax Proceeding and shall not settle, compromise, or abandon any Tax Proceeding without obtaining UQF’s prior written consent, which consent shall not be unreasonably withheld or delayed. (i) Notwithstanding anything in this Agreement to the contrary, UQF, at its own cost and expense, shall be entitled to control in all respects, and neither Buyer nor any of its Affiliates shall be entitled to participate in, any Tax Proceeding with respect to (A) any Tax Return of a Seller or its direct or indirect owners or (B) any Consolidated Return that includes a Company that is a member of the Seller Group, in each case. (j) For purposes of determining the amount of Taxes of each Company and the Plants (as applicable) that relate to a Pre-Closing Tax Period, the Parties agree to, except as set forth in Section 7.1(n), use the following conventions: (i) In the case of Taxes imposed on a periodic basis for a Straddle Period, the amounts that are attributable to the portion of the Straddle Period ending on the Closing Date shall be determined by multiplying the Taxes for the entire Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; (ii) In the case of Taxes imposed on such Company, such Buyer or any other Buyer Indemnified Party as a result of income of any Flow-Thru Entity realized prior to the Closing Date (such income being computed assuming the Flow-Thru Entity had a year

65 LEGAL\67828860\11 that ends on the Closing Date and closed its books), such Taxes shall be treated as Taxes of such Company for a Pre-Closing Tax Period; (iii) In the case of Taxes in the form of interest or penalties, all such Taxes shall be treated as attributable to a Pre-Closing Tax Period to the extent relating to a Tax for a Pre-Closing Tax Period whether such items are incurred, accrued, assessed or similarly charged on, before or after the Closing Date; and (iv) In the case of any Taxes or refunds of Taxes (or credits for overpayment of Taxes) measured by income, gross receipts, payments, sales, or payroll of the Company for the Pre-Closing Tax Period, the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date. For purposes of this clause (iv), any item determined on an annual or periodic basis (including amortization and depreciation deductions and the effects of graduated rates) shall be allocated to the portion of the Straddle Period ending on the Closing Date based on the mechanics set forth in clause (i) for periodic Taxes. For the avoidance of doubt, any payroll or other employment Taxes of each Company for any Pre-Closing Tax Period that are deferred pursuant to Section 2302 of the CARES Act shall be treated as attributable to the Pre-Closing Tax Period. (k) The Buyers, on the one hand, and Sellers, on the other hand, shall each bear fifty percent (50%) of applicable state, local, transfer, excise, sales, use, ad valorem, value added, registration, stamp, recording and similar Taxes or fees applicable to, imposed upon, or arising out of any transaction contemplated by this Agreement and all related interest and penalties (collectively, “Transfer Taxes”). The Sellers and the Buyers shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Tax Laws in connection with the payment of such Transfer Taxes; provided, that the party required by applicable Law shall timely file any Tax Return or other document with respect to such Transfer Taxes. The relevant party filing the Tax Return shall provide evidence satisfactory to the other parties that such Tax Returns have been duly and timely filed and the relevant Transfer Taxes duly and timely paid. The parties shall reasonably cooperate with each other to lawfully minimize any Transfer Taxes. (l) The RW Seller shall be entitled to receive all Tax refunds or amounts credited in lieu of Tax refunds against Taxes of any Company or Taxes paid by or on behalf of any Company on or before the Closing Date (i) with respect to each taxable year ending on or about December 31 2022, December 31, 2023 and the short taxable year ending on the Closing Date, in each case, that are received by any Buyer Party, the Company or any of their Affiliates prior to the three (3) year anniversary of the Closing Date and (ii) notwithstanding anything to the contrary described in clause (i), with respect to refunds set forth on Schedule 7.1(l) of the Disclosure Letter that are received by any Buyer Party, the Company or any of their Affiliates (whether or not received prior to the three (3) year anniversary of the Closing Date). The Buyer Parties shall pay or cause to be paid to RW Seller any such refund or the amount of any such credit (without interest other than interest received from the Governmental Entity) received by any Buyer Party, the Company or any of their Affiliates after the Closing Date within ten (10) days after receipt or entitlement by Buyers, any Company or

66 LEGAL\67828860\11 any of their Affiliates, less reasonable expenses and Taxes incurred to obtain such Tax refunds (including any Taxes that would be imposed on receipt of such refund or a distribution of any portion of such refund to the Buyers) provided, however, that if any portion of such refund is subsequently disallowed by any Governmental Entity, then amounts previously paid hereunder in respect thereof shall be promptly reimbursed by RW Seller to the Equity Buyer. Nothing in this Section 7.1(l) shall require that the Buyer Parties make any payment with respect to any refund for a Tax (and such refunds shall be for the benefit of the Buyer Parties and the Companies) that is with respect to (i) any refund of Tax that is the result of the carrying back of any net operating loss or other Tax attribute or Tax credit of the Company incurred in a taxable period (or portion thereof) beginning after the Closing Date; (ii) any refund for Tax that is included in calculation of the Final Closing Cash Purchase Price; (iii) any refund for Tax that gives rise to an additional payment obligation by any Company (other than pursuant to this Section 7.1(l)) to any Person under applicable Law or pursuant to a provision of a Contract or other agreement entered (or assumed) by any Company on or prior to the Closing Date; or (iv) an employee retention credit under Section 3134 of the Code with respect any the Company for any Pre-Closing Tax Period. Any payments made pursuant to this Section 7.1(l) shall constitute an adjustment to the Final Closing Cash Purchase Price for Tax purposes unless otherwise required by applicable Law. Upon the reasonable request and at the expense of UQF, Buyers shall use commercially reasonable efforts to cause the applicable Company to file a claim for refund of any Taxes payable to the RW Seller pursuant to this Section 7.1(l), including through the filing of amended Tax Returns or otherwise, relating to any Company (or its assets or operations) for any Pre-Closing Tax Period in such form as UQF may reasonably request. (m) Neither Buyers, any Company nor any of its Affiliates shall make or cause to be made any actual or deemed election under Sections 336(e) or 338 of the Code, or any corresponding provisions of state, local or foreign Laws, with respect to the acquisition of the Purchased Equity in connection with the transactions contemplated by this Agreement. (n) Asset Taxes attributable to the Real Estate and the Equipment shall be prorated, as of the Closing Date, with the Sellers paying a fraction thereof based upon the number of days elapsed in the applicable fiscal period prior to the Closing Date and the Buyers paying a fraction thereof based upon the number of days elapsed in the applicable fiscal period on and after the Closing Date. With respect to any Asset Taxes for a Straddle Period, the Real Estate Buyers shall receive a credit at Closing to the extent of the Rest Estate Seller’s portion of such Asset Taxes (as determined in accordance with Section 7.1(j)), to the extent not reflected in Indebtedness or Working Capital, or otherwise included in the calculation of the Initial Closing Cash Purchase Price payable pursuant to Section 2.3 and the determination of the Final Closing Cash Purchase Price pursuant to Section 2.4. The Real Estate Buyers shall thereafter pay or cause to be paid, when due, to the appropriate Governmental Entity, all Asset Taxes for the Straddle Period. If the applicable Tax rate or assessment is not fixed for such Straddle Period at the time the Final Closing Cash Purchase Price is determined pursuant to Section 2.4, the apportionment of such Asset Taxes and payments at the Closing shall be based upon the most recently ascertainable Asset Tax bills, and the Parties shall work together in good faith to promptly “true-up” the Asset Taxes assessed during the Straddle Period after such Asset Tax bills become available notwithstanding that any such Asset Tax bills are received, and any “true-up” payment will be made after the determination of the Final Closing Cash Purchase Price pursuant to Section 2.4.

67 LEGAL\67828860\11 (o) The Parties intend that the purchase and sale of GH Purchased Equity shall be treated, for federal (and applicable state and local) income Tax purposes, as a purchase and sale of the assets and assumption of liabilities of GH Company. Within sixty (60) days following the determination of the Final Closing Cash Purchase Price, UQF shall deliver to the Equity Buyer a schedule allocating the portion of the Final Closing Cash Purchase Price allocated to the GH Purchased Equity, the Real Estate and the Equipment and other items properly taken into account for U.S. federal income tax purposes, including relevant liabilities of the GH Company, among the assets of GH Company, the Real Estate and the Equipment (the “Purchase Price Allocation Schedule”). The Purchase Price Allocation Schedule shall be prepared in accordance with the applicable provisions of the Section 1060 of the Code and Treasury Regulations promulgated thereunder. If the Equity Buyer does not provide any comments to UQF in writing within thirty (30) days following delivery by UQF of the draft Purchase Price Allocation Schedule, then the draft Purchase Price Allocation Schedule proposed by UQF shall be deemed to be final and binding, absent manifest error. If, however, the Equity Buyer submits comments to UQF within such-thirty (30) day period, the Equity Buyer and UQF shall negotiate in good faith to resolve any differences within twenty (20) days after the Equity Buyer provided comments to UQF and if UQF and the Equity Buyer are able to resolve such differences such draft Purchase Price Allocation Schedule shall become agreed upon and final. If the Equity Buyer and UQF are unable to resolve any dispute within such twenty (20) day period, then the Accounting Arbitrator shall thereafter resolve the issues in dispute. The Accounting Arbitrator shall resolve such issues in accordance with Section 1060 or the Code and the Treasury Regulations promulgated thereunder and the Purchase Price Allocation Schedule shall be modified accordingly. The fees and expenses payable to the Accounting Arbitrator shall be split between the Buyers on the one hand and the Sellers on the other hand using the methodology set forth in Section 2.4. Each of the Sellers and the Buyers agree (i) to prepare and timely file all Tax Returns, including IRS Form 8594, (and all supplements thereto) in a manner consistent with the Purchase Price Allocation Schedule (as finally determined under this Section 7.1(o)) and (ii) in the course of any examination, audit or other Proceeding with respect to any Tax Return or Tax, will take no position, and cause its Affiliates to take no position, inconsistent with the Purchase Price Allocation Schedule (as finally determined under this Section 7.1(o) for Tax purposes, unless required by applicable Law. The Equity Buyer and UQF will revise the Purchase Price Allocation Schedule to the extent necessary to reflect any post-Closing payment or adjustment made pursuant to or in connection with this Agreement. The Parties acknowledge and agree that the purchase and sale of the RW Purchased Equity is not intended to be treated as a deemed sale of RW Company assets for federal (and applicable state and local) Tax purposes. (p) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 7.1 shall survive for the full period of the applicable statute of limitations (giving effect to any waiver, mitigation, or extension thereof) plus sixty (60) days. (q) Buyers shall cause the Companies not to engage in any transactions not in the Ordinary Course of Business occurring on the Closing Date after the Closing and shall agree to indemnify Sellers and their Affiliates for any additional Tax owed by Sellers or their Affiliates (including Tax owed by Sellers or their Affiliates due to this indemnification payment) resulting from any such transaction.

68 LEGAL\67828860\11 ARTICLE VIII COVENANTS Section 8.1 Press Release And Announcements. Except as may be required to comply with the requirements of any applicable Law or stock exchange requirement, no Party will, and will cause each of their controlled Affiliates and representatives to not, issue any press release or other public announcement relating to the subject matter of this Agreement or the transactions contemplated hereby without the prior approval of UQF (in the case of a press release or other public announcement by any Buyer Party) or the Equity Buyer (in the case of a press release or other public announcement by any Seller), which approval such other Parties are under no obligation to grant. Notwithstanding the preceding sentence, nothing in this Agreement shall prohibit the Sellers or any of their respective Affiliates from announcing the transactions contemplated by this Agreement and pertinent details of such transactions as the Sellers reasonably determine may be required to comply with the requirements of any applicable Law or stock exchange requirement; provided, further, any Buyer Party may make a press release or other public announcement related to the transactions contemplated by this Agreement after Sellers or their Affiliates announce the same so long as such Buyer Party’s press release or other public announcement does not contain additional information about the transactions contemplated by this Agreement beyond that which Sellers or their Affiliates have already publicly disclosed. Section 8.2 Expenses. Except as otherwise provided in this Agreement, each Party shall be liable for and pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) in connection with the negotiation and execution of this Agreement, the performance of such Party’s obligations hereunder and the consummation of the transactions contemplated hereby. Section 8.3 Further Assurance. Each Party shall execute and deliver such further instruments of conveyance and transfer, and take such additional action as reasonably requested by any other Party, to consummate, confirm or evidence the transactions contemplated hereby and carry out the purposes of this Agreement. Section 8.4 Restrictive Covenants. (a) Confidentiality. (i) Each Seller covenants that, from and after the Closing, such Seller shall not disclose, and shall cause each of its Affiliates and representatives to not disclose, and shall treat and hold as strictly confidential, all Company Confidential Information and, except as otherwise permitted by this Agreement, refrain from using any Company Confidential Information (other than for the benefit of the Buyer Group after the Closing Date). Upon the request of the Buyers at any time after the Closing Date, each Seller shall deliver promptly to the Buyers or destroy all tangible embodiments (and all copies) of the Company Confidential Information that are in such Seller’s possession or under such Seller’s control and provide confirmation thereof in writing; provided that no Seller nor any of its respective Affiliates will be obligated to return or destroy any Company Confidential Information that is contained in a computer system in accordance with its backup, security and/or disaster recovery procedures and no Seller nor any of its respective

69 LEGAL\67828860\11 Affiliates will be prohibited from retaining any Company Confidential Information required by applicable Law, regulation or professional standard or for legal compliance or other regulatory purposes or for accounting or Tax Return preparation purposes or to perform its obligations under the Transition Services Agreement, the Direct Store Delivery (DSD) Agreement, the Seller Co-Manufacturing Agreement and the Buyer Co- Manufacturing Agreement, subject to the continuing obligations of such Seller and its Affiliates pursuant to this Section 8.4(a)(i). In the event that any Seller or any of its Affiliates or representatives is requested or required to disclose any Company Confidential Information, such Seller shall notify the respective Buyer promptly of the request or requirement so that such Buyer may, at such Buyer’s sole cost and expense, seek an appropriate protective order or waive compliance with the provisions of this Section 8.4(a)(i). If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller or any of its Affiliates or representatives are compelled to disclose any Company Confidential Information to any Governmental Entity, such Seller may disclose the Company Confidential Information to the Governmental Entity; provided that such Seller shall use its commercially reasonable efforts to obtain, at the written request and expense of such Buyer, an order or other assurance that confidential treatment shall be accorded to such portion of the Company Confidential Information required to be disclosed as such Buyer shall designate. Notwithstanding the foregoing, for purposes of this Agreement, Company Confidential Information shall not include information that is or becomes generally available to the public other than as a result of a disclosure by such Seller or any of its Affiliates or representatives in violation of this Agreement or any other confidentiality obligation to which any of them is bound. (ii) “Company Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to the business, products, services, research and development, relationships, proprietary rights and goodwill of each Company, including: (i) non-public internal business information (including historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) non-public requirements of and specific contractual arrangements with customers, suppliers, contractors or other material business relations of each Company (excluding any Seller and any of its Affiliates) and their confidential information; (iii) trade secrets, know-how, source code and methods of operation, techniques, formulae and systems relating to the Products, the Private Label Products or any Company’s services and data, data bases, analyses, records, reports, manuals, documentation and models and relating thereto; (iv) inventions, innovations, improvements, developments and all similar or related information (whether or not patentable) of each Company; (v) non-public corporate business structure and business units of the Buyer Group; (vi) non-public acquisition plans, targets and strategies of the Buyer Group; and (vii) non-public financial and other business or strategic information of the Buyer Group and its affiliated investment funds and management entities.

70 LEGAL\67828860\11 (iii) Each Buyer Party covenants that, from and after the Closing, such Buyer Party shall not disclose, and shall cause each of its Affiliates and representatives to not disclose, and shall treat and hold as strictly confidential, all Sellers Confidential Information and, except as otherwise permitted by this Agreement, refrain from using any Sellers Confidential Information (other than for the benefit of the Sellers after the Closing Date). Upon the request of UQF at any time after the Closing Date, each Buyer Party shall deliver promptly to UQF or destroy all tangible embodiments (and all copies) of the Sellers Confidential Information that are in such Buyer Party’s possession or under such Buyer Party’s control and provide confirmation thereof in writing; provided that no Buyer Party nor any of their respective Affiliates will be obligated to return or destroy any Sellers Confidential Information that is contained in a computer system in accordance with its backup, security and/or disaster recovery procedures and no Buyer Party nor any of their respective Affiliates will be prohibited from retaining any Sellers Confidential Information required by applicable Law, regulation or professional standard or for legal compliance or other regulatory purposes or for accounting or Tax Return preparation purposes or to perform its obligations under the Transition Services Agreement, the Direct Store Delivery (DSD) Agreement, the Seller Co-Manufacturing Agreement and the Buyer Co- Manufacturing Agreement, subject to the continuing obligations of such Buyer Party and its Affiliates pursuant to this Section 8.4(a)(iii). In the event that any Buyer Party or any of its Affiliates or representatives is requested or required to disclose any Sellers Confidential Information, such Buyer Party shall notify UQF promptly of the request or requirement so that UQF may, at UQF’s sole cost and expense, seek an appropriate protective order or waive compliance with the provisions of this Section 8.4(a)(iii). If, in the absence of a protective order or the receipt of a waiver hereunder, any Buyer Party or any of its Affiliates or representatives are compelled to disclose any Sellers Confidential Information to any Governmental Entity, such Buyer Party may disclose the Sellers Confidential Information to the Governmental Entity; provided that such Buyer Party shall use its commercially reasonable efforts to obtain, at the written request and expense of UQF, an order or other assurance that confidential treatment shall be accorded to such portion of the Sellers Confidential Information required to be disclosed as UQF shall designate. Notwithstanding the foregoing, for purposes of this Agreement, Sellers Confidential Information shall not include information that is or becomes generally available to the public other than as a result of a disclosure by such Buyer Party or any of its Affiliates or representatives in violation of this Agreement or any other confidentiality obligation to which any of them is bound. (iv) “Sellers Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to the business, products, services, research and development, relationships, proprietary rights and goodwill of any Seller or any of its Affiliates, including: (i) non-public internal business information (including historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) non- public requirements of and specific contractual arrangements with customers, suppliers, contractors or other material business relations of any Seller or any of its Affiliates

71 LEGAL\67828860\11 (excluding any Company) and their confidential information; (iii) trade secrets, know-how, source code and methods of operation, techniques, formulae and systems relating to any Seller or any of its Affiliate’s products or services and data, data bases, analyses, records, reports, manuals, documentation and models and relating thereto; (iv) inventions, innovations, improvements, developments and all similar or related information (whether or not patentable) of any Seller or any of its Affiliates; (v) non-public corporate business structure and business units of any Seller or any of its Affiliates; (vi) non-public acquisition plans, targets and strategies of any Seller or any of its Affiliates; and (vii) non-public financial and other business or strategic information of any Seller or any of its Affiliates. (b) Non-Competition. Each Seller covenants that during the period commencing on the Closing Date and ending on the third (3rd) anniversary of the Closing Date (the “Restricted Period”), such Seller shall not, directly or indirectly, sell to Trader Joes, as a private label product, those private label products set forth in Section 8.4(b) of the Disclosure Letter. This Section 8.4(b) shall not prohibit or limit any Seller from selling to Trader Joes any product of the same type as any product listed on such schedule, so long as it is not a private label product of Trader Joes. (c) Non-Solicitation. (i) Each Seller covenants that during the Restricted Period, such Seller shall not, directly or indirectly, (x) induce or attempt to induce any In-Scope Employee that is a plant manager or a direct report to a plant manager of any Buyer Party who is employed by any Buyer Party to leave the employ of such Buyer Party, or in any way knowingly interfere adversely with the relationship between such Buyer Party and such In-Scope Employee that is a plant manager or a direct report to a plant manager or (y) actually hire any such In-Scope Employee that is a plant manager or a direct report to a plant manager who is or was, at any time within twelve (12) months of such proposed hiring, employed by any Buyer Party. Notwithstanding the foregoing, this Section 8.4(c)(i) shall not restrict any Seller or any of its Affiliates from (A) soliciting or hiring any employee whose employment has been terminated by any Buyer Party at least six months prior to the first date of such solicitation or hiring, or (B) any general solicitation for employment (including though third party recruiters or executive search firms) not directed at any Buyer Party or any of its employees. (ii) Each Buyer Party covenants that during the Restricted Period, such Buyer Party shall not, directly or indirectly, (x) induce or attempt to induce any plant manager or a direct report to a plant manager of any Seller with whom Buyer Party had material interactions with in relation to the transactions contemplated by this Agreement and who is employed by any Seller to leave the employ of such Seller, or in any way knowingly interfere adversely with the relationship between such Seller and such plant manager or direct report to a plant manager or (y) actually hire any such plant manager or direct report to a plant manager who is or was, at any time within twelve (12) months of such proposed hiring, employed by any Seller. Notwithstanding the foregoing, this Section 8.4(c)(ii) shall not restrict any Buyer Party or any of its Affiliates from (A) soliciting or hiring any employee whose employment has been terminated by any Seller at least six months prior to the first date of such solicitation or hiring, or (B) any general solicitation for employment

72 LEGAL\67828860\11 (including though third-party recruiters or executive search firms) not directed at any Seller or any of its employees. (d) Remedies. The Parties acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Section 8.4 and that, in such event, the non-breaching Party, its Affiliates, and their successors or assigns shall, in addition to any other rights and remedies existing in their favor, be entitled to seek specific performance, injunctive or other equitable relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Section 8.4. Any injunction shall be available without the posting of any bond or other security and without having to demonstrate irreparable harm. (e) Acknowledgment. Each Party acknowledges and agrees that (i) during the Restricted Period, the other Party and their respective Affiliates would be irreparably damaged if such Party were to breach or violate the applicable subsections of this Section 8.4 and that any such breach or violation by such Party would result in a significant loss of goodwill by such other Party for which money damages would be an insufficient remedy; (ii) the value of Company’s trade secrets and other Company Confidential Information or Sellers Confidential Information, as applicable, arises from the fact that such information is not generally known in the marketplace; (iii) such Company’s trade secrets and other Company Confidential Information or Sellers Confidential Information, as applicable, will have continuing vitality throughout and beyond the Restricted Period; (iv) such Party has and will have such sufficient knowledge of such Company’s trade secrets and other Company Confidential Information or Sellers Confidential Information, as applicable, that, if such Person were to breach or violate the applicable subsection of this Section 8.4 during the Restricted Period, such Party will cause irreparable harm to the other Party; (v) the covenants and agreements set forth in applicable subsection of this Section 8.4 are an additional consideration of the agreements and covenants of the Buyer Parties and the Sellers hereunder and were a material inducement to the Parties to enter into this Agreement and to perform their obligations hereunder, and that each Party and its respective Affiliates will not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the Parties if such Party breached the applicable subsections of this Section 8.4; (vi) the restrictions contained in this Section 8.4 are reasonable in all respects (including, with respect to subject matter, time period and geographical area) and are necessary to protect each Party’s interest in, and the value, that such Party is obtaining pursuant to this Agreement and the other Transaction Documents; (vii) immediately prior to the Closing and the transactions contemplated by this Agreement, the RW Seller has accrued substantial goodwill related to each Company, and the Buyers will be substantially compromised should the RW Seller be permitted to engage in any activity prohibited by the applicable subsections of this Section 8.4; and (viii) at the Closing, the Parties (directly and indirectly) shall receive valuable consideration with respect to the transactions contemplated by this Agreement, and therefore has a material economic interest in the consummation of the transactions contemplated hereby. Section 8.5 Release. (a) Sellers. (i) Effective upon the Closing, each Seller (on behalf of such Seller’s successors and assigns) hereby (x) irrevocably waives, releases and discharges each

73 LEGAL\67828860\11 Company (and its successors and assigns) from any and all Liabilities of any kind or nature whatsoever, whether in such Seller’s capacity as an equityholder of such Company or otherwise, as to facts, conditions, transactions, events or circumstances related to such Company prior to the Closing; provided, that nothing in this Section 8.5(a) shall waive, release or discharge any rights or Liabilities (A) under this Agreement, any other Transaction Document or the transactions contemplated hereby and thereby, or (B) with respect to indemnification under the Governing Documents of the Companies, and (y) covenants and agrees not to seek to recover any amounts released pursuant to clause (x) from the Buyers, the Companies and/or any other Buyer Indemnified Party (and/or any of their successors or assigns). (ii) Without limiting the foregoing, after the Closing, no Seller shall make (nor cause any of their respective Affiliates to make) any claim for indemnification against any Company by reason of the fact that such Seller was an equityholder of such Company with respect to any Proceeding brought by any Buyer Indemnified Party against such Seller for indemnification pursuant to Section 6.2(a) of this Agreement, and each Seller hereby acknowledges and agrees that such Seller shall have no claim or right to contribution or indemnity from either Company with respect to any amounts paid by such Seller pursuant to Section 6.2(a) of this Agreement; provided, that nothing in this Section 8.5(a) shall waive, release or discharge any rights of any Seller under this Agreement, any other Transaction Document or the transactions contemplated hereby and thereby. (iii) Each Seller understands that applicable Law may give it the right not to release existing claims of which it is not aware, unless it voluntarily chooses to waive this right. Having been so apprised of its rights, each Seller nevertheless hereby voluntarily elects to and does waive such rights, and elects to assume all risks for claims that exist, existed or may hereafter exist in its favor, known or unknown, arising out of or related to liabilities arising from any claims or other matters released pursuant to this Section 8.5(a). Each Seller acknowledges and agrees that the foregoing waiver is an essential and material term of this Agreement and that, without such waiver, the Buyers would not have agreed to the terms of this Agreement. (b) Buyers. (i) Effective upon the Closing, each Buyer Party on behalf of each Company and each Company’s successors and assigns hereby (x) irrevocably waives, releases and discharges each Seller (and its successors and assigns) from any and all Liabilities of any kind or nature whatsoever, whether in such Company’s capacity as a subsidiary or otherwise, as to facts, conditions, transactions, events or circumstances prior to the Closing; provided, that nothing in this Section 8.5(b) shall waive, release or discharge any Company from its rights or Liabilities under any Transaction Document to which it is a party and the transactions contemplated thereby, and (y) covenants and agrees not to seek to recover any amounts released pursuant to clause (x) from the Sellers and/or any other Seller Indemnified Party (and/or any of their successors or assigns). (ii) Each Buyer Party understands that applicable Law may give it the right not to release existing claims of which it is not aware, unless it voluntarily chooses to waive

74 LEGAL\67828860\11 this right. Having been so apprised of its rights, each Buyer Party nevertheless hereby voluntarily elects to and does waive such rights, and elects to assume all risks for claims that exist, existed or may hereafter exist in its favor, known or unknown, arising out of or related to liabilities arising from any claims or other matters released pursuant to this Section 8.5(b). Each Buyer Party acknowledges and agrees that the foregoing waiver is an essential and material term of this Agreement and that, without such waiver, the Sellers would not have agreed to the terms of this Agreement. Section 8.6 Consents Under Company Organizational Documents. The RW Seller agrees that by signing this Agreement, it hereby consents and waives any right to object that it may have had under the Governing Documents of each Company to the transactions contemplated by this Agreement and consents to the Buyers amending and restating the Governing Documents of each Company after the Closing Date on such terms and conditions as the Buyers shall deem advisable; provided that any such amendment shall comply with the provisions of Section 8.7. Section 8.7 Commitment Regarding Indemnification; Insurance And Release. (a) On or prior to the Closing Date, each Company shall have purchased (with the Buyers bearing one-hundred percent (100%) of the cost thereof) and each of the Buyer Parties agrees to cause such Company to maintain in effect for a period of six (6) years after the Closing Date, pre-paid, non-cancellable “run-off” directors and officers liability, fiduciary and employment practices liability insurance (“D&O Tail Policy”) covering those Persons who are covered as of the Closing Date under the then-existing respective policies covering such Persons and with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under the then-existing respective policies covering such Persons as of the Closing Date (or with such other terms, conditions, retentions and limits of liability as may be mutually agreed upon by UQF and the Equity Buyer), with respect to acts, omissions, circumstances or events existing or occurring at or prior to the Closing. (b) Buyer Parties covenant and agree that during the period that commences on the Closing Date and ends on the sixth anniversary of the Closing Date, no Buyer Party shall cause, or permit to occur, any amendment, modification, waiver or termination of any current provision of the Governing Documents of any Company containing exculpation from liability, rights to indemnification or advancement of expenses for current or former directors, managers or officers of any Company (“Covered Persons”). Buyer Parties shall, and shall cause each Company to, (i) perform and discharge the Company’s obligations to provide such indemnification, exculpation and advancement of expenses after the Closing with respect to matters occurring on or prior to the Closing (irrespective of whether any matter is asserted or claimed prior to, on or following the Closing) and (ii) cooperate in the defense of any such matter by any Covered Person. (c) Effective as of the Closing, each of the Buyer Parties, on behalf of itself and each Company and its respective Affiliates and each of its respective successors and assigns, fully and forever releases, remises and discharges the Covered Persons from any and all Liabilities relating to the Companies arising from any actions or omissions prior to the Closing, including claims and causes of action, both in law and in equity, which any such releasing party had, now has or may in the future have against the Covered Persons; provided that, notwithstanding the foregoing, no Covered Person shall be released from any action or omission for which such Covered Person

75 LEGAL\67828860\11 would not be entitled to indemnification under the current provisions of the Governing Documents of the Companies. (d) This Section 8.7 is intended to be for the benefit of, and shall be enforceable by, each of the Covered Persons and their respective heirs and legal representatives (and such Persons shall be third party beneficiaries of this Section 8.7) and shall not be deemed exclusive of any other rights to which a Covered Person is entitled, whether pursuant to law, Contract, Governing Documents or otherwise. (e) In the event any Buyer Party, any Company or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving Person of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Buyer Parties shall cause appropriate provision to be made so that the successors and assigns of such Buyer Party or Company shall assume the obligations set forth in this Section 8.7. Section 8.8 Buyer Guarantor. (a) In order to induce the Sellers to enter into this Agreement, the Buyer Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Sellers, as primary obligor and not merely as surety, the full and prompt payment, performance and discharge when due by (x) the Buyers of any and all obligations of the Buyers and (y) the Companies of any and all obligations of any Company to be performed after the Closing, in each case of clauses (x) and (y), in accordance with the terms hereof and the other Transaction Documents. The Buyer Guarantor hereby waives (i) notice of acceptance of this guarantee, (ii) presentment and demand concerning the liabilities of the Buyers and (iii) any right to require that any Proceeding be brought against any Buyer or any other Person, or to require that any Seller seek enforcement of any performance against any Buyer or any other Person to any Proceeding against the Buyer Guarantor under the terms hereof. The guarantee provided in this Section 8.8(a) shall not terminate upon any change of control of any Buyer, any Company, any Seller or the Buyer Guarantor, and the obligations of the Buyer Guarantor hereunder shall continue in full force and effect against the Buyer Guarantor notwithstanding any such change of control. (b) The Buyer Guarantor represents and warrants that (i) it is duly organized, validly existing and in good standing under the laws of State of Delaware, (ii) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement for purposes of this Section 8.8 and this Agreement has been duly executed and delivered by it and, assuming due authorization, execution and delivery by the other Parties, constitutes a valid and binding obligation of the Buyer Guarantor, enforceable against the Buyer Guarantor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles, and (iii) the execution, delivery and performance of this Agreement does not contravene any Law to which the Buyer Guarantor is subject or result in any breach of any Contract to which the Buyer Guarantor is a party, other than such contravention or breach that would not be material to Buyer Guarantor or impair the ability to perform its obligations under this Agreement.

76 LEGAL\67828860\11 Section 8.9 Payment of Retention Bonuses. Pursuant to the Retention Bonus Agreements, a Company has agreed to pay Retention Bonuses to the Continuing Employees who are a party to such Retention Bonus Agreements. The Sellers agree to pay (the “Retention Bonus Amount”) fifty percent (50%) of (a) the Retention Bonuses actually paid to Continuing Employees and (b) employer payroll taxes attributable to such Retention Bonuses actually paid pursuant to terms of the Retention Bonus Agreements, provided however that the Retention Bonus Amount payable by the Sellers shall not exceed Two Hundred Fifty Thousand Dollars ($250,000). Sellers’ obligation to pay the Retention Bonus Amount shall be paid from the Seller Indemnity Escrow Amount prior to its release to UQF following the twelve (12)-month anniversary of the Closing Date. Within two (2) Business Days after the twelve (12)-month anniversary of the Closing Date, Equity Buyer shall deliver to UQF a certificate executed by an officer or manager of the Equity Buyer listing (i) each Continuing Employee who is entitled to a Retention Bonus, (ii) the amount of the Retention Bonus to which such Continuing Employee is entitled, (iii) the employer payroll taxes attributable to such Retention Bonus, and (iv) the Retention Bonus Amount (which, for the avoidance of doubt, will be funded by Seller through this release from the Seller Indemnity Escrow Amount account and shall not exceed Two Hundred Fifty Thousand Dollars ($250,000)). The Retention Bonus Amount shall be released from the Seller Indemnity Escrow Amount directly to Buyer or an Affiliate of Buyer (including a Company). Buyer shall, or shall direct an Affiliate of Buyer (such as a Company) to process the aggregate amount of the Retention Bonuses through the payroll of Buyer or such Affiliate to be paid to the applicable Continuing Employee who is entitled to a Retention Bonus on the next regularly scheduled payroll date following the twelve (12)-month anniversary of the Closing Date. Section 8.10 Employment Matters. (a) Section 8.10(a(i)) of the Disclosure Letter sets forth a list of all employees of each Company and each Seller and their respective Affiliates (other than the Companies) to whom Buyer or an Affiliate of Buyer will offer employment in accordance with the terms of this Section 8.10(a) (collectively, “In-Scope Employees”). Immediately prior to the Closing, Sellers shall cause the RW Company to transfer the employment of all employees who are employed by the RW Company to UQF or an Affiliate of UQF (other than a Company). The Buyers or any of their respective Affiliates shall make an offer of employment to (i) each In-Scope Employee who is in active status as of the Closing Date, and (ii) each inactive In-Scope Employee who returns to service following the Closing Date but on or prior to the Transfer Date, in the case of clauses (i) and (ii), which employment would commence on a date no later than ninety (90) days following the Closing Date (such date, the “Transfer Date”). The Sellers and their respective Affiliates shall continue to employ the In-Scope Employees through the day prior to the Transfer Date, consistent with the terms of the Transition Services Agreement, and shall not terminate any In-Scope Employee during such period, other than for cause upon one (1) Business Day advance notice to the Equity Buyer, and promptly will notify the Equity Buyer of any In-Scope Employee who resigns between the Closing Date and the Transfer Date. Any In-Scope Employee who is not in active status as of the Closing Date or as of the Transfer Date shall remain employed by the Sellers and their respective Affiliates and the Buyers shall only be required to, or cause their respective Affiliates to, make an offer of employment to an inactive In- Scope Employee if such inactive In-Scope Employee returns to active status on or prior to the Transfer Date. The parties shall cooperate between the Closing Date and the Transfer Date to ensure that the Equity Buyer has all reasonably requested information needed to make offers of employment

77 LEGAL\67828860\11 to the active In-Scope Employees, and the Sellers will promptly notify the Equity Buyer of any In- Scope Employee who transitions to inactive status during the period between the Closing Date and the Transfer Date. The Sellers shall remain responsible for all costs, liabilities, and expenses associated with (i) any inactive In-Scope Employee during the inactive period that such individual remains employed by the Sellers and their respective Affiliates following the Closing until the date of hire of such individual by the Buyers or any of their respective Affiliates on or prior to the Transfer Date; (ii) any inactive In-Scope Employee who does not return to active status on or prior to the Transfer Date, irrespective of when such liabilities, costs, and expenses arise; (iii) the time period that any In-Scope Employee who rejects an offer of employment with Buyers or any of their respective Affiliates is not performing services for any Company, the Buyer Parties or any of their Affiliates, including any severance, end of service, or similar costs and expenses with respect to any termination by Seller or any of its Affiliates of the employment of such In-Scope Employee; and (iv) any employee of the Sellers and their respective Affiliates (other than the Companies) who is not an In-Scope Employee, irrespective of when such liabilities, costs, and expenses arise. Each In-Scope Employee who accepts an offer of employment with Buyers or any of their respective Affiliates as described in this Section 8.10 shall be hereinafter referred to as the “Continuing Employees,” and each a “Continuing Employee.” The Buyer Parties shall (i) be responsible for all costs, liabilities, and expenses associated with any Continuing Employee on and after the Transfer Date, and (ii) be responsible for all costs, liabilities, and expenses associated with any employee of the Buyers or their respective Affiliates who is not a Continuing Employee irrespective of when such liabilities, costs, and expenses arise. (b) Beginning on the Closing Date and continuing until not later than the day before the Transfer Date, the Sellers shall, or shall cause their applicable Affiliates to, (i) continue to employ the In-Scope Employees and provide payroll services for such In-Scope Employees, and (ii) allow the In-Scope Employees to participate in the Seller Employee Benefit Plans in accordance with the terms of the Seller Employee Benefit Plans, in the case of clauses (i) and (ii) unless the employment of such In-Scope Employee is terminated for cause or such In-Scope Employee resigns or dies. The Sellers shall, or shall cause their applicable Affiliates, to terminate the participation of each Continuing Employee in all Seller Employee Benefit Plans not later than the day before the Transfer Date. Except with respect to the In- Scope Employees as set forth in this Agreement or the Transition Services Agreement, the Buyers and their respective Affiliates (including the Companies) shall not have any liability with respect to any Seller Employee Benefit Plan, and the Sellers shall retain all such liabilities, costs, and expenses with respect to the Seller Employee Benefit Plans, irrespective of when they arise. To the extent that any costs, expenses, or liabilities under the Seller Employee Benefit Plans are imputed to Buyers or any Affiliate of Buyers, other than as contemplated under this Agreement or the Transition Services Agreement, the Sellers shall indemnify Buyers and/or their respective Affiliates with respect to such costs, expenses, or liabilities. (c) The Sellers shall be responsible for offering coverage under COBRA to any In- Scope Employee and/or qualified beneficiaries of In-Scope Employees for whom a “qualifying event” under COBRA occurs on or after the Closing, but prior to the Transfer Date (the “COBRA Participants”). The Buyer Parties shall be obligated to reimburse Sellers for the aggregate amount of any group health plan reimbursements paid under any of Seller’s group health plans with respect to any COBRA Participants to the extent to which such reimbursements exceed the aggregate amount of COBRA premiums paid by the COBRA participants.

78 LEGAL\67828860\11 (d) Set forth on Section 8.10(d) of the Disclosure Letter are those In-Scope Employees with outstanding awards under the Utz Brands, Inc. 2020 Omnibus Equity Incentive Plan. Sellers shall cause all unvested awards under the Utz Brands, Inc. 2020 Omnibus Equity Incentive Plan held by the individuals set forth on Section 8.10(d) of the Disclosure Letter to vest in full as of the Transfer Date, subject to such In-Scope Employees becoming Continuing Employees and commencing employment with Buyers or one of their Affiliates (the “RSU Acceleration”). (e) The Sellers and their respective Affiliates shall assign on the Closing Date to the Buyer designated in writing by the Equity Buyer all restrictive covenant agreements by and between any current or former In-Scope Employee and the Sellers or their respective Affiliates (other than the Companies), to the extent assignable under applicable Law and the respective agreements. In the event that such agreements are not assignable, the Sellers shall, and shall cause their respective Affiliates to, cooperate with the Buyers and their respective Affiliates to assert claims thereunder relating exclusively to the Business for the benefit of the Buyers and their respective Affiliates and the Sellers shall not, and shall cause their respective Affiliates not to, terminate or materially modify such restrictive covenant agreement. (f) Nothing in this Section 8.10 shall (A) prohibit the Buyers or any of their respective Affiliates from terminating the employment of any of their employees and does not guarantee employment to any Person, or (B) grant any third-party beneficiary rights under this Agreement to any Person, except as provided in Section 11.12. Section 8.11 Post-Closing Access To Books And Records. For a period of six (6) years after the Closing Date, Buyer Parties shall, and shall cause the Companies to, provide Sellers and their respective representatives access (including the right to photocopy at their own expense), during normal business hours and upon reasonable notice, to the books and records of the Companies, the Real Estate, the Equipment and the Business relating to periods prior to the Closing, to enable Sellers to prepare financial statements or Tax Returns, or respond to regulatory requests or for any other purpose for which the Equity Buyer consents to making such books and records accessible to the Sellers and their representatives (such consent not to be unreasonably withheld, conditioned or delayed); provided, that nothing in this Section 8.11 shall require any Buyer Party or any Company to share any information that such Buyer Party or such Company reasonably believes is not permitted to be disclosed to Sellers pursuant to Law or Contract. Unless otherwise consented to in writing by UQF, no Buyer Party shall, and no Buyer Party shall permit any Company, for a period of six (6) years following the Closing Date, to destroy, alter the substance or otherwise dispose of any such books and records, or any portions thereof, without first giving at least 30 days prior written notice to UQF and offering to allow Sellers a reasonable time period, to review such books and records prior to such destruction, alteration or disposal and at Sellers’ expense, to segregate and remove such books and records as UQF may select. Section 8.12 Employee Matters. (a) The Buyer Parties agrees that each Continuing Employee shall, for the period from the Closing Date, or if later, the Transfer Date, until December 31, 2024, be provided with: (i) (A) base wages or salaries that are at least equal to the base wage or salary payable to such Continuing Employee immediately prior to the Closing, and (B) to the

79 LEGAL\67828860\11 extent applicable to such Continuing Employee immediately prior to the Closing Date, target annual cash bonus opportunities (excluding equity-based incentives and long-term incentive programs, other than annual bonuses) comparable in the aggregate to those target annual cash bonus opportunities (excluding equity-based incentives and long-term incentive programs, other than annual bonuses) provided to such Continuing Employee immediately prior to the Closing; and (ii) employee benefit plans and programs offered by Buyer or any professional employer organization engaged by Buyer (excluding any defined benefit, deferred compensation, retention bonus, severance, transaction payment, retiree life insurance, retiree medical insurance, and/or equity and equity-based compensation plans, programs, agreements, and arrangements) (collectively, “Buyer’s Benefit Programs”) that are comparable in the aggregate to the employee benefit plans and programs (excluding any defined benefit, severance, deferred compensation, retention bonus, transaction payment, retiree life insurance, retiree medical insurance, and/or equity and equity-based compensation plans, programs, agreements, and arrangements) provided to such Continuing Employee immediately prior to the Closing without material increase to the monthly costs of such benefits to each Continuing Employee. For the avoidance of doubt, Buyer shall have the discretion to determine the method by which such employee benefits (excluding any defined benefit, deferred compensation, retention bonus, severance, transaction payment, retiree life insurance, retiree medical insurance, and/or equity and equity-based compensation plans, programs, agreements, and arrangements) are made comparable in the aggregate to those employee benefits (excluding any defined benefit, deferred compensation, retention bonus, severance, transaction payment, retiree life insurance, retiree medical insurance, and/or equity and equity-based compensation plans, programs, agreements, and arrangements) offered to the Continuing Employees immediately prior to the Closing. (b) If the employment of any Continuing Employee is terminated without cause (with cause determined by Buyer and its Affiliates) by any Buyer Party or any Company on or after the Transfer Date but on or prior to December 31, 2024, then the Buyer Parties shall (or shall cause their respective Affiliates, including the Companies to) provide such Continuing Employee with the severance benefits set forth in Section 8.12(b) of the Disclosure Letter. (c) The Buyer Parties shall (and shall cause their respective Affiliates, including the Companies to): (i) credit each Continuing Employee with all service credited to such Continuing Employee as of the Closing in addition to service earned with any Buyer Party or Company after the Closing for purposes of vesting and eligibility under Buyer’s Benefit Programs (but not for benefit accrual purposes or to the extent it would result in duplication of benefits); (ii) use commercially reasonable efforts to waive any pre-existing condition exclusions, evidence of insurability requirements, actively at work requirements or waiting periods for participation and coverage applicable under Buyer’s Benefit Programs with respect to each Continuing Employee (and their dependents);

80 LEGAL\67828860\11 (iii) use commercially reasonable efforts to credit each Continuing Employee with any amounts paid under a Company Employee Benefit Plan or Seller Employee Benefit Plan prior to the Closing for purposes of satisfying any applicable deductible, coinsurance or out-of-pocket requirements for the plan year that includes the Closing Date as if such amounts had been paid under a corresponding Buyer’s Benefit Program; and (iv) allow Continuing Employees to roll over their 401(k) account balances (excluding any outstanding loans) from a tax-qualified defined contribution plan sponsored by Seller or an Affiliate of Seller into one or more tax-qualified plans maintained by the Buyers or their Affiliates (or any professional employer organization engaged by Buyers or their Affiliates). (d) Without limiting the generality of this Section 8.12, nothing in this Section 8.12, express or implied, is intended to confer any rights, benefits, remedies, obligations or liabilities under this Agreement upon any Person (including any Continuing Employees) other than the Parties to this Agreement and their respective successors and assigns, except as otherwise provided in Section 11.12. Nothing contained in this Section 8.12 shall be construed as an amendment to any employee benefit plan. Section 8.13 Affiliate Arrangements. Effective as of the Closing, except for (i) this Agreement and any other Transaction Document, (ii) those Contracts set forth in Section 8.13 of the Disclosure Letter, and (iii) those Contracts being assigned to a Seller or its designee effective as of the Closing Date without any ongoing Liability of any Company, which Contracts in clauses (i)-(iii) will continue after the Closing in accordance with their terms as in effect on the Closing Date, all Contracts and intercompany accounts between and among any Company, on the one hand, and any Seller, its equityholders and any of its respective Affiliates (other than any Company), on the other hand, will automatically terminate in their entirety effective as of the Closing without any further actions by the Parties and thereby be deemed voided, cancelled and discharged in their entirety Section 8.14 Grand Rapids Pellet Frying Equipment. Within ninety (90) days of the Closing Date, but with at least two (2) Business Days prior written notice to UQF, the PA Real Estate Buyer shall disassemble, pack and remove the Grand Rapids Pellet Frying Equipment from its current Seller location, and transport such Grand Rapids Pellet Frying Equipment to a Buyer facility. The cost and expense of such disassembly, packing, removal and transportation, and any insurance with respect thereto, shall be the responsibility of Buyers. Title, risk of loss and all obligations to insure such Grand Rapids Pellet Frying Equipment shall pass to the PA Real Estate Buyer at Closing; provided, however, that, no Seller or Affiliate of any Seller shall use or operate the Grand Rapids Pellet Frying Equipment after the Closing without the prior written consent of the Equity Buyer. Section 8.15 Access To Information. (a) From the date hereof until the earlier of the Closing and the termination of this Agreement, the Sellers shall, and shall cause each Company to, (i) afford the Buyers and their representatives reasonable access upon reasonable prior notice to and the right to inspect all of the Real Estate and the properties, assets, premises, books and records, Contracts and other documents

81 LEGAL\67828860\11 and data of the Companies; (ii) furnish Buyers and their representatives with such financial, operating and other data and information related to the Companies (to the extent such data and information exists) as any Buyer or any of its representatives may reasonably request, but, in the case of clauses (i) and (ii), only to the extent that Sellers and the Companies may do so without violating any obligations to any third party and to the extent that Sellers and the Companies have the authority to grant such access without breaching any restrictions binding on them; and (iii) instruct the representatives of the Sellers and such Company to cooperate with such Buyer in its investigation of such Company. Notwithstanding anything in this Section 8.15 to the contrary, Buyers shall have no right to perform invasive or subsurface investigations of any of the Real Estate. Any investigation pursuant to this Section 8.15 shall be limited to the normal business hours of the Companies, and Buyers’ access shall be conducted in such manner so as not to interfere unreasonably with the conduct of the business of the Sellers, the Companies or the Business. Buyers shall coordinate its access rights with the Companies to reasonably minimize any inconvenience to or interruption of the conduct of the Business. (b) The Buyer Parties acknowledge that, pursuant to the right of access granted to Buyers under this Section 8.15, the Buyer Parties will become privy to confidential and other information of Sellers and the Companies and that such confidential information (which includes the Buyer Parties’ conclusions with respect to its evaluations) shall be held confidential by the Buyer Parties and their representatives in accordance with the NDA. The NDA shall terminate on the Closing Date unless this Agreement is terminated pursuant to Article X, in which case the NDA shall remain in full force and effect. (c) Notwithstanding anything to the contrary in this Agreement, no Seller nor any Company shall be required to disclose any information to Buyers if UQF reasonably believes such disclosure (i) constitutes competitively sensitive information or would cause significant competitive harm to the Companies, the Sellers, the Business or the Real Estate if the transactions contemplated by this Agreement are not consummated, (ii) would jeopardize any attorney-client, work product or other privilege, or (iii) would contravene any applicable Laws or fiduciary duty. Prior to the Closing, without the prior written consent of UQF, which may be withheld for any reason, no Buyer Party shall contact any suppliers to, or customers of, any Company or the Business; provided, that this shall not limit any Buyer Party from any contact with any of the foregoing unrelated to the transactions contemplated by this Agreement. Section 8.16 Conduct Of Business Prior To The Closing. From the date hereof until the earlier of the Closing and the termination of this Agreement, except as otherwise provided in this Agreement or consented to in writing by the Equity Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), each Seller shall cause each Company to, (a) conduct the business of such Company in the Ordinary Course of Business; (b) maintain and preserve intact the current business and franchise of such Company and to preserve in all material respects the current rights, franchises, goodwill and relationships of the In-Scope Employees (subject to Section 8.10(a)) and such Company’s customers, suppliers, regulators and others having material business relationships with such Company; and (c) not take any action of the type that, if taken after December 31, 2022 and prior to the date hereof, would have been required to be disclosed on Section 3.5 of the Disclosure Letter. Section 8.17 No Solicitation Of Other Bids.

82 LEGAL\67828860\11 (a) Sellers hereby agrees that, from and after the date of this Agreement and through the Closing or the earlier termination of this Agreement, the Sellers shall not, and shall use commercially reasonable efforts to cause their controlled affiliates, directors, officers, employees, advisors, agents and representatives not to, directly or indirectly encourage, solicit, initiate or participate in discussions or negotiations with, or provide any confidential information to, any Person other than Buyers Parties or any of their Affiliates and representatives concerning any (each, an “Acquisition Proposal”) (i) merger of any Company or any Seller or any of its subsidiaries that holds assets of the Business that are being sold to the Buyers pursuant to this Agreement, (ii) sale, transfer or other disposition of the business or assets of any Company or that comprise the Plants or any material part thereof, (iii) sale, transfer or other disposition of any equity interest or other securities of any Company or of any Seller or any of its subsidiaries that holds assets of the Business that are being sold to the Buyers pursuant to this Agreement, or any of their respective subsidiaries, or (iv) a similar transaction involving any Company or any Seller that holds assets of the Business that are being sold to the Buyers pursuant to this Agreement or any of their respective subsidiaries (whether structured as a merger, recapitalization, joint venture, stock sale, asset sale or other form of transaction), in each case other than the sale of assets in the ordinary course of business or pursuant to the GH Restructuring. (b) In addition to the other obligations under this Section 8.17, from and after the date of this Agreement and through the Closing or the earlier termination of this Agreement, the Sellers shall promptly (and in any event within three (3) Business Days after receipt thereof by any Seller or its representatives) advise the Buyers of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which would reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same. (c) The Sellers agree that the rights and remedies for noncompliance with this Section 8.17 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach may cause irreparable injury to the Buyers and that money damages would not provide an adequate remedy to the Buyers. Section 8.18 Consents. (a) The Parties shall use commercially reasonable efforts to give prior to the Closing all notices, and obtain prior to the Closing all consents, required under the Contracts set forth in Section 8.18(a) of the Disclosure Letter. (b) If any consent, approval or authorization necessary to preserve any right or benefit under any Contract to which either Company is a party is not obtained prior to the Closing, each Buyer shall (and shall cause each Company to) use its commercially reasonable efforts to obtain such consent, approval or authorization as promptly as possible subsequent to the Closing, and in connection with such efforts, each Seller shall reasonably cooperate with each such Buyer and such Company in accordance with the terms of the Transition Services Agreement in attempting to obtain such consent, approval or authorization.

83 LEGAL\67828860\11 (c) The Parties acknowledge and agree that certain mutually agreed upon Contracts to which a Seller (exclusively with respect to the Business) is a party will be assigned to a Buyer (or a Company) as provided in the Transition Services Agreement. Section 8.19 RWI Insurance. On or after the date hereof, each Buyer Party shall not, and shall not permit any of its Affiliates or respective representatives to, amend, waive or otherwise modify any provision of the RWI Policy in a manner that is adverse to any Seller or any of its respective Affiliates, officers, directors, managers, trustees, agents, representatives or equityholders (as applicable) without UQF’s prior written consent; provided that there shall be no amendment, waiver or other modification of the subrogation provisions of the RWI Policy. The Buyer Parties shall satisfy all conditions of the RWI Policy to ensure that the RWI Policy remains in full force and effect throughout its policy period. Section 8.20 License. Effective as of the Closing, UQF hereby grants each Company a perpetual, irrevocable, fully paid-up, royalty free, worldwide, non-assignable (except as set forth in this Section 8.20) license to use and modify the manufacturing processes and related know-how and documentation, if any, owned by UQF or any of its Affiliates that (a) are used by any Company, UQF or any of its Affiliates to manufacture Products, for use in connection with current and future Products or (b) are used by any Company, UQF or any of its Affiliates to manufacture Private Label Products, in connection with current and future Private Label Products. Each Company may sublicense its rights under this license, without expanding the scope of the license, to (i) its current and future Affiliates, and (ii) contractors engaged to manufacture any current or future Products. Each Company may assign its rights under this license, without expanding the scope of the license, to a successor in connection with a merger, sale of all or substantially all of its assets, or sale or other divestiture of any of the current or future Products or associated trademarks and such Company shall give UQF written notice of any such assignment within 30 days after such assignment. ARTICLE IX CONDITIONS TO CLOSING Section 9.1 Conditions To Obligations Of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following: no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of the transactions contemplated by this Agreement or causing any of the transactions contemplated by this Agreement to be rescinded following completion thereof. Section 9.2 Conditions To Obligations Of The Buyers. The obligations of the Buyers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Equity Buyer’s waiver, at or prior to the Closing, of each of the following conditions: (a) Representations And Warranties. (i) Each of the representations and warranties of each Seller set forth in Article III and Article IV (other than the Sellers Fundamental Representations), shall be

84 LEGAL\67828860\11 true and correct (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein (other than in Section 3.5(a) or use of the following terms: “Material Contract,” “Material Customer” or “Material Vendor”)) as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except, in each case, to the extent such failure of the representations and warranties to be so true and correct has not had a Material Adverse Effect; and (ii) Each Sellers Fundamental Representation shall be true and correct in all respects (other than de minimis failures to be true and correct) as of the Closing Date as though then made (or if such representation or warranty relates to a specific date, such representation or warranty shall be true and correct in all respects (other than de minimis failures to be true and correct) as of such date). (b) Performance And Obligations. Each Seller shall have performed and complied in all material respects with each of the covenants and agreements contained in this Agreement that such Seller was required to perform or comply with prior to the Closing. (c) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect. (d) Transaction Documents. Sellers shall have delivered, or caused to be delivered, to Buyers the Closing deliverables set forth in Section 2.5(b). (e) GH Restructuring. Sellers shall have delivered, or caused to be delivered, to Buyers executed versions of the written consents evidencing the consummation of the GH Restructuring (in the forms previously provided to the Buyers). (f) Sellers Officer’s Certificate. Sellers shall have delivered, or caused to be delivered, to the Buyers a duly executed certificate from an officer of each Seller, dated as of the Closing Date, certifying that the conditions set forth in Section 9.2(a), Section 9.2(b) and Section 9.2(c) have each been satisfied. Section 9.3 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or UQF’s waiver, at or prior to the Closing, of each of the following conditions: (a) Representations and Warranties. (i) Each of the representations and warranties of the Buyer Parties, set forth in Article V (other than the Buyers Fundamental Representations), shall be true and correct (without giving effect to any materiality or Material Adverse Effect qualifiers contained therein) as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except, in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on such Buyer Party’s

85 LEGAL\67828860\11 ability to consummate the transactions contemplated by this Agreement on a timely basis; and (ii) Each Buyers Fundamental Representation shall be true and correct in all respects (other than de minimis failures to be true and correct) as of the Closing Date as though then made (or if such representation or warranty relates to a specific date, such representation or warranty shall be true and correct in all respects (other than de minimis failures to be true and correct) as of such date). (b) Performance and Obligations. Each Buyer Party shall have performed and complied in all material respects with each of the covenants and agreements contained in this Agreement that such Buyer Party was required to perform or comply with prior to the Closing. (c) Buyer Parties Officer’s Certificate. Buyer Parties shall have delivered, or caused to be delivered, to Sellers a duly executed certificate from an officer of each Buyer Party, dated as of the Closing Date, certifying that the conditions set forth in Section 9.3(a) and Section 9.3(b) have each been satisfied. (d) Transaction Documents. Buyer Parties shall have delivered, or caused to be delivered, to Sellers the Closing deliverables set forth in Section 2.5(c). Section 9.4 Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in Section 9.1, Section 9.2 or Section 9.3 that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing. ARTICLE X TERMINATION Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing only as follows: (a) by the mutual written consent of UQF and the Equity Buyer; (b) by UQF or the Equity Buyer, by written notice to such other Party if any applicable Law is in effect making the consummation of the transactions contemplated by this Agreement illegal or any final, non-appealable Order is in effect permanently preventing the consummation of the transactions contemplated by this Agreement; provided that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement contained in this Agreement is the cause of, or has resulted in, such final, non-appealable Order; (c) by UQF or the Equity Buyer, by written notice to such other Party if the consummation of the transactions contemplated by this Agreement shall not have occurred on or before the four-month anniversary of the date of this Agreement (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to UQF, if any Seller, or to the Equity Buyer, if any Buyer Party, has materially breached or failed to perform, as applicable, any of its representations, warranties, covenants or agreements contained in this

86 LEGAL\67828860\11 Agreement and such breach or failure to perform is the cause of, or has resulted in, the failure of the transactions contemplated by this Agreement to be consummated on or before the Outside Date; (d) by UQF, if any Buyer Party breaches any of its respective representations or warranties contained in this Agreement or breaches or fails to perform in any material respect any of its respective covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to a failure of any condition precedent to the obligations of the Sellers to consummate the transactions set forth in Section 9.1 or Section 9.3, and (ii) has not been cured within twenty (20) Business Days after the date of receipt by the Equity Buyer of written notice from UQF of such breach or failure to perform and UQF has not waived in writing such breach or failure to perform; and (e) by the Equity Buyer, if any Seller breaches any of its respective representations or warranties contained in this Agreement or breaches or fails to perform in any material respect any of its respective covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to a failure of any condition precedent to the obligations of the Buyer Parties to consummate the transactions set forth in Section 9.1 or Section 9.2, and (ii) has not been cured within twenty (20) Business Days after the date of receipt by UQF of written notice from the Equity Buyer of such breach or failure to perform and the Equity Buyer has not waived in writing such breach or failure to perform. Section 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall immediately become null and void, without any Liability on the part of any Party or any other Person, and all rights and obligations of each Party under this Agreement shall cease; provided that (a) the provisions of this Section 10.2, Section 8.8, Section 8.15(b) (last sentence), Article XI and any defined terms used in such sections shall survive any termination of this Agreement and remain in full force and effect and (b) no such termination shall relieve any Party from any Liability arising out of or incurred as a result of its Fraud or its willful breach of this Agreement. A failure of any Party to consummate the transactions contemplated by this Agreement in breach of this Agreement shall be deemed to be a willful breach (in the case of the Buyer Parties, whether or not the Buyer Parties had sufficient funds available to consummate the transactions contemplated by this Agreement). ARTICLE XI MISCELLANEOUS Section 11.1 Amendment And Waiver.No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Equity Buyer and UQF. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence. Section 11.2 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be

87 LEGAL\67828860\11 deemed to have been given when personally delivered, or upon transmission (with confirmation of transmission) by email (if no failure message is received) if successfully transmitted during normal business hours and, if not, the next Business Day after successful transmission, or the next Business Day when sent by reputable overnight express courier (charges prepaid) to the addresses indicated below (unless another address is specified in writing pursuant to the provisions of this Section 11.2): Notices to the Sellers: Utz Quality Foods, LLC 900 High Street Hanover, PA 17331 Attn: Cary Devore Email: cdevore@utzsnacks.com with a copy to Utz Quality Foods, LLC 900 High Street Hanover, PA 17331 Attn: Theresa R. Shea Email: tshea@utzsnacks.com and Cozen O’Connor One Liberty Place 1650 Market Street, Suite 2800 Philadelphia, PA 19103 Attn: Larry P. Laubach Email: llaubach@cozen.com Notices to the Buyer Parties and (after the Closing) the Companies: Healthy Snacks Holdco LLC 1062 Lancaster Ave, Suite 30B Bryn Mawr, PA 19010 Attn: c/o Board of Directors Email: Kristen@uchmk.com with a copy to (which shall not constitute notice): Winston & Strawn LLP 333 S. Grand Ave., 37th Floor Los Angeles, CA 90071 Attn: Eva H. Davis and Brendan P. Mace Email: evadavis@winston.com bmace@winston.com Section 11.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated (including by operation of Law) by any Seller without the prior written consent of the Equity Buyer or by any Buyer Party without the prior written consent of UQF, provided that the Buyers may, without the consent of any Person, assign in whole or in part its rights and obligations pursuant to this Agreement to one or more of their respective Affiliates, or to any of their financing sources as collateral security; provided however that any such assignment shall not relieve the Buyers of any of their obligations under this Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each Party and each Party’s successors and permitted assigns. Section 11.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision

88 LEGAL\67828860\11 of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Upon such a holding, the Equity Buyer and UQF shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Section 11.5 Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in the Disclosure Letter or any Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation.” The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. Except where otherwise provided, all amounts in this Agreement are stated and shall be paid in United States currency. The Parties and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. This Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction. Reference in this Agreement to any Law shall be deemed to also refer to all rules and regulations promulgated thereunder and any successor to such Law, rules or regulations. Section 11.6 Entire Agreement; Disclosure Letter. (a) The Disclosure Letter referred to herein and the recitals to this Agreement are each hereby incorporated in and made a part of this Agreement. This Agreement, the other Transaction Documents and the NDA contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way (including the letter of intent dated December 14, 2023 between Buyer Guarantor and UQF with respect to the transactions contemplated hereby). (b) The Disclosure Letter has been arranged for purposes of convenience in separately titled sections corresponding to the sections of this Agreement; however, each section of the Disclosure Letter shall be deemed to incorporate by reference all information disclosed in any other section of the Disclosure Letter to which (i) a reference thereto is made, or (ii) if such information can reasonably be interpreted from the face of the applicable section of the Disclosure Letter as having application to such other section of the Disclosure Letter, notwithstanding the absence of a cross-reference contained therein. The inclusion of any information or disclosure in the Disclosure Letter (or any supplemental disclosure) shall not be deemed an admission or acknowledgement that such information is relevant or material for purposes of this Agreement or that such information has had or would have a Material Adverse Effect, is material to or outside the Ordinary Course of

89 LEGAL\67828860\11 Business. The inclusion of any information or disclosure in the Disclosure Letter relating to any possible breach or violation of any Contract or Law shall not be construed as an admission (including to any third party or Governmental Entity) or that any such breach or violation exists or has actually occurred. Matters may be disclosed on any section of the Disclosure Letter for information purposes only. Section 11.7 Counterparts; Electronic Delivery. This Agreement and the other Transaction Documents may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine, email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine, email or other electronic transmission as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense. Section 11.8 Governing Law. The Law of the State of Delaware shall govern (i) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (ii) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the state of Delaware. Section 11.9 Waiver Of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 11.10 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of Section 8.4 were not performed in accordance with their specific terms or otherwise were breached. Accordingly, each Party agrees that the other Parties shall be entitled to seek, in addition to any other remedy which it may be entitled to at law or in equity, an injunction or injunctions (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of Section 8.4, and, in each case, to enforce specifically the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter. Section 11.11 Arbitration. Except for Disputes seeking specific performance or other equitable relief pursuant to Section 11.10, all Disputes must be submitted exclusively to arbitration for resolution. The arbitration is to be administered by JAMS, Inc. (“JAMS”) according to its then-applicable JAMS Comprehensive Arbitration Rules & Procedures (collectively, “JAMS Rules”), except as otherwise set forth herein.

90 LEGAL\67828860\11 (a) The Parties agree that the Equity Buyer or UQF may commence arbitration in respect of a claim by delivering to the other Parties and to JAMS a written demand for arbitration. In addition, the Parties agree that (i) one arbitrator shall be appointed pursuant to the JAMS Rules to conduct any such arbitration, (ii) such arbitrator shall have at least fifteen (15) years of experience with respect to asset or equity purchase agreements and complex commercial Contracts, (iii) all meetings of the Parties and all hearings with respect to any such arbitration shall take place in Wilmington, Delaware, and (iv) the language of the arbitration shall be English. (b) In addition, the Parties agree that (i) the arbitrator shall have no authority to make any decision, judgment, ruling, finding, award or other determination that does not conform to the terms and conditions of this Agreement (as executed and delivered by the Parties), and (ii) the arbitrator shall have no greater authority to award any relief than a court having proper jurisdiction would have. The existence of any arbitration proceedings and any decision, judgment, ruling, finding, award or other determination of the arbitrator and any discovery and/or information disclosed in the course of any arbitration hereunder (collectively, the “Arbitration Information”) shall be kept confidential by the Parties in accordance with Section 8.4(a), and in the event that a Party wishes to file a motion to vacate or confirm such decision, judgment, ruling, finding, award or other determination, to the extent possible, that Party will keep commercially sensitive information under seal. (c) In the event that any Party or any of such Party’s Affiliates or representatives is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Arbitration Information (the “Disclosing Party”), Equity Buyer, on behalf of such Disclosing Party which is a Buyer Party, shall notify UQF, or UQF, on behalf of such Disclosing Party which is a Seller, shall notify Equity Buyer, promptly of the request or requirement so that such other Party may seek an appropriate protective order or waive compliance with the provisions of this Section 11.11. If, in the absence of a protective order or the receipt of a waiver hereunder, the Disclosing Party or any of its Affiliates or representatives believes in good faith, upon the advice of legal counsel, that it is compelled to disclose any such Arbitration Information, such Disclosing Party may disclose such portion of the Arbitration Information as it believes in good faith, upon the advice of legal counsel, it is required to disclose; provided that the Disclosing Party shall, upon the written request and expense of Equity Buyer or UQF, as applicable, use commercially reasonable efforts to obtain an order or other assurance that confidential treatment shall be accorded to such portion of the Arbitration Information required to be disclosed as such other Party shall request. Notwithstanding anything in this Section 11.11 to the contrary, the Parties shall have no obligation to keep confidential any Arbitration Information that is or becomes generally known to the public, other than as a result of the Disclosing Party’s acts or omissions or the acts or omissions of such Disclosing Party’s Affiliates or representatives, or that is required to be disclosed by Law or stock exchange requirement. The Parties agree that, subject to the right of any Party to move to vacate or confirm any decision, judgment, ruling, finding, award or other determination of an arbitration as provided in this Section 11.11, the decision, judgment, ruling, finding, award or other determination of any arbitration under the JAMS Rules shall be final, conclusive and binding on all of the Parties. Judgment on the decision, judgment, ruling, finding, award or other determination of any arbitration may be entered in any court of competent jurisdiction, and any Party may institute litigation in any

91 LEGAL\67828860\11 court of the United States or any state thereof having jurisdiction over the Parties and the matter to enforce any final decision, judgment, ruling, finding, award or other determination of the arbitration. Section 11.12 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder (other than in respect of the Buyer Indemnified Parties and the Seller Indemnified Parties and the Covered Persons who are express third-party beneficiaries hereunder and entitled to enforce certain obligations hereunder). Section 11.13 Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof. Section 11.14 Provision Respecting Legal Representation. (a) Each of the Parties hereby agrees, on its own behalf and, as applicable, on behalf of its owners, directors, managers, officers, employees and Affiliates, that, following consummation of the transactions contemplated by this Agreement, Cozen O’Connor, Hogan Lovells (or any of its successors) (collectively, “Designated Counsel”) may serve as counsel to the Seller Indemnified Parties or any individual member thereof or any Affiliate of any member of the Seller Indemnified Parties, in connection with any Proceeding arising out of or relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, notwithstanding any current or prior representation of either Company and each of the Parties hereby consents thereto and waives any conflict of interest arising therefrom, and each of such Parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation. (b) The attorney-client privilege and attorney work-product protection arising from the Designated Counsel’s and such other legal counsel’s representation of any Seller, any of their Affiliates and either Company prior to the Closing concerning this Agreement, the other Transaction Documents (including with respect to items disclosed in the Disclosure Letter) or the transactions contemplated hereby and thereby, and all information and documents subject to such privilege or protection, shall belong and be assigned to and be controlled by UQF, shall not constitute an asset of either Company and may be waived only by UQF, and shall not pass or be claimed, asserted or used by any Buyer Party or either Company; provided, however, that in the event of a dispute between either Company and a third party after the Closing Date, such Company may assert the attorney-client privilege and attorney work-product protection to prevent disclosure of confidential communications to such third party. (c) Each of the Buyer Parties hereby acknowledges and agrees that any disclosure to, or access by, any Buyer Party of information that may be confidential or subject to a claim of attorney-client privilege or attorney work-product protection attaching as a result of Designated Counsel’s or such other legal counsel’s representation of any Seller, any of their Affiliates and either Company prior to the Closing will not prejudice or otherwise constitute a waiver of any claim of such privilege or protection.

92 LEGAL\67828860\11 [Signature page follows]

[Signature Page to Purchase Agreement] IN WITNESS WHEREOF, each of the undersigned has caused this Purchase Agreement to be duly executed as of the date first above written. BUYERS: HEALTHY SNACKS HOLDCO LLC By: /s/ Michael Karp Name: Michael Karp Title: Director PENNSYLVANIA TORTILLA MANUFACTURING LLC By: /s/ Michael Karp Name: Michael Karp Title: Director NORTH CAROLINA TORTILLA MANUFACTURING LLC By: /s/ Michael Karp Name: Michael Karp Title: Director BUYER GUARANTOR: BEST SNACKS, LLC By:/s/ Michael Karp Name: Michael Karp Title: Director

[Signature Page to Purchase Agreement] SELLERS: Utz Quality Foods, LLC By: /s/ Theresa Shea Name: Theresa Shea Title: Executive Vice President & General Counsel Condor Snack Foods, LLC By: /s/ Theresa Shea Name: Theresa Shea Title: Executive Vice President & General Counsel R.W. Garcia Holdings, LLC By: /s/ Theresa Shea Name: Theresa Shea Title: Executive Vice President & General Counsel GH Pop Holdings LLC By: /s/ Theresa Shea Name: Theresa Shea Title: Executive Vice President & General Counsel

LEGAL\67828860\11 EXHIBIT A FORM OF RETENTION BONUS AGREEMENT See attached.

LEGAL\67828860\11 EXHIBIT B FORM OF ESCROW AGREEMENT See attached.

LEGAL\67828860\11 EXHIBIT C FORM OF TRANSITION SERVICES AGREEMENT See attached.

LEGAL\67828860\11 EXHIBIT D FORM OF DIRECT STORE DELIVERY (DSD) AGREEMENT See attached.

LEGAL\67828860\11 EXHIBIT E RWI INSURANCE BINDER See attached.

LEGAL\67828860\11 EXHIBIT F FORM OF BILL OF SALE See attached.

LEGAL\67828860\11 EXHIBIT G ASSIGNMENT AND ASSUMPTION AGREEMENT See attached.

LEGAL\67828860\11 EXHIBIT H LEGAL DESCRIPTION OF KEYSTONE REAL ESTATE See attached.

LEGAL\67828860\11 EXHIBIT I LEGAL DESCRIPTION OF LINCOLNTON REAL ESTATE See attached.

LEGAL\67828860\11 EXHIBIT J FORM OF KEYSTONE DEED See attached.

LEGAL\67828860\11 EXHIBIT K FORM OF LINCOLNTON DEED See attached.

LEGAL\67828860\11 EXHIBIT L FORM OF SELLER CO-MANUFACTURING AGREEMENT See attached.

LEGAL\67828860\11 EXHIBIT M FORM OF BUYER CO-MANUFACTURING AGREEMENT See attached.

LEGAL\67828860\11 EXHIBIT N FORM OF DOMAIN NAME ASSIGNMENT See attached.